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Filed Pursuant to Rule 424(b)(5)
Registration No. 333-180640

The information in this preliminary prospectus supplement is not complete and may be changed. This preliminary prospectus supplement and the accompanying prospectus are not an offer to sell these securities, nor a solicitation of an offer to buy these securities, in any jurisdiction where the offering is not permitted.

SUBJECT TO COMPLETION, DATED JANUARY 16, 2013

Preliminary Prospectus Supplement
(To Prospectus Dated April 10, 2012)

                        Shares

% Series L Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)

         We are offering to the public                        of our        % Series L Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share, which we refer to as the "Series L Preferred Shares".

         Dividends on the Series L Preferred Shares will be cumulative from the date of original issue of this series and payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing on April 1, 2013, at the rate of        % of the liquidation preference per annum, or $            per Series L Preferred Share per annum.

         Except in instances relating to preservation of our status as a real estate investment trust, the Series L Preferred Shares are not redeemable until January     , 2018. On and after January     , 2018, we may redeem the Series L Preferred Shares in whole at any time or in part from time to time at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date of redemption. The Series L Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed.

         We intend to file an application to list the Series L Preferred Shares on the New York Stock Exchange ("NYSE"). If this application is approved, trading of the Series L Preferred Shares on the NYSE is expected to begin within 30 days following the date of original issue of the Series L Preferred Shares.

         See "Risk Factors" beginning on page S-6 of this prospectus supplement and under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011 for a discussion of the risks relevant to an investment in our Series L Preferred Shares.

         Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or passed upon the adequacy or accuracy of this prospectus supplement and the accompanying prospectus. Any representation to the contrary is a criminal offense.

	Per Share	Total(3)
Public offering price(1)	$	$
Underwriting discount(2)	$	$
Proceeds, before expenses, to us(1)(2)	$	$

(1)
Plus accrued dividends, if any, from the date of original issue.

(2)
For sales to certain institutions, the underwriting discount will be $            per share resulting in proceeds, before expenses, to us of $            per share and resulting in total proceeds, before expenses, to us of $            . See "Underwriting".

(3)
Assumes no exercise of over-allotment option.

         The underwriters may also purchase up to an additional                        shares of the Series L Preferred Shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any.

         The underwriters expect that the Series L Preferred Shares will be ready for delivery in book-entry form through The Depository Trust Company on or about January     , 2013.

Joint Book-Running Managers

BofA Merrill Lynch	Citigroup	Morgan Stanley
UBS Investment Bank		Wells Fargo Securities

Co-Managers

Barclays	BNY Mellon Capital Markets, LLC	Credit Suisse
Deutsche Bank Securities	Jefferies	J.P. Morgan

January     , 2013

        We have provided you only with the information contained in this prospectus supplement and the accompanying prospectus, including the information incorporated by reference in the accompanying prospectus. We have not, and the underwriters have not, authorized anyone to give you different or additional information. Neither we nor the underwriters take responsibility for, or can provide any assurance as to the reliability of, any other information that others may give you. We are not, and the underwriters are not, making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus supplement or the information incorporated by reference in the accompanying prospectus is accurate as of any date after their respective dates. Our business, financial condition, results of operations and prospects may have changed since those dates.

i

ABOUT THIS PROSPECTUS SUPPLEMENT

        This document is in two parts. The first part is this prospectus supplement, which adds to and updates information contained in the accompanying prospectus. The second part, the accompanying prospectus, provides more general information, some of which may not apply to this offering. Generally, when we refer to this prospectus supplement, we are referring to both parts of this document combined. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying prospectus, on the other hand, you should rely on the information in this prospectus supplement.

        Before purchasing any securities, you should carefully read both this prospectus supplement and the accompanying prospectus, together with the additional information described under the heading "Available Information," in the accompanying prospectus.

        All dollar amounts are in U.S. dollars unless otherwise noted.

ii

 SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

        Certain statements contained in this prospectus supplement and the accompanying prospectus, or incorporated by reference in the accompanying prospectus, constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this prospectus supplement and the accompanying prospectus or the documents incorporated by reference in the accompanying prospectus. We also note the following forward-looking statements that have been incorporated by reference into the accompanying prospectus: in the case of our development and redevelopment projects, the estimated completion date, estimated project cost and cost to complete such projects; and estimates of future capital expenditures, dividends to common and preferred shareholders and operating partnership distributions. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements and our future results and financial condition, see "Item 1A. Risk Factors" of our Annual Report on Form 10-K for the year ended December 31, 2011.

        For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus supplement, the accompanying prospectus or any document incorporated by reference in the accompanying prospectus, as applicable. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of this prospectus supplement or to reflect the occurrence of unanticipated events. You should, however, review the factors and risks we describe in the reports we file from time to time with the SEC. See "Available Information" in the accompanying prospectus.

iii

PROSPECTUS SUPPLEMENT SUMMARY

        The following information may not contain all the information that may be important to you. You should read this entire prospectus supplement and the accompanying prospectus, as well as the documents incorporated by reference in the accompanying prospectus, before making an investment decision. All references to "we," "our," "us" and "Vornado" in this prospectus supplement and the accompanying prospectus mean Vornado Realty Trust and its consolidated subsidiaries, except where it is clear that the term means only the parent company. All references to the "Operating Partnership" in this prospectus supplement and the accompanying prospectus mean Vornado Realty L.P. Unless indicated otherwise, all references to areas of properties provided in square feet or cubic feet in this prospectus supplement and the accompanying prospectus are approximations.

Vornado and the Operating Partnership

        We are a fully integrated real estate investment trust organized under the laws of Maryland. We conduct our business through, and substantially all of our interests in properties are held by, the Operating Partnership. We are the sole general partner of, and owned an approximately 93.8% of the common limited partnership interest in, the Operating Partnership as of September 30, 2012.

        As of September 30, 2012, Vornado Realty Trust, through the Operating Partnership, owned directly or indirectly all or portions of:

  •
  New York:

  •
  19.6 million square feet of office space in 30 properties;

  •
  2.0 million square feet of street retail in 47 properties;

  •
  the 1,700 room Hotel Pennsylvania;

  •
  a 32.4% interest in Alexander's, Inc. (NYSE: ALX), which owns six properties, including 731 Lexington Avenue, the 1.3 million square foot Bloomberg L.P. headquarters building;

  •
  Washington, D.C.:

  •
  73 properties aggregating 19.1 million square feet, including, 59 office properties aggregating 16.1 million square feet and seven residential properties containing 2,424 units;

  •
  Retail Properties:

  •
  113 strip shopping centers and single-tenant retail assets aggregating 15.5 million square feet, primarily in the northeast states and California;

  •
  six regional malls aggregating 5.2 million square feet located in the northeast/mid-Atlantic states and Puerto Rico;

  •
  Other Real Estate and Related Investments:

  •
  a 70% controlling interest in 555 California Street, a three building office complex in San Francisco aggregating 1.8 million square feet, known as the Bank of America Center;

  •
  Merchandise Mart—4.0 million square feet of showroom and office space, including the 3.5 million square foot Merchandise Mart in Chicago;

  •
  a 25.0% interest in Vornado Capital Partners, our $800 million real estate fund, of which we are the general partner and investment manager;

  •
  a 32.5% interest in Toys "R" Us, Inc.;

  •
  a 10.7% interest in J.C. Penney Company, Inc. (NYSE: JCP); and

  •
  other real estate and related investments, marketable securities and mezzanine loans on real estate.

Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 894-7000.

The Offering

Issuer	Vornado Realty Trust.
Shares Offered	of our Series L Preferred Shares (or of our Series L Preferred Shares if the underwriters' over-allotment option is exercised in full).
Dividends
Dividends on each Series L Preferred Share will be cumulative from the date of original issue of this series and are payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing April 1, 2013, at the rate of % of the liquidation preference per annum, or $ per Series L Preferred Share per annum.
Liquidation Preference	$25.00 per share, plus an amount equal to accrued and unpaid dividends (whether or not earned or declared).
Maturity
The Series L Preferred Shares have no maturity date, and we are not required to redeem the Series L Preferred Shares. Accordingly, the Series L Preferred Shares will remain outstanding indefinitely unless we decide to redeem them. We are not required to set aside funds to redeem the Series L Preferred Shares.
Ranking
The Series L Preferred Shares rank senior to our common shares and any other junior shares that we may issue in the future, and on parity with our Series A Convertible Preferred Shares, Series D-10 Cumulative Redeemable Preferred Shares, Series D-11 Cumulative Redeemable Preferred Shares, Series D-12 Cumulative Redeemable Preferred Shares, Series D-14 Cumulative Redeemable Preferred Shares, Series D-15 Cumulative Redeemable Preferred Shares, Series F Cumulative Redeemable Preferred Shares, Series G Cumulative Redeemable Preferred Shares, Series H Cumulative Redeemable Preferred Shares, Series I Cumulative Redeemable Preferred Shares, Series J Cumulative Redeemable Preferred Shares, Series K Cumulative Redeemable Preferred Shares and any other parity shares that we may issue in the future, in each case with respect to payment of dividends and distribution of assets upon liquidation, dissolution or winding up. We intend to contribute the net proceeds from the offering to the Operating Partnership in exchange for preferred units in the Operating Partnership (with economic terms that mirror the terms of the Series L Preferred Shares). These preferred units rank, as to distributions and upon liquidation, senior to the Class A Common Units of limited partnership interest in the Operating Partnership and on parity with the other preferred units in the Operating Partnership.
Conversion Rights	The Series L Preferred Shares are not convertible into or exchangeable for any property or any of our other securities.

Redemption at Option of Vornado	Except in instances relating to preservation of our status as a real estate investment trust, the Series L Preferred Shares are not redeemable until January , 2018. On and after January , 2018, we may redeem the Series L Preferred Shares, in whole at any time or in part from time to time, at a redemption price of $25.00 per share, plus any accrued and unpaid dividends through the date fixed for redemption. The Series L Preferred Shares have no maturity date and will remain outstanding indefinitely unless redeemed.
Voting Rights
You will generally have no voting rights. However, if dividends on the Series L Preferred Shares are in arrears for six quarterly dividend periods (whether or not consecutive), the holders of the Series L Preferred Shares (voting separately as a class with holders of all other series of parity preferred stock upon which like voting rights have been conferred and are exercisable) will have the right to elect two additional trustees to serve on our Board of Trustees until such dividend arrearage is eliminated. In addition, certain changes that would be material and adverse to the rights of holders of the Series L Preferred Shares cannot be made without the affirmative vote of holders of at least two-thirds of the outstanding Series L Preferred Shares and all other series of parity preferred shares upon which like voting rights have been conferred and are exercisable, voting as a single class. If any such changes would be material and adverse to holders of some but not all series of parity preferred shares, a vote of at least two-thirds of the holders of only the series materially and adversely affected would be required.
Listing
We intend to file an application to list the Series L Preferred Shares on the NYSE. If this application is approved, trading of the Series L Preferred Shares on the NYSE is expected to begin within 30 days following the date of original issue of the Series L Preferred Shares.
Use of Proceeds
We will contribute the net proceeds from this offering to the Operating Partnership in exchange for preferred units of the Operating Partnership. The Operating Partnership will use the net proceeds for general business purposes, which may include payment of the redemption or repurchase price for preferred stock and units.
Restrictions on Ownership
In order to maintain our qualification as a real estate investment trust for federal income tax purposes, ownership by any person of more than 9.9% of the outstanding preferred shares of any class is prohibited by our Declaration of Trust.
Settlement Date	Delivery of the Series L Preferred Shares will be made against payment therefor on or about January , 2013.

Form	The Series L Preferred Shares will be maintained in book-entry form registered in the name of the nominee of The Depository Trust Company, except under limited circumstances.
Risk Factors
See "Risk Factors" beginning on page S-6 of this prospectus supplement, as well as "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011, for a discussion of certain considerations relevant to an investment in our Series L Preferred Shares. The discussion under "Risk Factors" in this prospectus supplement updates, and to the extent inconsistent therewith supersedes, the discussion under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011.

RISK FACTORS

        You should carefully consider the risks described below before making an investment decision. The risks described below are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also impair our business operations. Our business, financial condition or results of operations could be materially adversely affected by any of these risks. The trading price of Series L Preferred Shares could decline due to any of these risks, and you may lose all or part of your investment. This prospectus supplement, the accompanying prospectus and the documents incorporated in the accompanying prospectus by reference also contain forward-looking statements that involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including the risks faced by us described below and under "Item 1A. Risk Factors" in our Annual Report on Form 10-K for the year ended December 31, 2011.

Series L Preferred Shares Are Equity and Are Subordinate to Our Existing and Future Indebtedness.

        Series L Preferred Shares are equity interests in Vornado Realty Trust and do not constitute indebtedness. As such, Series L Preferred Shares rank junior to all indebtedness and other non-equity claims on Vornado Realty Trust with respect to assets available to satisfy claims on Vornado Realty Trust, including in a liquidation of Vornado Realty Trust.

Your Interests Could Be Diluted by the Issuance of Additional Preferred Shares and by Other Transactions.

        Our Board of Trustees has the power to reclassify unissued preferred shares, and to amend our Declaration of Trust, without any action by our shareholders, to increase the aggregate number of shares or the number of shares of any class or series, including preferred shares, that we have authority to issue. The issuance of additional preferred shares on parity with or senior to Series L Preferred Shares would dilute the interests of the holders of Series L Preferred Shares, and any issuance of preferred stock senior to Series L Preferred Shares or of additional indebtedness could affect our ability to pay dividends on, redeem or pay the liquidation preference on Series L Preferred Shares. Series L Preferred Shares do not contain any provisions affording the holders of Series L Preferred Shares protection in the event of a highly leveraged or other transaction, including a merger or the sale, lease or conveyance of all or substantially all our assets or business, that might adversely affect the holders of Series L Preferred Shares, so long as the rights of the holders of Series L Preferred Shares are not materially and adversely affected.

Series L Preferred Shares May Not Have an Active Trading Market.

        Series L Preferred Shares are a new issue with no established trading market. Although we intend to apply to have Series L Preferred Shares listed on the NYSE, there is no guarantee that we will be able to list Series L Preferred Shares. Even if Series L Preferred Shares are listed on the NYSE, there may be little or no secondary market for Series L Preferred Shares. Even if a secondary market for Series L Preferred Shares develops, it may not provide significant liquidity and transaction costs in any secondary market could be high and may cease to exist altogether. As a result, the difference between bid and asked prices in any secondary market could be substantial.

Holders of Series L Preferred Shares Have Limited Voting Rights.

        Holders of Series L Preferred Shares have no voting rights with respect to matters that generally require the approval of voting shareholders. However, holders of Series L Preferred Shares will have the right to vote as a class on certain limited matters, as described under "Description of the Series L Preferred Shares—Voting Rights" below. In addition, if dividends on Series L Preferred Shares have not been declared or paid for the equivalent of six dividend payments, whether or not for consecutive dividend periods, holders of the outstanding shares of Series L Preferred Shares, together with holders of any other series of our preferred stock ranking on parity with Series L Preferred Shares with similar voting rights, will be entitled to vote for the election of two additional trustees to serve on our Board of Trustees, subject to the terms and to the limited extent described under "Description of the Series L Preferred Shares—Voting Rights." Subject only to the limited voting rights referred to above, the Series L Preferred Shares place no restrictions on our business or operations or on our ability to incur indebtedness or engage in any transactions.

USE OF PROCEEDS

        The net proceeds from the sale of the Series L Preferred Shares are estimated to be approximately $             million, (or approximately $             million if the underwriters' over-allotment option is exercised in full), after deducting the underwriting discount but prior to deducting estimated offering expenses payable by us.

        We intend to contribute the net proceeds from this offering to the Operating Partnership in exchange for                        units of        % Series L Preferred Units (the "Series L Preferred Units") in the Operating Partnership equal to the number of Series L Preferred Shares offered and sold hereby. The Operating Partnership will use the net proceeds from that issuance for general business purposes which may include redemption or repurchase of outstanding preferred stock and units. Pending such use, the net proceeds may be invested in short-term income-producing investments. The Series L Preferred Units have a distribution preference equal to the distribution preference on the Series L Preferred Shares and rank, as to distributions and upon liquidation, senior to the Class A Common Units of limited partnership interest in the Operating Partnership and on a parity with other preferred units in the Operating Partnership. See "Description of the Series L Preferred Shares—Ranking" for information about the ranking of the Series L Preferred Units.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED FIXED CHARGES
AND PREFERRED SHARE DIVIDEND REQUIREMENTS

        Our consolidated ratios of earnings to combined fixed charges and preference dividends for each of the fiscal years ended December 31, 2007, 2008, 2009, 2010 and 2011 and the nine months ended September 30, 2012 were as follows:

	Year Ended December 31,					Nine Months Ended September 30,
	2007	2008	2009	2010	2011	2012
Ratio of earnings to combined fixed charges and preference dividends	1.43	1.06	0.90	1.99	1.80	1.48

        For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

DESCRIPTION OF THE SERIES L PREFERRED SHARES

        The summary of certain terms and provisions of the        % Series L Cumulative Redeemable Preferred Shares of beneficial interest, with a liquidation preference of $25.00 per share (the "Series L Preferred Shares"), of Vornado Realty Trust contained in this prospectus supplement does not purport to be complete and is subject to, and qualified in its entirety by reference to, the terms and provisions of our Declaration of Trust, as amended and supplemented (the "Declaration of Trust"), our Bylaws and the Articles Supplementary setting forth the particular terms of the Series L Preferred Shares (the "Articles Supplementary"), copies of which are filed or incorporated by reference as exhibits to the registration statement of which this prospectus supplement and the accompanying prospectus form a part and are available from us. The following description of the particular terms of the Series L Preferred Shares supplements, and to the extent inconsistent with, replaces, the description of the general terms and provisions of our preferred shares of beneficial interest, no par value per share (the "Preferred Shares"), set forth in the accompanying prospectus.

General

        The Declaration of Trust authorizes the issuance of up to 720,000,000 shares of beneficial interest, consisting of 250,000,000 common shares of beneficial interest, $.04 par value per share (the "Common Shares"), 110,000,000 Preferred Shares and 360,000,000 excess shares, $.04 par value per share. The Preferred Shares may be issued from time to time in one or more series, without shareholder approval, with such designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof as established by our Board of Trustees.

        As permitted by Maryland law, the Declaration of Trust authorizes our Board of Trustees, without any action by our shareholders, to amend the Declaration of Trust from time to time to increase or decrease the aggregate number of shares of beneficial interest or the number of shares of beneficial interest of any class that we are authorized to issue. The effect of this provision in our Declaration of Trust is to permit our Board of Trustees, without shareholder action, to increase or decrease (a) the total number of authorized shares of beneficial interest of Vornado Realty Trust and/or (b) the number of authorized shares of beneficial interest of any one or more classes. Maryland law permits a real estate investment trust to have shares of beneficial interest that are assigned to a particular class as well as shares that are not assigned to a particular class but are available to be classified by the Board of Trustees at a later time. Thus, the total number of authorized shares of beneficial interest may exceed the total number of authorized shares of all classes. Currently, all of our authorized shares of beneficial interest are assigned to one of the three classes set forth above.

        Prior to the completion of the offering, the Board of Trustees will supplement our Declaration of Trust to classify                        of our authorized Preferred Shares as Series L Preferred Shares and authorize the issuance thereof. We may from time to time, without notice to or the consent of holders of Series L Preferred Shares, issue additional Series L Preferred Shares. All such additional Series L Preferred Shares issued hereafter would be deemed to form a single series with the Series L Preferred Shares being offered hereby. When issued, the Series L Preferred Shares will be validly issued, fully paid and nonassessable. The holders of Series L Preferred Shares will have no preemptive rights with respect to any shares of beneficial interest of Vornado Realty Trust or any other securities of Vornado Realty Trust convertible into or carrying rights or options to purchase any such shares. The Series L Preferred Shares will not be subject to any sinking fund and we have no obligation to redeem or retire the Series L Preferred Shares. Unless redeemed by us, the Series L Preferred Shares will have a perpetual term, with no maturity.

        Our income (including income available for distribution on the Series L Preferred Shares) consists primarily of our share of the income of the Operating Partnership, and our cash flow consists primarily of our share of distributions from the Operating Partnership. Distributions by the Operating Partnership are determined by our Board of Trustees and are dependent on a number of factors, including funds from operations available for distribution, the Operating Partnership's financial condition, any decision by our Board of Trustees to reinvest funds rather than to distribute such funds, the Operating Partnership's capital expenditures, the annual distribution requirements under the Real Estate Investment Trust ("REIT") provisions of the Internal Revenue Code of 1986, as amended (the "Code"), and such other factors as our Board of Trustees deems relevant. See "Item 1A. Risk Factors—Our Organizational and Financial Structure Gives Rise to Operational and Financial Risks" on page 18 in our Annual Report on Form 10-K for the year ended December 31, 2011 for further information regarding the availability of income to us.

        We intend to file an application to list the Series L Preferred Shares on the NYSE. See "Underwriting" for a discussion of the expected trading of the Series L Preferred Shares on the NYSE.

Ranking

        The Series L Preferred Shares rank senior to the Junior Shares (as defined under "—Dividends" below), including the Common Shares, with respect to payment of dividends and amounts upon liquidation, dissolution or winding up. While any Series L Preferred Shares are outstanding, we may not authorize, create or increase the authorized amount of any class or series of beneficial interest that ranks senior to the Series L Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up without the consent of the holders of two-thirds of the outstanding Series L Preferred Shares and all other shares of Voting Preferred Shares (as defined under "—Voting Rights" below), voting as a single class. However, we may create additional classes of beneficial interest, increase the authorized number of Preferred Shares or issue series of Preferred Shares ranking on parity with the Series L Preferred Shares with respect, in each case, to the payment of dividends and amounts upon liquidation, dissolution or winding up ("Parity Shares") without the consent of any holder of Series L Preferred Shares. See "—Voting Rights" below for a discussion of the voting rights applicable if we seek to create any class or series of beneficial interest senior to the Series L Preferred Shares.

        The following series of shares of beneficial interest are Parity Shares with respect to each other:

  •
  $3.25 Series A Convertible Preferred Shares of Beneficial Interest, liquidation preference $50.00 per share;

  •
  7.00% Series D-10 Cumulative Redeemable Preferred Shares of Beneficial Interest, liquidation preference $25.00 per share;

  •
  7.20% Series D-11 Cumulative Redeemable Preferred Shares;

  •
  6.55% Series D-12 Cumulative Redeemable Preferred Shares;

  •
  6.75% Series D-14 Cumulative Redeemable Preferred Shares;

  •
  6.875% Series D-15 Cumulative Redeemable Preferred Shares;

  •
  6.75% Series F Cumulative Redeemable Preferred Shares;

  •
  6.625% Series G Cumulative Redeemable Preferred Shares;

  •
  6.75% Series H Cumulative Redeemable Preferred Shares;

  •
  6.625% Series I Cumulative Redeemable Preferred Shares;

  •
  6.875% Series J Cumulative Redeemable Preferred Shares;

  •
  5.70% Series K Cumulative Redeemable Preferred Shares; and

  •
  % Series L Cumulative Redeemable Preferred Shares, described in this prospectus supplement.

        As of December 31, 2012, 34,609 $3.25 Series A Preferred Shares, 6,000,000 6.75% Series F Preferred Shares, 8,000,000 6.625% Series G Preferred Shares, 4,500,000 6.75% Series H Preferred Shares, 10,800,000 6.625% Series I Preferred Shares, 9,850,000 6.875% Series J Preferred Shares and 12,000,000 5.70% Series K Preferred Shares were issued and outstanding. The Series D Preferred Shares may be issued, at our option, to satisfy requests for redemption of an equivalent number of units of the Operating Partnership with terms that substantially mirror the economic terms of the shares to be issued. The Series A Preferred Shares are listed on the NYSE under the symbol "VNO Pr A", the Series F Preferred Shares are listed on the NYSE under the symbol "VNO Pr F", the Series G Preferred Shares are listed on the NYSE under the symbol "VNO Pr G", the Series H Preferred Shares are listed on the NYSE under the symbol "VNO Pr H", the Series I Preferred Shares are listed on the NYSE under the symbol "VNO Pr I", the Series J Preferred Shares are listed on the NYSE under the symbol "VNO Pr J" and the Series K Preferred Shares are listed on the NYSE under the symbol "VNO Pr K". No Series D-11, Series D-12, Series D-14 or Series D-15 Preferred Shares were issued and outstanding as of December 31, 2012.

  Ranking of Series L Preferred Units

        We intend to contribute the net proceeds from the offering of the Series L Preferred Shares to the Operating Partnership in exchange for a number of Series L Preferred Units equal to the number of Series L Preferred Shares offered and sold hereby. The Series L Preferred Units to be acquired by us will substantially mirror the economic terms of the Series L Preferred Shares and will rank senior to the Class A Common Units of limited partnership interest in the Operating Partnership with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the Operating Partnership.

        The Series L Preferred Units rank on parity with the following classes of units of the Operating Partnership as well as any other units issued in the future and designated as "Parity Units," in each case with respect to the payment of distributions and amounts upon liquidation, dissolution or winding up of the Operating Partnership, without preference or priority of one over the other:

  •
  Series A Preferred Units;

  •
  3.00% Series D-13 Cumulative Redeemable Preferred Units;

  •
  6.875% Series D-15 Cumulative Redeemable Preferred Units;

  •
  5.00% Series D-16 Cumulative Redeemable Preferred Units;

  •
  6.75% Series F Cumulative Redeemable Preferred Units;

  •
  6.625% Series G Cumulative Redeemable Preferred Units;

  •
  Floating Rate Series G-1 Preferred Units;

  •
  5.50% Series G-2 Preferred Units;

  •
  Floating Rate Series G-3 Preferred Units;

  •
  5.50% Series G-4 Preferred Units;

  •
  6.75% Series H Cumulative Redeemable Preferred Units;

  •
  6.625% Series I Cumulative Redeemable Preferred Units;

  •
  6.875% Series J Cumulative Redeemable Preferred Units; and

  •
  5.70% Series K Cumulative Redeemable Preferred Units.

        The following table summarizes the Operating Partnership's outstanding preferred units as of December 31, 2012.

Unit Series	Number of Units	Per Unit Liquidation Preference		Preferred or Annual Distribution Rate		Conversion Rate into Class A Units
Convertible Preferred:
Series A Preferred(1)	34,609	$50.00		$3.25		1.4334
Series D-13 Preferred(2)	1,867,311	$25.00		$0.75		N/A
Perpetual Preferred:
Series D-15 Preferred(3)	1,800,000	$25.00		$1.71875		N/A
Series D-16 Preferred(4)	1	$1,000,000.00		$50,000.00		N/A
Series F Preferred(5)	6,000,000	$25.00		$1.6875		N/A
Series G Preferred(5)	8,000,000	$25.00		$1.65625		N/A
Series G-1 Preferred(6)	5,828	$25.00	(6)	Floating Rate	(7)	N/A
Series G-2 Preferred(6)	32,423	$25.00	(6)	$1.3750		N/A
Series G-3 Preferred(6)	104,013	$25.00	(6)	Floating Rate	(7)	N/A
Series G-4 Preferred(6)	194,290	$25.00	(6)	$1.3750		N/A
Series H Preferred(5)	4,500,000	$25.00		$1.6875		N/A
Series I Preferred(5)	10,800,000	$25.00		$1.65625		N/A
Series J Preferred(5)	9,850,000	$25.00		$1.71875		N/A
Series K Preferred(5)	12,000,000	$25.00		$1.425		N/A

(1)
Distributions are cumulative and payable quarterly in arrears. The Series A Preferred Units are convertible at any time at the option of their respective holders at a conversion rate of 1.4334 Class A unit per Series A Preferred Unit, subject to adjustment in certain circumstances. In addition, upon the satisfaction of certain conditions the Operating Partnership, at its option, may redeem the $3.25 Series A Preferred Units at a current conversion rate of 1.4334 Class A unit per Series A Preferred Unit, subject to adjustment in certain circumstances. At no time are the Series A Preferred Units redeemable for cash.

(2)
Holders have the right to require the Operating Partnership to redeem the outstanding Series D-13 Cumulative Redeemable Preferred Units at any time for cash equal to the Liquidation Preference of $25.00 per share, although we may determine to deliver, instead of cash, at our option, common shares with a value equal to the Liquidation Preference of $25.00 per share.

(3)
Distributions are cumulative and payable quarterly in arrears. These units are generally redeemable by us for cash, at our option, after the fifth anniversary of the date of issuance and at the option of the holder after the 10th anniversary of the date of issuance for cash or, at our option, an equivalent amount of preferred shares. These units have no maturity date and will remain outstanding indefinitely unless they are redeemed.

(4)
Issued in connection with the acquisition of the interest of the Operating Partnership's partner in the Springfield Mall in Fairfax County, Virginia, in December 2010. Distributions are cumulative and payable quarterly in arrears. The Series D-16 Preferred Unit is redeemable for cash (i) at our option and (ii) at the option of the holder, in each case following certain events for $25 million less the aggregate amount of debt-financed distributions. The Series D-16 Preferred Unit has no maturity date and will remain outstanding indefinitely unless it is redeemed.

(5)
These units are held by us and we may require the Operating Partnership to redeem these units for cash in connection with the redemption of the Series F Preferred Shares, Series G Preferred

  Shares, Series H Preferred Shares, Series I Preferred Shares, Series J Preferred Shares and Series K Preferred Shares, as the case may be, and are otherwise redeemable by us at our option for cash.

(6)
Distributions are cumulative and payable quarterly in arrears. Redeemable (i) at the option of the Operating Partnership on or after the tenth anniversary from the date of issuance and (ii) at the option of the holder after the fourth anniversary from the date of issuance, in each case at a redemption price of $25.00 per unit (subject to increase to $37.50 per unit or decrease to $12.50 per unit based on the per share price of the Common Shares at the time of redemption (with respect to Series G-2 and Series G-3) or capital account balances of the holder (with respect to Series G-1 and Series G-4)), plus any accrued and unpaid distributions. The redemption price payable upon a redemption at the option of the holder will be in cash or qualified debt financed distribution by the Operating Partnership to the holder, while the redemption price payable upon a redemption at the option of the Operating Partnership will be in cash, qualified debt financed distribution or Class A units of the Operating Partnership. These units have no maturity date and will remain outstanding indefinitely unless they are redeemed.

(7)
LIBOR plus 90 basis points.

        The Operating Partnership may create additional classes of Parity Units or issue additional units of any series of Parity Units without the consent of any holder of Series L Preferred Shares or any other series of Preferred Shares of Vornado.

Dividends

        Holders of Series L Preferred Shares will be entitled to receive, when, as and if authorized by our Board of Trustees, out of funds of Vornado Realty Trust legally available for payment, and declared by us, cumulative cash dividends at the rate per annum of        % per share of the liquidation preference thereof (equivalent to $            per Series L Preferred Share per annum). Dividends on each Series L Preferred Share will be cumulative from the date of original issue of this series and are payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year, commencing April 1, 2013 (and, in the case of any accrued but unpaid dividends, at such additional times and for such interim periods, if any, as determined by the Board of Trustees), at such annual rate; provided, however, that if any dividend payment date falls on any day other than a business day, as defined in the Articles Supplementary, the dividend due on such dividend payment date shall be paid on the first business day immediately following such dividend payment date. Each dividend is payable to holders of record as they appear on our share records at the close of business on the record date, not exceeding 30 days preceding the payment dates thereof as fixed by our Board of Trustees. Dividends are cumulative from the most recent dividend payment date to which dividends have been paid, whether or not in any dividend period or periods there shall be funds of Vornado Realty Trust legally available for the payment of such dividends. Accumulations of dividends on Series L Preferred Shares will not bear interest. Dividends payable on the Series L Preferred Shares for any period greater or less than a full dividend period will be computed on the basis of a 360-day year consisting of twelve 30-day months. Dividends payable on the Series L Preferred Shares for each full dividend period will be computed by dividing the annual dividend rate by four.

        No dividend will be declared or paid on any Parity Shares unless full cumulative dividends have been declared and paid or are contemporaneously declared and funds sufficient for payment set aside on the Series L Preferred Shares for all prior dividend periods; provided, however, that if accrued dividends on the Series L Preferred Shares for all prior dividend periods have not been paid in full, then any dividend declared on the Series L Preferred Shares for any dividend period and on any Parity Shares will be declared ratably in proportion to accrued and unpaid dividends on the Series L Preferred Shares and such Parity Shares.

        We will not (i) declare, pay or set apart funds for the payment of any dividend or other distribution with respect to any Junior Shares (as defined below) (other than in shares of Junior Shares) or (ii) redeem, purchase or otherwise acquire for consideration any Junior Shares through a sinking fund or otherwise (other than a redemption or purchase or other acquisition of Common Shares made for purposes of an employee incentive or benefit plan of Vornado or any subsidiary, or a conversion into or exchange for Junior Shares or redemptions for the purpose of preserving our qualification as a REIT), unless (A) all cumulative dividends with respect to the Series L Preferred Shares and any Parity Shares at the time such dividends are payable have been paid or funds have been set apart for payment of such dividends and (B) sufficient funds have been paid or set apart for the payment of the dividend for the then current dividend period with respect to the Series L Preferred Shares and any Parity Shares.

        As used herein, (i) the term "dividend" does not include dividends payable solely in shares of Junior Shares on Junior Shares, or in options, warrants or rights to holders of Junior Shares to subscribe for or purchase any Junior Shares, and (ii) the term "Junior Shares" means the Common Shares, and any other class of capital stock of Vornado now or hereafter issued and outstanding that ranks junior as to the payment of dividends or amounts upon liquidation, dissolution and winding up to the Series L Preferred Shares.

Redemption

        Except as otherwise provided under the Declaration of Trust to protect our status as a REIT, Series L Preferred Shares will not be redeemable by Vornado prior to January     , 2018. On and after January     , 2018, the Series L Preferred Shares will be redeemable at our option, in whole or in part, at any time or from time to time, at a redemption price of $25.00 per Series L Preferred Share, plus any accrued and unpaid dividends to the date fixed for redemption.

        A notice of redemption will be mailed, postage prepaid, not less than 30 nor more than 60 days prior to the redemption date, addressed to the respective holders of record of the Series L Preferred Shares at their respective addresses as they appear on our transfer records. A failure to give such notice or any defect in the notice or in its mailing will not affect the validity of the proceedings for the redemption of any Series L Preferred Shares except as to the holder to whom notice was defective or not given. Each notice will state:

  •
  the redemption date;

  •
  the redemption price;

  •
  the number of Series L Preferred Shares to be redeemed;

  •
  the place or places where the certificates evidencing the Series L Preferred Shares are to be surrendered for payment of the redemption price; and

  •
  that distributions on the shares to be redeemed will cease to accrue on such redemption date.

        If fewer than all the Series L Preferred Shares held by any holder are to be redeemed, the notice mailed to such holder will also specify the number of Series L Preferred Shares to be redeemed from such holder. If fewer than all of the outstanding Series L Preferred Shares are to be redeemed, the shares to be redeemed shall be selected by lot or pro rata or in some other equitable manner determined by us.

        On the redemption date, we must pay on each Series L Preferred Share to be redeemed any accrued and unpaid dividends, in arrears, for any dividend period ending on or prior to the redemption date. In the case of a redemption date falling after a dividend payment record date and prior to the related payment date, the holders of Series L Preferred Shares at the close of business on such record date will be entitled to receive the dividend payable on such shares on the corresponding dividend payment date, notwithstanding the redemption of such shares prior to such dividend payment date. Except as provided for in the preceding sentence, no payment or allowance will be made for accrued dividends on any Series L Preferred Shares called for redemption.

        If full cumulative dividends on the Series L Preferred Shares and any Parity Shares have not been paid or declared and set apart for payment, the Series L Preferred Shares may not be redeemed in part and we may not purchase, redeem or otherwise acquire Series L Preferred Shares or any Parity Shares other than in exchange for Junior Shares; provided, however, that the foregoing shall not prevent the purchase by us of Excess Shares in order to ensure that we continue to meet the requirements for qualification as a REIT. See "—Restrictions on Ownership" for a discussion of such purchases of Excess Shares by us.

        On and after the date fixed for redemption, provided that we have made available at the office of the registrar and transfer agent a sufficient amount of cash to effect the redemption, dividends will cease to accrue on the Series L Preferred Shares called for redemption (except that, in the case of a redemption date after a dividend payment record date and prior to the related payment date, holders of Series L Preferred Shares on the dividend payment record date will be entitled on such dividend payment date to receive the dividend payable on such shares), such shares shall no longer be deemed to be outstanding and all rights of the holders of such shares as holders of Series L Preferred Shares shall cease except the right to receive the cash payable upon such redemption, without interest from the date of such redemption.

Liquidation Preference

        The holders of Series L Preferred Shares will be entitled to receive in the event of any liquidation, dissolution or winding up of Vornado, whether voluntary or involuntary, $25.00 per Series L Preferred Share (the "Liquidation Preference") plus an amount per Series L Preferred Share equal to all dividends (whether or not earned or declared) accrued and unpaid thereon to the date of final distribution to such holders.

        Until the holders of the Series L Preferred Shares have been paid the Liquidation Preference and all accrued and unpaid dividends in full, no payment will be made to any holder of Junior Shares upon the liquidation, dissolution or winding up of Vornado. If, upon any liquidation, dissolution or winding up of Vornado, the assets of Vornado, or proceeds thereof, distributable among the holders of the Series L Preferred Shares are insufficient to pay in full the Liquidation Preference and all accrued and unpaid dividends and the liquidation preference and all accrued and unpaid dividends with respect to any other shares of Parity Shares, then such assets, or the proceeds thereof, will be distributed among the holders of Series L Preferred Shares and any such Parity Shares ratably in accordance with the respective amounts which would be payable on such Series L Preferred Shares and any such Parity Shares if all amounts payable thereon were paid in full. None of (i) a consolidation or merger of Vornado with one or more entities, (ii) a statutory share exchange by Vornado or (iii) a sale or transfer of all or substantially all of Vornado's assets will be considered a liquidation, dissolution or winding up, voluntary or involuntary, of Vornado.

Voting Rights

        Except as indicated below, the holders of Series L Preferred Shares will have no voting rights.

        If and whenever six quarterly dividends (whether or not consecutive) payable on the Series L Preferred Shares or any other Parity Shares are in arrears, whether or not earned or declared, the number of trustees then constituting our Board of Trustees will be increased by two and the holders of Series L Preferred Shares, voting together as a class with the holders of any other series of Parity Shares (any such other series, the "Voting Preferred Shares"), will have the right to elect these two additional trustees at an annual meeting of shareholders or a properly called special meeting of the holders of the Series L Preferred Shares and such Voting Preferred Shares and at each subsequent annual meeting of shareholders until all such dividends and dividends for the then current quarterly period on the Series L Preferred Shares and such other Voting Preferred Shares have been paid or declared and set aside for payment. Whenever all arrears in dividends on the Series L Preferred Shares and the Voting Preferred Shares then outstanding have been paid and full dividends on the Series L Preferred Shares and the Voting Preferred Shares for the then current quarterly dividend period have been paid in full or declared and set apart for payment in full, then the right of the holders of the Series L Preferred Shares and the Voting Preferred Shares to elect these two additional trustees will cease, the terms of office of these two trustees will forthwith terminate and the number of members of the Board of Trustees will be reduced accordingly. However, the right of the holders of the Series L Preferred Shares and the Voting Preferred Shares to elect two additional trustees will again vest if and whenever six quarterly dividends are in arrears, as described above.

        The approval of two-thirds of the votes entitled to be cast by the holders of outstanding Series L Preferred Shares and all other series of Voting Preferred Shares, acting as a single class regardless of Series either at a meeting of shareholders or by written consent, is required in order (i) to amend, alter or repeal any provisions of the Declaration of Trust or Articles Supplementary, whether by merger, consolidation or otherwise, to affect materially and adversely the voting powers, rights or preferences of the holders of the Series L Preferred Shares or the Voting Preferred Shares, unless in connection with any such amendment, alteration or repeal, each Series L Preferred Share remains outstanding without the terms thereof being materially changed in any respect adverse to the holders thereof or is converted into or exchanged for preferred stock of the surviving entity having preferences, conversion and other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption thereof identical to those of the Series L Preferred Shares, or (ii) to authorize, create, or increase the authorized amount of, any class or series of beneficial interest having rights senior to the Series L Preferred Shares with respect to the payment of dividends or amounts upon liquidation, dissolution or winding up (provided that if such amendment affects materially and adversely the rights, preferences, privileges or voting powers of one or more but not all of the series of Voting Preferred Shares, the consent of the holders of at least two-thirds of the votes entitled to be cast by the series so affected is required in lieu of the consent of the holders of two-thirds of the Voting Preferred Shares as a class. However, Vornado may create additional classes of Parity Shares and Junior Shares, increase the authorized number of shares of Parity Shares and Junior Shares and issue additional series of Parity Shares and Junior Shares without the consent of any holder of Series L Preferred Shares.

Conversion Rights

        The Series L Preferred Shares are not convertible into or exchangeable for any other property or securities of Vornado.

Restrictions on Ownership

        For us to maintain our qualification as a REIT under the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned, beneficially or constructively, by five or fewer individuals (as defined in the Code to include certain entities) at any time during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months (or during a proportionate part of a shorter taxable year). For this and other reasons, the Declaration of Trust and the Articles Supplementary contain provisions that restrict the ownership and transfer of shares of beneficial interest.

        Our Declaration of Trust contains a Preferred Share ownership limit that restricts shareholders from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding Preferred Shares of any class or series and a Common Share ownership limit that generally restricts shareholders from owning, under the applicable attribution rules of the Code, more than 6.7% of the Outstanding Common Shares. Shares owned in excess of these limits will be automatically exchanged for Excess Shares pursuant to our Declaration of Trust. Excess Shares will be held in trust by us and, while held in trust, will not be entitled to vote or participate in dividends or distributions made by us. For a more detailed discussion of the restrictions on ownership of the shares of beneficial interest, see "Description of Shares of Beneficial Interest of Vornado Realty Trust—Description of Preferred Shares of Vornado Realty Trust—Restrictions on Ownership" and "Description of Shares of Beneficial Interest of Vornado Realty Trust—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" in the accompanying prospectus.

Transfer Agent, Registrar, Dividend Disbursing Agent and Redemption Agent

        The transfer agent, registrar, dividend disbursing agent and redemption agent for the Series L Preferred Shares is American Stock Transfer & Trust Company, New York, New York.

FEDERAL INCOME TAX CONSIDERATIONS

        The following paragraph supersedes and replaces the discussion under "Federal Income Tax Considerations—Withholdable Payments to Foreign Financial Entities and Other Foreign Entities" in the Prospectus dated as of April 10, 2012:

        A 30% withholding tax will be imposed on certain payments to you or certain foreign financial institutions, investment funds and other non-US persons receiving payments on your behalf if you or such institutions fail to comply with information reporting requirements. Such payments will include US-source dividends and the gross proceeds from the sale or other disposition of stock that can produce US-source dividends. You could be affected by this withholding if you are subject to the information reporting requirements and fail to comply with them or if you hold Vornado's stock through another person (e.g., a foreign bank or broker) that is subject to withholding because it fails to comply with these requirements (even if you would not otherwise have been subject to withholding). Under administrative guidance and proposed regulations, withholding would not apply to payments of dividends before January 1, 2014, and to payments of gross proceeds from a sale or other disposition of Vornado's stock before January 1, 2017.

UNDERWRITING

        Citigroup Global Markets Inc., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Morgan Stanley & Co. LLC, UBS Securities LLC and Wells Fargo Securities, LLC are acting as joint book-running managers of our Series L Preferred Shares offering. Subject to the terms and conditions stated in the underwriting agreement dated as of the date of this prospectus supplement, each of the underwriters named below has severally agreed to purchase, and we have agreed to sell to that underwriter, the respective number of Series L Preferred Shares set forth opposite such underwriter's name.

Underwriter	Number of Shares
Citigroup Global Markets Inc.
Merrill Lynch, Pierce, Fenner & Smith Incorporated
Morgan Stanley & Co. LLC
UBS Securities LLC
Wells Fargo Securities, LLC
Barclays Capital Inc.
BNY Mellon Capital Markets, LLC
Credit Suisse Securities (USA) LLC
Deutsche Bank Securities Inc.
Jefferies & Company, Inc.
J.P. Morgan Securities LLC

Total

        The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Series L Preferred Shares offered hereby are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the shares of Series L Preferred Shares offered hereby (other than those covered by the underwriters' overallotment option described below) if any such shares are taken.

        The underwriters propose to offer the Series L Preferred Shares directly to the public initially at the public offering price set forth on the cover page of this prospectus supplement and to selected dealers at such price less a concession not to exceed $            per share (or, in the case of sales to certain institutions, less a concession not in excess of $            per share). The underwriters may allow, and such selected dealers may reallow, a concession not to exceed $            per share for shares sold to certain dealers. The Series L Preferred Shares will be available for delivery, when, as and if accepted by the underwriters and subject to prior sale and to withdrawal, cancellation or modification of the offering without notice. The underwriters reserve the right to reject any order for purchase of the shares in whole or in part. After the commencement of this offering, the underwriters may change the public offering price and other selling terms.

        We have granted the underwriters an option to purchase up to an additional             shares of Series L Preferred Shares from us at the public offering price, less the underwriting discount, within 30 days from the date of this prospectus supplement solely to cover over-allotments, if any. To the extent the option is exercised, each underwriter must purchase a number of additional shares approximately proportionate to that underwriter's initial purchase commitment.

        The following table shows the underwriting discounts that we are to pay to the underwriters in connection with this offering. As reflected in the following table, the underwriting discount will be $            per share, except that for sales to certain institutions, the underwriting discount will be $            per share. The total underwriting discount shown in the following table reflects the actual total underwriting discount that we are to pay to the underwriters assuming no exercise of the underwriters' over-allotment option.

Per share	$
Per share (for sales to certain institutions)	$
Total	$

        We intend to file an application to list the Series L Preferred Shares on the NYSE. If this application is approved, trading of the Series L Preferred Shares on the NYSE is expected to commence within 30 days following the date of original issue of the Series L Preferred Shares.

        The underwriters have advised us that they intend to make a market in the Series L Preferred Shares prior to the commencement of trading on the NYSE. However, the underwriters will have no obligation to make a market in the Series L Preferred Shares and may cease market-making activities, if commenced, at any time.

        In order to facilitate the offering of the Series L Preferred Shares, the underwriters may engage in transactions that stabilize, maintain or otherwise affect the price of the Series L Preferred Shares. Specifically, the underwriters may over-allot in connection with the offering, creating a short position in the Series L Preferred Shares for their own accounts. In addition, to cover over-allotments or otherwise, the underwriters may bid for, and purchase, Series L Preferred Shares in the open market. Finally, the underwriters may reclaim selling concessions allowed to a dealer for distributing the Series L Preferred Shares in the offering, if the underwriters repurchase previously distributed Series L Preferred Shares in transactions to cover syndicate short positions or otherwise. Any of these activities may stabilize or maintain the market price of the Series L Preferred Shares above independent market levels. The underwriters are not required to engage in these activities and may end any of these activities at any time.

        We expect to deliver the Series L Preferred Shares against payment therefor on or about the date specified in the last paragraph on the cover page of this prospectus supplement, which will be the fifth business day following the date of the pricing of the sale of the Series L Preferred Shares to the several underwriters. Since trades in the secondary market generally settle in three business days, purchasers who wish to trade the Series L Preferred Shares on the date of pricing or the next succeeding business day will be required, by virtue of the fact that the Series L Preferred Shares initially will settle in T+5, to specify alternative settlement arrangements to prevent a failed settlement. Purchasers of Series L Preferred Shares who wish to trade the securities on the date of pricing should consult their own advisors.

        We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act of 1933, as amended, or to contribute to payments the underwriters may be required to make in respect of those liabilities.

        We estimate that the total expenses of the offering, excluding the underwriting discount, will be approximately $            and will be payable by us.

        The underwriters and their respective affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. The underwriters or their respective affiliates have provided banking and other financial services to us or our affiliates from time to time for which they have received customary fees and expenses. Certain of the underwriters or their respective affiliates are lenders under our credit facility. The underwriters or their respective affiliates will in the future continue to provide banking and other financial services to us or our affiliates for which they will receive customary compensation. In the ordinary course of their various business activities, the underwriters and their respective affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their customers, and such investment and securities activities may involve securities and/or instruments issued by us. Certain of the underwriters or their affiliates that have a lending relationship with us routinely hedge their credit exposure to us consistent with their customary risk management policies. Typically, such underwriters and their affiliates would hedge such exposure by entering into transactions which consist of either the purchase of credit default swaps or the creation of short positions in our securities, including potentially the Series L Preferred Shares offered herby. Any such short positions could adversely affect future trading prices of the Series L Preferred Shares offered hereby. The underwriters and their respective affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

        In relation to each member state of the European Economic Area that has implemented the Prospectus Directive (each, a relevant member state), other than Germany, with effect from and including the date on which the Prospectus Directive is implemented in that relevant member state, an offer of securities described in this prospectus supplement may not be made to the public in that relevant member state other than:

        (a)   to any legal entity which is a qualified investor as defined in the Prospectus Directive;

        (b)   by the underwriters to fewer than 100, or, if the Relevant Member State has implemented the relevant provisions of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the underwriters for any such offer; or

        (c)   in any other circumstances falling within Article 3(2) of the Prospectus Directive,

provided that no such offer of securities shall require us or any underwriter to publish a prospectus pursuant to Article 3 of the Prospectus Directive.

        For purposes of this provision, the expression an "offer of securities to the public" in any relevant member state means the communication in any form and by any means of sufficient information on the terms of the offer and the securities to be offered so as to enable an investor to decide to purchase or subscribe for the securities, as the expression may be varied in that member state by any measure implementing the Prospectus Directive in that member state, and the expression "Prospectus Directive" means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in the Relevant Member State, and includes any relevant implementing measure in each relevant member state. The expression "2010 PD Amending Directive" means Directive 2010/73/EU.

 VALIDITY OF THE SERIES L PREFERRED SHARES

        The validity of the Series L Preferred Shares offered hereby will be passed upon for us by Venable LLP, Baltimore, Maryland, and by Sullivan & Cromwell LLP, New York, New York. Certain legal matters will be passed upon for the underwriters by Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York. Sullivan & Cromwell LLP will rely upon the opinion of Venable LLP with respect to certain matters of Maryland law.

EXPERTS

        The consolidated financial statements and the related financial statement schedules incorporated in the accompanying prospectus by reference from Vornado Realty Trust's Annual Report on Form 10-K, as amended, for the year ended December 31, 2011, and the effectiveness of Vornado Realty Trust's internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports express an unqualified opinion on those consolidated financial statements and financial statement schedules and include an explanatory paragraph referring to the change in method of presenting comprehensive income due to the adoption of FASB Accounting Standards Update No. 2011-05, Presentation of Comprehensive Income and express an unqualified opinion on the effectiveness of internal control over financial reporting), which are incorporated in the accompanying prospectus by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        With respect to the unaudited interim financial information of Vornado Realty Trust for the periods ended March 31, 2012 and 2011, June 30, 2012 and 2011 and September 30, 2012 and 2011 which are incorporated herein by reference, Deloitte & Touche LLP, an independent registered public accounting firm, have applied limited procedures in accordance with the standards of the Public Company Accounting Oversight Board (United States) for a review of such information. However, as stated in their reports included in Vornado Realty Trust's Quarterly Reports on Form 10-Q for the quarters ended March 31, 2012, June 30, 2012 and September 30, 2012 and incorporated by reference herein, they did not audit and they do not express an opinion on that interim financial information. Accordingly, the degree of reliance on their reports on such information should be restricted in light of the limited nature of the review procedures applied. Deloitte & Touche LLP are not subject to the liability provisions of Section 11 of the Securities Act of 1933, as amended, for their reports on the unaudited interim financial information because those reports are not a "report" or a "part" of the registration statement prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Securities Act of 1933, as amended.

VORNADO REALTY TRUST
Debt Securities
Common Shares
Preferred Shares
Depositary Shares

VORNADO REALTY L.P.

Debt Securities
Guarantees

        Vornado Realty Trust from time to time may offer to sell debt securities, common shares and preferred shares. The debt securities of Vornado Realty Trust may be convertible into common or preferred shares of Vornado Realty Trust and the payment of principal, premium, if any, and interest on the debt securities may be fully and unconditionally guaranteed by Vornado Realty L.P. The preferred shares may either be sold separately or represented by depositary shares. Vornado Realty L.P. from time to time may offer to sell debt securities. The debt securities of Vornado Realty L.P. may be exchangeable for common or preferred shares of Vornado Realty Trust, and the preferred shares of Vornado Realty Trust may be convertible into common shares or into preferred shares of another series.

        Vornado Realty Trust and Vornado Realty L.P. may offer and sell these securities to or through one or more underwriters, dealers and agents or directly to purchasers, on a continuous or delayed basis.

        This prospectus describes some of the general terms that may apply to these securities and the general manner in which they may be offered. The specific terms of any securities to be offered, and the specific manner in which they may be offered, will be described in a supplement to this prospectus.

        Vornado Realty Trust's common shares are listed on the New York Stock Exchange under the symbol "VNO", its Series A Preferred Shares are listed on the NYSE under the symbol "VNO Pr A", its Series E Preferred Shares are listed on the NYSE under the symbol "VNO Pr E", its Series F Preferred Shares are listed on the NYSE under the symbol "VNO Pr F", its Series G Preferred Shares are listed on the NYSE under the symbol "VNO Pr G", its Series H Preferred Shares are listed on the NYSE under the symbol "VNO Pr H", its Series I Preferred Shares are listed on the NYSE under the symbol "VNO Pr I" and its Series J Preferred Shares are listed on the NYSE under the symbol "VNO Pr J". Where applicable, the prospectus supplement will contain information on any listing on a securities exchange of securities covered by that prospectus supplement.

        Investing in the securities involves risks. See the section entitled "Risk Factors" beginning on page 1 and, if applicable, any risk factors described in any accompanying prospectus supplement and in our Securities and Exchange Commission filings that are incorporated by reference into this prospectus.

        Neither the Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

Prospectus dated April 10, 2012.

        You should rely only on the information contained in this prospectus and the accompanying prospectus supplement or incorporated by reference in these documents. No dealer, salesperson or other person is authorized to give any information or to represent anything not contained or incorporated by reference in this prospectus or the accompanying prospectus supplement. If anyone provides you with different, inconsistent or unauthorized information or representations, you must not rely on them. This prospectus and the accompanying prospectus supplement are an offer to sell only the securities offered by these documents, but only under circumstances and in jurisdictions where it is lawful to do so. The information contained in this prospectus or any prospectus supplement is current only as of the date on the front of those documents.

i

RISK FACTORS

        Investing in the securities described herein involves risk. We urge you to carefully consider the risk factors described in our filings with the SEC that are incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our securities, as well as the information relating to us identified herein in "Cautionary Statement Concerning Forward-Looking Statements", before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

AVAILABLE INFORMATION

        Vornado Realty Trust and Vornado Realty L.P. are required to file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission. You may read and copy any documents filed by us at the SEC's public reference room at 100 F Street, N.E., Washington, D.C. 20549. Please call the SEC at 1-800-SEC-0330 for further information on the public reference room. Our filings with the SEC are also available to the public through the SEC's Internet site at http://www.sec.gov.

        We have filed registration statements on Form S-3 with the SEC relating to the securities covered by this prospectus. This prospectus is a part of the registration statements and does not contain all of the information in the registration statements. Whenever a reference is made in this prospectus to a contract or other document, please be aware that the reference is only a summary and that you should refer to the exhibits that are a part of the registration statements for a copy of the contract or other document. You may review a copy of the registration statements at the SEC's public reference room in Washington, D.C., as well as through the SEC's Internet site.

        The SEC's rules allow us to "incorporate by reference" information into this prospectus. This means that we can disclose important information to you by referring you to another document. Any information referred to in this way is considered part of this prospectus from the date we file that document. Any reports filed by us with the SEC after the date of this prospectus and before the date that the offering of the securities by means of this prospectus is terminated will automatically update and, where applicable, supersede any information contained in this prospectus or incorporated by reference in this prospectus.

        Vornado Realty Trust and Vornado Realty L.P. incorporate by reference into this prospectus the following documents or information filed with the SEC (other than, in each case, documents or information deemed to have been furnished and not filed in accordance with SEC rules):

          (1)   Annual report of Vornado Realty Trust on Form 10-K for the fiscal year ended December 31, 2011 (File No. 001-11954), filed with the SEC on February 27, 2012;

          (2)   Annual report of Vornado Realty Trust on Form 10-K/A for the fiscal year ended December 31, 2011 (File No. 001-11954), filed with the SEC on March 26, 2012;

          (3)   Annual report of Vornado Realty L.P. on Form 10-K for the fiscal year ended December 31, 2011 (File No. 001-34482), filed with the SEC on March 2, 2012;

          (4)   Current reports on Form 8-K of Vornado Realty Trust, dated January 13, 2012 and March 30, 2012 (File No. 001-11954) filed with the SEC on January 19, 2012 and April 5, 2012, respectively;

          (5)   Current reports on Form 8-K of Vornado Realty L.P., dated January 13, 2012 and March 30, 2012 (File No. 001-34482), filed with the SEC on January 19, 2012 and April 5, 2012, respectively;

          (6)   The description of Vornado Realty Trust's common shares contained in Vornado Realty Trust's registration statement on Form 8-B (File No. 001-11954), filed with the SEC on May 10, 1993;

          (7)   The description of Vornado Realty Trust's Series A Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on April 3, 1997;

          (8)   The description of Vornado Realty Trust's Series E Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on August 20, 2004;

          (9)   The description of Vornado Realty Trust's Series F Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on November 17, 2004;

          (10) The description of Vornado Realty Trust's Series G Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on December 21, 2004;

          (11) The description of Vornado Realty Trust's Series H Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on June 16, 2005;

          (12) The description of Vornado Realty Trust's Series I Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on August 30, 2005;

          (13) The description of Vornado Realty Trust's Series J Preferred Shares contained in Vornado Realty Trust's registration statement on Form 8-A (File No. 001-11954), filed with the SEC on April 21, 2011; and

          (14) All documents filed by Vornado Realty Trust and Vornado Realty L.P. under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 after the date of this prospectus and before the termination of this offering or after the date of the initial registration statement and before effectiveness of the registration statement.

        We will provide without charge to each person, including any beneficial owner, to whom this prospectus is delivered, upon his or her written or oral request, a copy of any or all documents referred to above which have been or may be incorporated by reference into this prospectus, excluding exhibits to those documents unless they are specifically incorporated by reference into those documents. You can request those documents from our secretary, 888 Seventh Avenue, New York, New York 10019, telephone (212) 894-7000. Alternatively, copies of these documents may be available on our website (www.vno.com). Any other documents available on our website are not incorporated by reference into this prospectus.

CAUTIONARY STATEMENT CONCERNING FORWARD-LOOKING STATEMENTS

        Certain statements contained herein or incorporated herein by reference constitute forward-looking statements as such term is defined in Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Forward-looking statements are not guarantees of performance. They represent our intentions, plans, expectations and beliefs and are subject to numerous assumptions, risks and uncertainties. Our future results, financial condition and business may differ materially from those expressed in these forward-looking statements. You can find many of these statements by looking for words such as "approximates," "believes," "expects," "anticipates," "estimates," "intends," "plans," "would," "may" or other similar expressions in this prospectus or the documents incorporated by reference. Many of the factors that will determine the outcome of these and our other forward-looking statements are beyond our ability to control or predict. For further discussion of factors that could materially affect the outcome of our forward-looking statements, see "Item 1A. Risk Factors" in the Annual Report on Form 10-K of each of Vornado Realty L.P. and Vornado Realty Trust, which are incorporated by reference in this prospectus, and, to the extent applicable, the Quarterly Reports on Form 10-Q of each of Vornado Realty L.P. and Vornado Realty Trust. Unless the context otherwise requires or as otherwise specified, references in this prospectus to "Vornado," "we," "us" or "our" refer to Vornado Realty Trust and its subsidiaries, including Vornado Realty L.P., except where we make clear that we mean only the parent company, Vornado Realty Trust. In addition, we sometimes refer to Vornado Realty L.P. as the "Operating Partnership."

        Factors that may cause actual results to differ materially from those contemplated by the forward-looking statements include, among others, the following:

  •
  national, regional and local economic conditions;

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  competition from other available space;

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  local conditions such as an oversupply of space or a reduction in demand for real estate in the area;

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  how well we manage our properties;

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  the development and/or redevelopment of our properties;

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  changes in market rental rates;

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  the timing and costs associated with property improvements and rentals;

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  whether we are able to pass all or portions of any increases in operating costs through to tenants;

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  changes in real estate taxes and other expenses;

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  whether tenants and users such as customers and shoppers consider a property attractive;

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  the financial condition of our tenants, including the extent of tenant bankruptcies or defaults;

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  availability of financing on acceptable terms or at all;

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  fluctuations in interest rates;

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  our ability to obtain adequate insurance;

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  changes in zoning laws and taxation;

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  government regulation;

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  consequences of any armed conflict involving, or terrorist attack against, the United States;

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  potential liability under environmental or other laws or regulations;

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  natural disasters;

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  general competitive factors; and

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  climate changes.

        For these statements, we claim the protection of the safe harbor for forward-looking statements contained in the Private Securities Litigation Reform Act of 1995. You are cautioned not to place undue reliance on our forward-looking statements, which speak only as of the date of this prospectus or, if applicable, the date of the applicable document incorporated by reference. All subsequent written and oral forward-looking statements attributable to us or any person acting on our behalf are expressly qualified in their entirety by the cautionary statements contained or referred to in this section. We do not undertake any obligation to release publicly any revisions to our forward-looking statements to reflect events or circumstances occurring after the date of the applicable forward-looking statement.

 VORNADO REALTY TRUST AND VORNADO REALTY L.P.

        Vornado Realty Trust is a fully integrated real estate investment trust organized under the laws of Maryland. Vornado conducts its business through, and substantially all of its interests in properties are held by, Vornado Realty L.P. Vornado Realty Trust is the sole general partner of, and owned approximately 93.5% of the common limited partnership interest in, Vornado Realty L.P. as of December 31, 2011.

        Vornado Realty Trust, through Vornado Realty L.P., currently owns directly or indirectly, all or portions of:

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  Office Properties:

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  In Midtown Manhattan—30 properties aggregating 20.8 million square feet;

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  In the Washington, DC / Northern Virginia area—77 properties aggregating 20.5 million square feet, including 63 office properties aggregating 17.5 million square feet and seven residential properties containing 2,424 units;

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  In San Francisco's financial district—a 70% controlling interest in 555 California Street, a three-building office complex aggregating 1.8 million square feet, known as the Bank of America Center;

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  Retail Properties:

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  In Manhattan—2.2 million square feet in 46 properties, of which 1.0 million square feet in 21 properties is in the Retail Properties segment and 1.2 million square feet in 25 properties is in the New York Office Properties segment;

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  134 strip shopping centers, regional malls, and single tenant retail assets aggregating 24.2 million square feet, primarily in the northeast states, California and Puerto Rico;

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  Merchandise Mart Properties:

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  5.7 million square feet of showroom and office space, including the 3.5 million square foot Merchandise Mart in Chicago;

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  Other Real Estate and Related Investments:

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  A 32.4% interest in Alexander's, Inc. (NYSE: ALX), which owns seven properties in the greater New York metropolitan area, including 731 Lexington Avenue, the 1.3 million square foot Bloomberg headquarters building;

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  A 25.0% interest in Vornado Capital Partners, our $800 million real estate fund. We are the general partner and investment manager of the fund;

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  The 1,700 room Hotel Pennsylvania in Midtown Manhattan;

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  A 32.7% interest in Toys "R" Us, Inc.;

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  An 11.0% interest in J.C. Penney Company, Inc. (NYSE: JCP); and

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  Other real estate and related investments, marketable securities and mezzanine loans on real estate, including a 26.2% equity interest in LNR Property Corporation, an industry leading mortgage servicer and special servicer.

        Our principal executive offices are located at 888 Seventh Avenue, New York, New York 10019, and our telephone number is (212) 894-7000.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERENCE DIVIDEND REQUIREMENTS

        Vornado Realty Trust's consolidated ratios of earnings to combined fixed charges and preference dividends for each of the fiscal years ended December 31, 2007, 2008, 2009, 2010 and 2011 are as follows:

	Year Ended December 31,
	2007	2008	2009	2010	2011
Ratio of earnings to combined fixed charges and preference dividends (unaudited)	1.48	1.09	0.95	1.97	1.80

        For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

CONSOLIDATED RATIOS OF EARNINGS TO COMBINED
FIXED CHARGES AND PREFERENCE DISTRIBUTION REQUIREMENTS

        Vornado Realty L.P.'s consolidated ratios of earnings to combined fixed charges and preference distributions for each of the fiscal years ended December 31, 2007, 2008, 2009, 2010 and 2011 are as follows:

	Year Ended December 31,
	2007	2008	2009	2010	2011
Ratio of earnings to combined fixed charges and preference distributions (unaudited)	1.48	1.09	0.95	1.97	1.80

        For purposes of calculating these ratios, (a) earnings represent income from continuing operations before income taxes, plus fixed charges, and (b) fixed charges represent interest expense on all indebtedness, including amortization of deferred debt issuance costs, and the portion of operating lease rental expense that management considers representative of the interest factor, which is one-third of operating lease rentals.

 USE OF PROCEEDS

        Vornado Realty Trust is required by the terms of the partnership agreement of Vornado Realty L.P. to contribute the net proceeds of any sale of common shares, preferred shares or depositary shares to Vornado Realty L.P. in exchange for additional units or preferred units, as the case may be. If Vornado Realty Trust issues any debt securities, it may lend those proceeds to Vornado Realty L.P. As will be more fully described in the applicable prospectus supplement, Vornado Realty Trust and Vornado Realty L.P. intend to use the net proceeds from the sale of securities for general trust or partnership purposes or other uses. These other uses may include, among others, the funding of an acquisition or the repayment of indebtedness.

DESCRIPTION OF DEBT SECURITIES OF VORNADO REALTY L.P.

Please note that in this section entitled "Description of Debt Securities of Vornado Realty L.P.," references to "the issuer," "we," "our" and "us" refer either to Vornado Realty Trust or to Vornado Realty L.P., as the case may be, as the issuer of the applicable series of debt securities and not to any subsidiaries unless the context requires otherwise. Also, in this section, references to "holders" mean those who own debt securities registered in their own names on the books that we or the trustee maintain for this purpose and not those who own beneficial interests in debt securities registered in street name or in debt securities issued in book-entry form through one or more depositaries. Owners of beneficial interests in the debt securities should read the section below entitled "Legal Ownership and Book-Entry Issuance."

 Debt Securities May Be Senior or Subordinated

        Vornado Realty Trust and Vornado Realty L.P. may issue senior or subordinated debt securities. Neither the senior debt securities nor the subordinated debt securities will be secured by any property or assets of Vornado Realty Trust, Vornado Realty L.P. or any of their respective subsidiaries. Thus, by owning a debt security, you are an unsecured creditor of Vornado Realty Trust or Vornado Realty L.P., as the case may be.

        Neither any limited or general partner of Vornado Realty L.P., including Vornado Realty Trust, nor any principal, shareholder, officer, director, trustee or employee of any limited or general partner of Vornado Realty L.P. or of any successor of any limited or general partner of Vornado Realty L.P. has any obligation for payment of debt securities or for any of Vornado Realty Trust's or Vornado Realty L.P.'s obligations, covenants or agreements contained in the debt securities or the applicable indenture. By accepting the debt securities, you waive and release all liability of this kind. The waiver and release are part of the consideration for the issuance of debt securities. This waiver and release will not apply to the liability of Vornado Realty L.P. solely in its capacity of guarantor of any series of debt securities of Vornado Realty Trust and solely to the extent of any such guarantee.

        The senior debt securities of Vornado Realty Trust and the senior debt securities of Vornado Realty L.P. will be issued under the applicable senior debt indenture, as described below, and will rank equally with all of Vornado Realty Trust's or Vornado Realty L.P.'s, as the case may be, other senior unsecured and unsubordinated debt.

        The subordinated debt securities of Vornado Realty Trust and the subordinated debt securities of Vornado Realty L.P. will be issued under the applicable subordinated debt indenture, as described below, and will be subordinate in right of payment to all of Vornado Realty Trust's or Vornado Realty L.P.'s "senior indebtedness," as defined in the applicable subordinated debt indenture. The prospectus supplement for any series of subordinated debt securities or the information incorporated in this prospectus by reference will indicate the approximate amount of senior indebtedness outstanding as of the end of Vornado Realty Trust's or Vornado Realty L.P.'s, as the case may be, most recent fiscal quarter. As of December 31, 2011, $10,233,000 aggregate principal amount of Vornado Realty Trust's total indebtedness constituted senior indebtedness, all of which is guaranteed by Vornado Realty L.P. As of December 31, 2011, $2,008,215,000 aggregate principal amount of Vornado Realty L.P.'s total indebtedness constituted senior indebtedness. None of the indentures limit Vornado Realty Trust's or Vornado Realty L.P.'s ability to incur additional senior indebtedness, unless otherwise described in the prospectus supplement relating to any series of debt securities.

        Vornado Realty Trust senior indebtedness will be structurally subordinate to the indebtedness of Vornado Realty L.P. (unless Vornado Realty L.P. guarantees such indebtedness and solely to the extent of any such guarantee), and will be structurally subordinate to the indebtedness of the subsidiaries of

Vornado Realty L.P. Vornado Realty L.P.'s senior indebtedness is, and any additional senior indebtedness of Vornado Realty L.P. will be, structurally subordinate to the indebtedness of Vornado Realty L.P.'s subsidiaries and will be structurally senior to any indebtedness of Vornado Realty Trust, unless Vornado Realty L.P. guarantees such indebtedness of Vornado Realty Trust. See "—Vornado Realty Trust's and Vornado Realty L.P.'s Debt Securities Are Structurally Subordinated to Indebtedness of Vornado Realty L.P. and Vornado Realty L.P.'s Subsidiaries" below.

        When we refer to "senior debt securities" in this prospectus, we mean both the senior debt securities of Vornado Realty Trust and the senior debt securities of Vornado Realty L.P., unless the context requires otherwise. When we refer to "subordinated debt securities" in this prospectus, we mean both the subordinated debt securities of Vornado Realty Trust and the subordinated debt securities of Vornado Realty L.P., unless the context requires otherwise. When we refer to "debt securities" in this prospectus, we mean both the senior debt securities and the subordinated debt securities, unless the context requires otherwise.

The Senior Debt Indenture and the Subordinated Debt Indenture of Vornado Realty L.P.

        The senior debt securities and the subordinated debt securities of Vornado Realty L.P. are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Vornado Realty L.P. and The Bank of New York Mellon, which will initially act as trustee. These indentures governing the debt securities of Vornado Realty L.P. are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        See "—Vornado Realty Trust's and Vornado Realty L.P.'s Relationship with the Trustee" below for more information about the trustee.

        When we refer to the indenture or the trustee with respect to any debt securities of Vornado Realty L.P., we mean the indenture under which those debt securities are issued and the trustee under that indenture.

The Senior Debt Indenture and the Subordinated Debt Indenture of Vornado Realty Trust

        The senior debt securities and the subordinated debt securities of Vornado Realty Trust are each governed by a document called an indenture—the senior debt indenture, in the case of the senior debt securities, and the subordinated debt indenture, in the case of the subordinated debt securities. Each indenture is a contract between Vornado Realty Trust as the issuer of the debt securities, Vornado Realty L.P. as the guarantor of the debt securities, if applicable, and The Bank of New York Mellon, which will initially act as trustee. These indentures governing the debt securities of Vornado Realty Trust are substantially identical, except for the provisions relating to subordination, which are included only in the subordinated debt indenture.

        Vornado Realty L.P. may, under each indenture, guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of principal of, and interest on, one or more series of debt securities of Vornado Realty Trust. See "Description of Vornado Realty L.P. Guarantee" below for more information. If such debt securities are so guaranteed, the existence and terms of such guarantee will be set forth in the prospectus supplement for such debt securities.

        The trustee under each indenture has two main roles:

  •
  First, the trustee can enforce your rights against us if we default. There are some limitations on the extent to which the trustee acts on your behalf, which we describe later under "—Default, Remedies and Waiver of Default."

  •
  Second, the trustee performs administrative duties for us, such as sending interest payments and notices.

        See "—Vornado Realty Trust's and Vornado Realty L.P.'s Relationship with the Trustee" below for more information about the trustee.

        When we refer to the indenture, the guarantor or the trustee with respect to any debt securities of Vornado Realty Trust, we mean the indenture under which those debt securities are issued, the guarantor of those debt securities and the trustee under that indenture.

We May Issue Many Series of Debt Securities

        We may issue as many distinct series of debt securities under a debt indenture as we wish. This section of the prospectus summarizes terms of the securities that apply generally to all series. The provisions of each indenture allow us not only to issue debt securities with terms different from those of debt securities previously issued under that indenture, but also to "reopen" a previous issue of a series of debt securities and issue additional debt securities of that series. We will describe most of the financial and other specific terms of a series including any additional terms of any guarantee, if applicable, whether it be a series of the senior debt securities or subordinated debt securities, in the prospectus supplement accompanying this prospectus. Those terms may vary from the terms described here.

As you read this section of the prospectus, please remember that the specific terms of your debt security will be described in the accompanying prospectus supplement and, if applicable, that description may modify or replace the general terms described in this section. If there are any differences between your prospectus supplement and this prospectus, your prospectus supplement will control. Thus, the statements we make in this section may not apply to your debt security.

        When we refer to a series of debt securities, we mean a series issued under the applicable indenture. When we refer to your prospectus supplement, we mean the prospectus supplement describing the specific terms of the debt security you purchase. The terms used in your prospectus supplement have the meanings described in this prospectus, unless otherwise specified.

Amounts That We May Issue

        None of the indentures limit the aggregate amount of debt securities that we may issue or the number of series or the aggregate amount of any particular series. In addition, the indentures and the debt securities do not limit either Vornado Realty Trust's or Vornado Realty L.P.'s ability to incur other indebtedness or to issue other securities, unless otherwise described in the prospectus supplement relating to any series of debt securities. Also, neither Vornado Realty Trust nor Vornado Realty L.P. are subject to financial or similar restrictions by the terms of the debt securities, unless otherwise described in the prospectus supplement relating to any series of debt securities.

 Principal Amount, Stated Maturity and Maturity

        The principal amount of a debt security means the principal amount payable at its stated maturity, unless that amount is not determinable, in which case the principal amount of a debt security is its face amount. Any debt securities owned by us or any of our affiliates are not deemed to be outstanding for certain determinations under the indenture.

        The term "stated maturity" with respect to any debt security means the day on which the principal amount of the debt security is scheduled to become due. The principal may become due sooner, by reason of redemption or acceleration after a default or otherwise in accordance with the terms of the debt security. The day on which the principal actually becomes due, whether at the stated maturity or earlier, is called the "maturity" of the principal.

        We also use the terms "stated maturity" and "maturity" to refer to the days when other payments become due. For example, we refer to a regular interest payment date when an installment of interest is scheduled to become due as the "stated maturity" of that installment.

        When we refer to the "stated maturity" or the "maturity" of a debt security without specifying a particular payment, we mean the stated maturity or maturity, as the case may be, of the principal.

Vornado Realty Trust's and Vornado Realty L.P.'s Debt Securities Are Structurally Subordinated to
Indebtedness of Vornado Realty L.P. and Vornado Realty L.P.'s Subsidiaries

        Vornado Realty Trust's indebtedness is structurally subordinate to debt of Vornado Realty L.P., except to the extent of any guarantee of such indebtedness by Vornado Realty L.P. In addition, because Vornado Realty Trust's assets consist principally of interests in Vornado Realty L.P. and because Vornado Realty L.P.'s assets consist principally of interests in the subsidiaries through which we own our properties and conduct our businesses, our right to participate as an equity holder in any distribution of assets of any of our subsidiaries upon the subsidiary's liquidation or otherwise, and thus the ability of our security holders to benefit from the distribution, is junior to creditors of the subsidiary, except to the extent that any claims we may have as a creditor of the subsidiary are recognized. Furthermore, because some of our subsidiaries are partnerships in which we are a general partner, we may be liable for their obligations. We may also guarantee some obligations of our subsidiaries. Any liability we may have for our subsidiaries' obligations could reduce our assets that are available to satisfy our direct creditors, including investors in our debt securities.

This Section Is Only a Summary

        The indentures and their associated documents, including your debt security, contain the full legal text of the matters described in this section and your prospectus supplement. We have filed indentures, and, in the case of our subordinated debt securities, forms of indentures, with the SEC as exhibits to our registration statements. See "Available Information" above for information on how to obtain copies of them.

        This section and your prospectus supplement summarize all of the material terms of the indentures and your debt security. They do not, however, describe every aspect of the indentures and your debt security. For example, in this section and your prospectus supplement, we use terms that have been given special meaning in the indentures, but we describe the meaning for only the more important of those terms.

Governing Law

        The indentures, the debt securities and any guarantees of those debt securities will be governed by New York law.

 Currency of Debt Securities

        Amounts that become due and payable on a debt security in cash will be payable in a currency, currencies or currency units specified in the accompanying prospectus supplement. We refer to this currency, currencies or currency units as a "specified currency." The specified currency for a debt security will be U.S. dollars, unless your prospectus supplement states otherwise. Some debt securities may have different specified currencies for principal and interest. You will have to pay for your debt securities by delivering the requisite amount of the specified currency for the principal to us or the underwriters, agents or dealers that we name in your prospectus supplement, unless other arrangements have been made between you and us or you and that firm. We will make payments on a debt security in the specified currency, except as described below in "—Payment Mechanics for Debt Securities."

Form of Debt Securities

        We will issue each debt security in global—i.e., book-entry—form only, unless we specify otherwise in the applicable prospectus supplement. Debt securities in book-entry form will be represented by a global security registered in the name of a depositary, which will be the holder of all of the debt securities represented by that global security. Those who own beneficial interests in a global debt security will do so through participants in the depositary's securities clearance system, and the rights of these indirect owners will be governed solely by the applicable procedures of the depositary and its participants. We describe book-entry securities below under "Legal Ownership and Book-Entry Issuance."

        In addition, we will issue each debt security in fully registered form, without coupons.

Types of Debt Securities

        We may issue any of the following types of senior debt securities or subordinated debt securities:

  Fixed Rate Debt Securities

        A debt security of this type will bear interest at a fixed rate described in your prospectus supplement. This type includes zero coupon debt securities, which bear no interest and are instead issued at a price usually significantly lower than the principal amount. See "—Original Issue Discount Debt Securities" below for more information about zero coupon and other original issue discount debt securities.

        Each fixed rate debt security, except any zero coupon debt security, will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a fixed rate debt security at the fixed yearly rate stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the debt security is exchanged. Each payment of interest due on an interest payment date or the date of maturity will include interest accrued from and including the last date to which interest has been paid, or made available for payment, or from the issue date if none has been paid or made available for payment, to but excluding the interest payment date or the date of maturity. We will compute interest on fixed rate debt securities on the basis of a 360-day year of twelve 30-day months. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities."

  Floating Rate Debt Securities

        A debt security of this type will bear interest at rates that are determined by reference to an interest rate formula. In some cases, the rates may also be adjusted by adding or subtracting a spread or multiplying by a spread multiplier and may be subject to a minimum rate or a maximum rate. If a debt security is a floating rate debt security, the formula and any adjustments that apply to the interest rate will be specified in the applicable prospectus supplement.

        Each floating rate debt security will bear interest from its original issue date or from the most recent date to which interest on the debt security has been paid or made available for payment. Interest will accrue on the principal of a floating rate debt security at the yearly rate determined according to the interest rate formula stated in the applicable prospectus supplement, until the principal is paid or made available for payment or the security is exchanged. We will pay interest on each interest payment date and at maturity as described below under "—Payment Mechanics for Debt Securities."

        Calculation of Interest.    Calculations relating to floating rate debt securities will be made by the calculation agent, an institution that we appoint as our agent for this purpose. The prospectus supplement for a particular floating rate debt security will name the institution that we have appointed to act as the calculation agent for that debt security as of its original issue date. We may appoint a different institution to serve as calculation agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        For each floating rate debt security, the calculation agent will determine, on the corresponding interest calculation or determination date, as described in the applicable prospectus supplement, the interest rate that takes effect on each interest reset date. In addition, the calculation agent will calculate the amount of interest that has accrued during each interest period—i.e., the period from and including the original issue date, or the last date to which interest has been paid or made available for payment, to but excluding the payment date. For each interest period, the calculation agent will calculate the amount of accrued interest by multiplying the face or other specified amount of the floating rate debt security by an accrued interest factor for the interest period. This factor will equal the sum of the interest factors calculated for each day during the interest period. The interest factor for each day will be expressed as a decimal and will be calculated by dividing the interest rate, also expressed as a decimal, applicable to that day by 360 or by the actual number of days in the year, as specified in the applicable prospectus supplement.

        Upon the request of the holder of any floating rate debt security, the calculation agent will provide for that debt security the interest rate then in effect—and, if determined, the interest rate that will become effective on the next interest reset date. The calculation agent's determination of any interest rate, and its calculation of the amount of interest for any interest period, will be final and binding in the absence of manifest error.

        All percentages resulting from any calculation relating to a debt security will be rounded upward or downward, as appropriate, to the next higher or lower one hundred-thousandth of a percentage point, e.g., 9.876541% (or .09876541) being rounded down to 9.87654% (or .0987654) and 9.876545% (or .09876545) being rounded up to 9.87655% (or .0987655). All amounts used in or resulting from any calculation relating to a floating rate debt security will be rounded upward or downward, as appropriate, to the nearest cent, in the case of U.S. dollars, or to the nearest corresponding hundredth of a unit, in the case of a currency other than U.S. dollars, with one-half cent or one-half of a corresponding hundredth of a unit or more being rounded upward.

        In determining the base rate that applies to a floating rate debt security during a particular interest period, the calculation agent may obtain rate quotes from various banks or dealers active in the relevant market, as described in the applicable prospectus supplement. Those reference banks and dealers may include the calculation agent itself and its affiliates, as well as any underwriter, dealer or agent participating in the distribution of the relevant floating rate debt securities and its affiliates.

  Indexed Debt Securities

        A debt security of this type provides that the principal amount payable at its maturity, and the amount of interest payable on an interest payment date, will be determined by reference to:

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  securities of one or more issuers;

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  one or more currencies;

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  one or more commodities;

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  any other financial, economic or other measure or instrument, including the occurrence or non-occurrence of any event or circumstance; or

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  one or more indices or baskets of the items described above.

        If you are a holder of an indexed debt security, you may receive an amount at maturity that is greater than or less than the face amount of your debt security depending upon the value of the applicable index at maturity. The value of the applicable index will fluctuate over time.

        If you purchase an indexed debt security, your prospectus supplement will include information about the relevant index and about how amounts that are to become payable will be determined by reference to the price or value of that index. The prospectus supplement will also identify the calculation agent that will calculate the amounts payable with respect to the indexed debt security. The calculation agent may exercise significant discretion in determining such amounts.

Original Issue Discount Debt Securities

        A fixed rate debt security, a floating rate debt security or an indexed debt security may be an original issue discount debt security. A debt security of this type is issued at a price lower than its principal amount and provides that, upon redemption or acceleration of its maturity, an amount less than its principal amount will be payable. An original issue discount debt security may be a zero coupon debt security. A debt security issued at a discount to its principal may, for U.S. federal income tax purposes, be considered an original issue discount debt security, regardless of the amount payable upon redemption or acceleration of maturity. The U.S. federal income tax consequences of owning an original issue discount debt security may be described in the applicable prospectus supplement.

Information in the Prospectus Supplement

        A prospectus supplement will describe the specific terms of a particular series of debt securities, which will include some or all of the following:

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  whether the issuer of the debt securities is Vornado Realty Trust or Vornado Realty L.P.;

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  the title of the debt securities;

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  whether they are senior debt securities or subordinated debt securities and, if they are subordinated debt securities, any changes in the subordination provisions described in this prospectus applicable to those subordinated debt securities;

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  any limit on the aggregate principal amount of the debt securities of the same series;

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  the person to whom any interest on any debt security of the series will be payable, if other than the person in whose name the debt security is registered at the close of business on the regular record date;

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  the stated maturity;

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  the specified currency, currencies or currency units for principal and interest, if not U.S. dollars;

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  the price at which we originally issue the debt securities, expressed as a percentage of the principal amount, and the original issue date;

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  whether the debt securities are fixed rate debt securities, floating rate debt securities or indexed debt securities;

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  if the debt securities are fixed rate debt securities, the yearly rate at which the debt securities will bear interest, if any, and the interest payment dates;

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  the regular record date for any interest payable on any interest payment date;

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  the place or places where the principal of, premium, if any, and interest on the debt securities will be payable;

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  the denominations in which the debt securities will be issuable, if other than denominations of $1,000 and any integral multiple of $1,000;

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  if the debt securities are floating rate debt securities, the interest rate basis; any applicable index currency or maturity, spread or spread multiplier or initial, maximum or minimum rate; the interest reset, determination, calculation and payment dates; the day count used to calculate interest payments for any period; and the calculation agent;

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  any index or formula used to determine the amount of payments of principal of and any premium and interest on the debt securities;

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  if the debt securities may be converted, in the case of debt securities of Vornado Realty Trust, or exchanged, in the case of debt securities of Vornado Realty L.P., for common or preferred shares of Vornado Realty Trust or other securities, the terms on which such conversion or exchange may occur, including whether such conversion or exchange is mandatory, at the option of the holder or at our option, the period during which such conversion or exchange may occur, the initial conversion or exchange rate and the circumstances or manner in which the amount of common or preferred shares issuable upon conversion or exchange may be adjusted or calculated according to the market price of Vornado Realty Trust common or preferred shares or such other securities;

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  if the debt securities are original issue discount debt securities, the yield to maturity;

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  if other than the principal amount, the portion of the principal amount of the debt securities of the series which will be payable upon acceleration of the maturity of the debt securities;

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  if applicable, the circumstances under which the debt securities may be mandatorily redeemed by us, redeemed at our option or repaid at the holder's option before the stated maturity, including any redemption commencement date, repayment date(s), redemption price(s) and redemption period(s);

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  if the principal amount of the debt securities which will be payable at the maturity of the debt securities will not be determinable as of any date before maturity, the amount which will be deemed to be the outstanding principal amount of the debt securities;

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  the applicability of any provisions described under "—Defeasance and Covenant Defeasance";

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  the depositary for the debt securities, if other than DTC, and any circumstances under which the holder may request securities in non-global form;

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  the applicability of any provisions described under "—Default, Remedies and Waiver of Default";

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  any additional covenants applicable to the debt securities and any elimination of or modification to the covenants described under "—Covenants";

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  the names and duties of any co-trustees, depositaries, authenticating agents, paying agents, transfer agents or registrars for the debt securities;

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  the U.S. federal income tax consequences to holders of fixed rate debt securities that are zero coupon or original issue discount debt securities, floating rate debt securities, indexed debt securities or original issue discount debt securities;

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  if the debt securities are issued by Vornado Realty Trust, whether Vornado Realty L.P. will guarantee the due and punctual payment of principal of, premium, if any, and interest on the debt securities and the extent of any such guarantee; and

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  any other terms of the debt securities or any applicable guarantee, which could be different from those described in this prospectus.

Redemption and Repayment

        Unless otherwise indicated in the applicable prospectus supplement, a debt security will not be entitled to the benefit of any sinking fund—that is, we will not deposit money on a regular basis into any separate custodial account to repay the debt securities. In addition, we will not be entitled to redeem a debt security before its stated maturity unless the prospectus supplement specifies a redemption commencement date. You will not be entitled to require us to buy a debt security from you before its stated maturity unless your prospectus supplement specifies one or more repayment dates.

        If your applicable prospectus supplement specifies a redemption commencement date or a repayment date, it will also specify one or more redemption prices or repayment prices, which may be expressed as a percentage of the principal amount of the debt security. It may also specify one or more redemption periods during which the redemption prices relating to a redemption of debt securities during those periods will apply.

        If we redeem less than all of the debt securities of any series, we will, at least 60 days before the redemption date set by us or any shorter period that is satisfactory to the trustee, notify the trustee of the redemption date, of the principal amount of debt securities to be redeemed and if applicable, of the tenor of the debt securities to be redeemed. The trustee will select from the outstanding securities of the series the particular debt securities to be redeemed not more than 60 days before the redemption date. This procedure will not apply to any redemption of a single debt security.

        If your prospectus supplement specifies a redemption commencement date, the debt security will be redeemable at our option at any time on or after that date or at a specified time or times. If we redeem the debt security, we will do so at the specified redemption price, together with interest accrued to the redemption date. If different prices are specified for different redemption periods, the price we pay will be the price that applies to the redemption period during which the debt security is redeemed.

        If your prospectus supplement specifies a repayment date, the debt security will be repayable at the holder's option on the specified repayment date at the specified repayment price, together with interest accrued to the repayment date.

        If we exercise an option to redeem any debt security, we will give to the holder written notice of the principal amount of the debt security to be redeemed, not less than 30 days nor more than 60 days before the applicable redemption date. We will give the notice in the manner described below in "—Notices."

        If a debt security represented by a global debt security is subject to repayment at the holder's option, the depositary or its nominee, as the holder, will be the only person that can exercise the right to repayment. Any indirect owners who own beneficial interests in the global debt security and wish to exercise a repayment right must give proper and timely instructions to their banks or brokers through which they hold their interests, requesting that they notify the depositary to exercise the repayment right on their behalf. Different firms have different deadlines for accepting instructions from their customers, and you should take care to act promptly enough to ensure that your request is given effect by the depositary before the applicable deadline for exercise.

Street name and other indirect owners should contact their banks or brokers for information about how to exercise a repayment right in a timely manner.

        We or our affiliates may purchase debt securities from investors who are willing to sell from time to time, either in the open market at prevailing prices or in private transactions at negotiated prices. Debt securities that we or they purchase may, at our discretion, be held, resold or canceled.

Mergers and Similar Transactions

        Under the applicable indenture, each of Vornado Realty L.P. and Vornado Realty Trust are generally permitted to merge or consolidate with another entity. Each of Vornado Realty L.P. and Vornado Realty Trust are also permitted to sell their assets substantially as an entirety to another entity. With regard to any series of debt securities, however, unless otherwise indicated in the applicable prospectus supplement, the issuer of the debt securities, whether Vornado Realty Trust or Vornado Realty L.P., as the case may be, may not take any of these actions unless all of the following conditions are met:

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  If the successor entity in the transaction is not the issuer, the successor entity must be a corporation, partnership or trust organized under the laws of the United States, any state in the United States or the District of Columbia and must expressly assume the obligations of the issuer under the debt securities of that series and the indenture with respect to that series.

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  Immediately after giving effect to the transaction, no default under the debt securities of that series has occurred and is continuing. For this purpose, "default under the debt securities of that series" means an event of default with respect to that series or any event that would be an event of default with respect to that series if the requirements for giving us a default notice and for our default having to continue for a specific period of time were disregarded. We describe these matters below under "—Default, Remedies and Waiver of Default."

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  The issuer or the successor entity, as the case may be, must take such steps as will be necessary to secure the debt securities of that series equally and ratably with or senior to all new indebtedness if, as a result of the transaction, properties or assets of the issuer, would become subject to a mortgage, pledge, lien, security interest or other encumbrance which would not be permitted by the applicable indenture.

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  The issuer and the guarantor, if applicable, have delivered to the trustee an officers' certificate and opinion of counsel, each stating that the transaction complies in all respects with the indenture.

        If the conditions described above are satisfied with respect to the debt securities of any series, Vornado Realty Trust or Vornado Realty L.P., as the case may be, as issuer of those debt securities will not need to obtain the approval of the holders of those debt securities in order to merge or consolidate or to sell its assets. Also, these conditions will apply only if the issuer of those debt securities wishes to merge or consolidate with another entity or sell its assets substantially as an entirety to another entity. The issuer of those debt securities will not need to satisfy these conditions if it enters into other types of transactions, including any transaction in which the issuer acquires the stock or assets of another entity, any transaction that involves a change of control of the issuer but in which the issuer does not merge or consolidate and any transaction in which the issuer sells less than substantially all of its assets.

        Any limitation applicable to the ability of Vornado Realty L.P., in its capacity as guarantor of debt securities of any series of Vornado Realty Trust, to participate in any of the actions described above will be set forth in the prospectus supplement for such series of debt securities.

Subordination Provisions

        Holders of subordinated debt securities should recognize that contractual provisions in the subordinated debt indenture may prohibit the issuer of the subordinated debt securities from making payments on those securities. Subordinated debt securities are subordinate and junior in right of payment, to the extent and in the manner stated in the subordinated debt indenture or in the provisions of the applicable debt securities, to all of the issuer's senior debt, as defined in the subordinated debt indenture, including all debt securities the issuer has issued and will issue under the senior debt indenture.

        The subordinated debt indenture defines "senior debt" as the principal of and premium, if any, and interest on all indebtedness of the issuer, other than the subordinated debt securities, whether outstanding on the date of the indenture or thereafter created, incurred or assumed, which is (a) for money borrowed, (b) evidenced by a note or similar instrument given in connection with the acquisition of any businesses, properties or assets of any kind or (c) obligations of the issuer, as lessee under leases required to be capitalized on the balance sheet of the lessee under generally accepted accounting principles or leases of property or assets made as part of any sale and lease-back transaction to which the issuer is a party. For the purpose of this definition, "interest" includes interest accruing on or after the filing of any petition in bankruptcy or for reorganization relating to the issuer, to the extent that the claim for post-petition interest is allowed in the proceeding. Also for the purpose of this definition, "indebtedness of the issuer" includes indebtedness of others guaranteed by the issuer and amendments, renewals, extensions, modifications and refundings of any indebtedness or obligation of the kinds described in the first sentence of this paragraph. However, "indebtedness of the issuer" for the purpose of this definition does not include any indebtedness or obligation if the instrument creating or evidencing the indebtedness or obligation, or under which the indebtedness or obligation is outstanding, provides that the indebtedness or obligation is not superior in right of payment to the subordinated debt securities.

        The subordinated debt indenture provides that, unless all principal of and any premium or interest on the senior debt has been paid in full, no payment or other distribution may be made in respect of any subordinated debt securities in the following circumstances:

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  in the event of any insolvency or bankruptcy proceedings, or any receivership, liquidation, reorganization or other similar proceeding involving the issuer or its assets;

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  in the event of any liquidation, dissolution or other winding-up of the issuer, whether voluntary or involuntary and whether or not involving insolvency or bankruptcy;

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  in the event of any assignment for the benefit of creditors or any other marshalling of assets and liabilities of the issuer;

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  if any subordinated debt securities of issuer have been declared due and payable before their stated maturity; or

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  (a) in the event and during the continuation of any default in the payment of principal, premium or interest on any senior debt beyond any applicable grace period or if any event of default with respect to any senior debt of the issuer has occurred and is continuing, permitting the holders of that senior debt of the issuer or a trustee to accelerate the maturity of that senior debt, unless the event of default has been cured or waived or ceased to exist and any related acceleration has been rescinded, or (b) if any judicial proceeding is pending with respect to a payment default or an event of default described in (a).

        If the trustee under the subordinated debt indenture or any holders of the subordinated debt securities receive any payment or distribution that they know is prohibited under the subordination provisions, then the trustee or the holders will have to repay that money to the holders of the senior debt.

        Even if the subordination provisions prevent us from making any payment when due on the subordinated debt securities of any series, we will be in default on our obligations under that series if we do not make the payment when due. This means that the trustee under the subordinated debt indenture and the holders of that series can take action against us, but they will not receive any money until the claims of the holders of senior debt have been fully satisfied.

Covenants

        The following covenants apply to Vornado Realty Trust or Vornado Realty L.P., as applicable, with respect to the debt securities of each series it issues under this prospectus unless otherwise specified in the applicable prospectus supplement. As used in this section, "we" refers to either Vornado Realty Trust or Vornado Realty L.P., as issuer of the applicable debt securities.

        Maintenance of Properties.    We must maintain all properties used in our business in good condition. However, we may discontinue the maintenance or operation of any of our properties if in our judgment, discontinuance is desirable in the conduct of our business and is not disadvantageous in any material respect to the holders of debt securities.

        Insurance.    We must keep all of our insurable properties insured against loss or damage with insurers of recognized responsibility. The insurance must be in commercially reasonable amounts and types.

        Existence.    Except as described under "—Mergers and Similar Transactions," we must do or cause to be done all things necessary to preserve and keep in full force and effect our existence, rights and franchises. However, we are not required to preserve any existence, right or franchise if we determine that the preservation of the existence, right or franchise is no longer desirable in the conduct of our business and that the loss of the existence, right or franchise is not disadvantageous in any material respect to the holders of the debt securities.

        Payment of Taxes and Other Claims.    We are required to pay or discharge or cause to be paid or discharged (a) all taxes, assessments and governmental charges levied or imposed upon us or any subsidiary or upon our income, profits or property or the income, profits or property of any subsidiary and (b) all lawful claims for labor, materials and supplies which, if unpaid, might by law become a lien upon our property or the property of any subsidiary. We must pay these taxes and other claims before they become delinquent. However, we are not required to pay or discharge or cause to be paid or discharged any tax, assessment, charge or claim whose amount, applicability or validity is being contested in good faith by appropriate proceedings.

        Provision of Financial Information.    We will file with the trustee, within 15 days after we file the same with the SEC, copies of the annual reports and of the information, documents and other reports that we may be required to file with the SEC pursuant to Section 13 or Section 15(d) of the Exchange Act. If we are not required to file with the SEC information, documents or reports pursuant to either of those sections, then we will file with the trustee and the SEC such reports, if any, as may be prescribed by the SEC at such time.

        Additional covenants described in the applicable prospectus supplement may apply to the issuer of the debt securities and, if applicable, Vornado Realty L.P. in its capacity as guarantor of debt securities of Vornado Realty Trust, with respect to a particular series of debt securities.

 Defeasance and Covenant Defeasance

        The provisions for full defeasance and covenant defeasance described below apply to each senior and subordinated debt security, and any applicable guarantee, if so indicated in the applicable prospectus supplement. In general, we expect these provisions to apply to each debt security that has a specified currency of U.S. dollars and is not a floating rate or indexed debt security.

        Full Defeasance.    If there is a change in U.S. federal tax law, as described below, we can legally release ourselves and any guarantor from all payment and other obligations on any debt securities. This is called full defeasance. For us to do so, each of the following must occur:

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  The issuer of your debt securities must deposit in trust for the benefit of all holders of those debt securities money, U.S. government or U.S. government agency notes or bonds, or a combination thereof, that will generate enough cash to make interest, principal and any other payments on those debt securities on their various due dates;

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  (a) No event of default under the indenture applicable to such debt securities may have occurred and be continuing and (b) no event of default described in the sixth bullet point under "—Default, Remedies and Waiver of Default—Events of Default" may have occurred and be continuing at any time during the 90 days following the deposit in trust;

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  There must be a change in current U.S. federal tax law or an Internal Revenue Service ruling that lets us make the above deposit without causing the holders of the debt securities to be taxed on those debt securities any differently than if we did not make the deposit and just repaid those debt securities ourselves. Under current federal tax law, the deposit and our legal release from your debt security would be treated as though we took back your debt security and gave you your share of the cash and notes or bonds deposited in trust. In that event, you could recognize gain or loss on your debt security; and

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  We must deliver to the trustee a legal opinion of our counsel confirming the tax law change described above.

        If we ever fully defeased your debt security, you would have to rely solely on the trust deposit for payments on your debt security. You would not be able to look to us for payment if there was any shortfall.

        Covenant Defeasance.    Under current U.S. federal tax law, we can make the same type of deposit described above and we and any guarantor will be released from the restrictive covenants relating to your debt security listed in the bullets below and any additional restrictive covenants that may be described in your prospectus supplement. This is called covenant defeasance. In that event, you would lose the protection of those restrictive covenants. In order to achieve covenant defeasance for any debt securities, we must take the same steps as are required for full defeasance.

        If we accomplish covenant defeasance with regard to your debt security, the following provisions of the applicable indenture and your debt security would no longer apply:

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  The requirement to secure the debt securities equally and ratably with all new indebtedness of the issuer of your debt securities in the event of a merger or consolidation;

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  The covenants regarding existence, maintenance of properties, payment of taxes and other claims, insurance and provision of financial information applicable to us or the guarantor, if applicable;

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  Any additional covenants that your prospectus supplement states are applicable to your debt security; and

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  The events of default resulting from a breach of covenants, described below in the fourth, fifth and seventh bullet points under "—Default, Remedies and Waiver of Default—Events of Default."

        If we accomplish covenant defeasance on your debt security, we must still repay your debt security if there is any shortfall in the trust deposit. You should note, however, that if one of the remaining events of default occurred, such as our bankruptcy, and your debt security became immediately due and payable, there may be a shortfall. Depending on the event causing the default, you may not be able to obtain payment of the shortfall.

Default, Remedies and Waiver of Default

        You will have special rights if an event of default with respect to your series of debt securities occurs and is continuing, as described in this subsection.

        Events of Default.    Unless your prospectus supplement says otherwise, when we refer to an event of default with respect to any series of debt securities, we mean any of the following:

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  The issuer of your debt securities does not pay interest on any debt security of that series within 30 days after the due date;

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  The issuer of your debt securities does not pay the principal or any premium of any debt security of that series on the due date;

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  The issuer of your debt securities does not deposit a sinking fund payment with regard to any debt security of that series on the due date, but only if the payment is required under the applicable prospectus supplement;

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  The issuer of your debt securities or the guarantor of your debt securities, if applicable, remains in breach of any covenant it makes in the indenture for the benefit of the relevant series for 90 days after it receives a written notice of default stating that it is in breach and requiring it to remedy the breach. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

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  The issuer of your debt securities does not pay an indebtedness of $50,000,000 or more in principal amount outstanding when due after the expiration of any applicable grace period, or we default on an indebtedness of this amount resulting in acceleration of the indebtedness, in either case within ten days after written notice of the default is sent to us. The notice must be sent by the trustee or the holders of at least 25% in principal amount of the relevant series of debt securities;

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  The issuer of your debt securities or, if applicable, the guarantor of your debt securities, files for bankruptcy or other events of bankruptcy, insolvency or reorganization relating to the issuer or, if applicable, the guarantor of your debt securities, occur; or

  •
  If your prospectus supplement states that any additional event of default applies to the series, that event of default occurs.

  Remedies If an Event of Default Occurs

If you are the holder of a subordinated debt security, all of the remedies available upon the occurrence of an event of default under the subordinated debt indenture will be subject to the restrictions on the subordinated debt securities described above under "—Subordination Provisions."

        If an event of default has occurred with respect to any series of debt securities and has not been cured or waived, the trustee or the holders of not less than 25% in principal amount of outstanding debt securities of that series may declare the entire principal amount of the debt securities of that series to be due immediately. If the event of default occurs because of events in bankruptcy, insolvency or reorganization relating to the issuer of your debt securities the entire principal amount of the debt securities of that series will be automatically accelerated, without any action by the trustee or any holder.

        Each of the situations described above is called an acceleration of the maturity of the affected series of debt securities. If the maturity of any series is accelerated, a judgment for payment has not yet been obtained, we pay or deposit with the trustee an amount sufficient to pay all amounts due on the securities of the series, and all events of default with respect to the series, other than the nonpayment of the accelerated principal, have been cured or waived, then the holders of a majority in principal amount of the outstanding debt securities of that series may cancel the acceleration for the entire series.

        If an event of default occurs, the trustee will have special duties. In that situation, the trustee will be obligated to use those of its rights and powers under the relevant indenture, and to use the same degree of care and skill in doing so, that a prudent person would use in that situation in conducting his or her own affairs.

        Except as described in the prior paragraph, the trustee is not required to take any action under the relevant indenture at the request of any holders unless the holders offer the trustee reasonable protection from expenses and liability. This is called an indemnity. If the trustee is provided with an indemnity reasonably satisfactory to it, the holders of a majority in principal amount of all debt securities of the relevant series may direct the time, method and place of conducting any lawsuit or other formal legal action seeking any remedy available to the trustee with respect to that series. These majority holders may also direct the trustee in performing any other action under the applicable indenture with respect to the debt securities of that series.

        Before you bypass the trustee and bring your own lawsuit or other formal legal action or take other steps to enforce your rights or protect your interests relating to any debt security or any guarantee, all of the following must occur:

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  The holder of your debt security must give the trustee written notice of a continuing event of default;

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  The holders of not less than 25% in principal amount of all debt securities of your series must make a written request that the trustee take action because of the default, and they or other holders must offer to the trustee indemnity reasonably satisfactory to the trustee against the cost and other liabilities of taking that action;

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  The trustee must not have taken action for 60 days after the above steps have been taken; and

  •
  During those 60 days, the holders of a majority in principal amount of the debt securities of your series must not have given the trustee directions that are inconsistent with the written request of the holders of not less than 25% in principal amount of the debt securities of your series.

        You are entitled at any time, however, to bring a lawsuit for the payment of money due on your debt security on or after its due date.

        Waiver of Default.    The holders of not less than a majority in principal amount of the outstanding debt securities of a series may waive a default for all debt securities of that series. If this happens, the default will be treated as if it has not occurred. No one can waive a payment default on your debt security or a covenant or provision of the indenture that cannot be modified or amended without the consent of the holder of each outstanding debt security of the series, however, without the approval of the particular holder of that debt security.

        Annual Provision of Information to the Trustee About Defaults.    The issuer, and if the due and punctual payment of principal of, and interest on one or more series of debt securities is guaranteed, the guarantor, will furnish to each trustee every year a written statement of two of our officers certifying that to their knowledge the issuer and the guarantor, if applicable, are in compliance with the applicable indenture and the debt securities issued under it, or else specifying any default under the indenture.

Book-entry and other indirect owners should consult their banks or brokers for information on how to give notice or direction to or make a request of the trustee and how to declare or cancel an acceleration of the maturity. Book-entry and other indirect owners are described below under "Legal Ownership and Book-Entry Issuance."

 Changes of the Indentures Requiring Each Holder's Approval

        There are certain changes that cannot be made without the approval of each holder of a debt security affected by the change under a particular indenture. Here is a list of those types of changes:

  •
  change the stated maturity for any principal or interest payment on a debt security;

  •
  reduce the principal amount or the interest rate or the premium payable upon the redemption of any debt security;

  •
  reduce the amount of principal of an original issue discount security or any other debt security payable upon acceleration of its maturity;

  •
  change the currency of any payment on a debt security;

  •
  change the place of payment on a debt security;

  •
  impair a holder's right to sue for payment of any amount due on its debt security;

  •
  modify or affect in any adverse manner the terms and conditions of the obligations of Vornado Realty L.P. in respect of its guarantee, if any, of the due and punctual payment of principal of, or any premium or interest on, or any sinking fund or additional amounts with respect to any guaranteed debt securities of Vornado Realty Trust;

  •
  reduce the percentage in principal amount of the debt securities of any series, the approval of whose holders is needed to change the applicable indenture or those debt securities;

  •
  reduce the percentage in principal amount of the debt securities of any series, the consent of whose holders is needed to waive our compliance with the applicable indenture or to waive defaults; and

  •
  change the provisions of the applicable indenture dealing with modification and waiver in any other respect, except to increase any required percentage referred to above or to add to the provisions that cannot be changed or waived without approval of the holder of each affected debt security.

 Modification of Subordination Provisions

        Neither Vornado Realty Trust nor Vornado Realty L.P. may amend the subordinated debt indenture governing the subordinated debt securities it has issued to alter the subordination of any outstanding subordinated debt securities it has issued without the consent of each holder of senior debt then outstanding who would be adversely affected. In addition, neither Vornado Realty Trust nor Vornado Realty L.P. may modify the subordination provisions of the subordinated debt indenture governing the subordinated debt securities it has issued in a manner that would adversely affect the outstanding subordinated debt securities it has issued of any one or more series in any material respect, without the consent of the holders of a majority in aggregate principal amount of all affected series, voting together as one class.

Changes of the Indentures Not Requiring Approval

        Another type of change does not require any approval by holders of the debt securities of an affected series. These changes are limited to clarifications and changes that would not adversely affect the debt securities of that series in any material respect. Nor do we need any approval to make changes that affect only debt securities or any guarantees of that series to be issued under the applicable indenture after the changes take effect or to add a guarantee to any outstanding debt securities not guaranteed or to comply with the rules or regulations of any securities exchange or automated quotation system on which any of the debt securities may be listed or traded.

        We may also make changes or obtain waivers that do not adversely affect a particular debt security or the guarantee of that debt security, even if they affect other debt securities and guarantees. In those cases, we do not need to obtain the approval of the holder of the unaffected debt security; we need only obtain any required approvals from the holders of the affected debt securities.

Changes of the Indentures Requiring Majority Approval

        Any other change to a particular indenture and the debt securities issued under that indenture would require the following approval:

  •
  If the change affects only the debt securities of a particular series, it must be approved by the holders of a majority in principal amount of the debt securities of that series.

  •
  If the change affects the debt securities of more than one series of debt securities issued under the applicable indenture, it must be approved by the holders of a majority in principal amount of each series affected by the change.

        The same majority approval would be required for us or the guarantor, if applicable, to obtain a waiver of any of the applicable covenants in the indenture. The covenants include the promises we or the guarantor, if applicable, make about merging and similar transactions, which are described above under "—Mergers and Similar Transactions." If the requisite holders approve a waiver of a covenant, neither we nor the guarantor, as the case may be, will have to comply with it. The holders, however, cannot approve a waiver of any provision in a particular debt security, or in the applicable indenture as it affects that debt security, that cannot be changed without the approval of the holder of that debt security as described above in "—Changes of the Indentures Requiring Each Holder's Approval," unless that holder approves the waiver.

Book-entry and other indirect owners should consult their banks or brokers for information on how approval may be granted or denied if we seek to change an indenture or any debt securities or request a waiver.

 Special Rules for Action by Holders

        When holders take any action under a debt indenture, such as giving a notice of default, declaring an acceleration, approving any change or waiver or giving the trustee an instruction, we will apply the following rules.

  Only Outstanding Debt Securities Are Eligible

        Only holders of outstanding debt securities of the applicable series will be eligible to participate in any action by holders of debt securities of that series. Also, we will count only outstanding debt securities in determining whether the various percentage requirements for taking action have been met. For these purposes, a debt security will not be "outstanding":

  •
  if it has been surrendered for cancellation or cancelled;

  •
  if we have deposited or set aside, in trust for its holder, money for its payment or redemption;

  •
  if we have fully defeased it as described above under "—Defeasance and Covenant Defeasance—Full Defeasance";

  •
  if it has been exchanged for other debt securities of the same series due to mutilation, destruction, loss or theft; or

  •
  if we or one of our affiliates is the owner, unless the debt security is pledged under certain circumstances described in the indenture.

  Eligible Principal Amount of Some Debt Securities

        In some situations, we may follow special rules in calculating the principal amount of a debt security that is to be treated as outstanding for the purposes described above. This may happen, for example, if the principal amount is payable in a non-U.S. dollar currency, increases over time or is not to be fixed until maturity.

        For any debt security of the kind described below, we will decide how much principal amount to attribute to the debt security as follows:

  •
  For an original issue discount debt security, we will use the principal amount that would be due and payable on the action date if the maturity of the debt security were accelerated to that date because of a default;

  •
  For a debt security whose principal amount is not determinable, we will use any amount that we indicate in the applicable prospectus supplement for that debt security. The principal amount of a debt security may not be determinable, for example, because it is based on an index that changes from time to time and the principal amount is not to be determined until a later date; or

  •
  For debt securities with a principal amount denominated in one or more non-U.S. dollar currencies or currency units, we will use the U.S. dollar equivalent, which we will determine.

  Determining Record Dates for Action by Holders

        We will generally be entitled to set any day as a record date for the purpose of determining the holders that are entitled to take action under either indenture. In certain limited circumstances, only the trustee will be entitled to set a record date for action by holders. If we or the trustee set a record date for an approval or other action to be taken by holders, that vote or action may be taken only by persons or entities who are holders on the record date and must be taken during the period that we specify for this purpose, or that the trustee specifies if it sets the record date. We or the trustee, as applicable, may shorten or lengthen this period from time to time. This period, however, may not extend beyond the 180th day after the record date for the action. In addition, record dates for any global debt security may be set in accordance with procedures established by the depositary from time to time. Accordingly, record dates for global debt securities may differ from those for other debt securities.

Form, Exchange and Transfer of Debt Securities

        Unless we indicate otherwise in your prospectus supplement, the debt securities will be issued:

  •
  only in fully registered form; and

  •
  in denominations of $1,000 and integral multiples of $1,000.

        Holders may exchange their debt securities for debt securities of the same series in any authorized denominations, as long as the total principal amount is not changed.

        Holders may exchange or transfer their debt securities at the office of the trustee. They may also replace lost, stolen, destroyed or mutilated debt securities at that office. We have appointed the trustee to act as our agent for registering debt securities in the names of holders and transferring and replacing debt securities.

        Holders will not be required to pay a service charge to transfer or exchange their debt securities, but they may be required to pay for any tax or other governmental charge associated with the registration, exchange or transfer. The transfer or exchange, and any replacement, will be made only if our transfer agent is satisfied with the holder's proof of legal ownership. The transfer agent may require an indemnity before replacing any debt securities.

        If a debt security is issued as a global debt security, only the depositary—e.g., DTC, Euroclear and Clearstream—will be entitled to transfer and exchange the debt security as described in this subsection, since the depositary will be the sole holder of the debt security.

        The rules for exchange described above apply to exchange of debt securities for other debt securities of the same series and kind. If a debt security is convertible into or exchangeable for common or preferred shares of Vornado Realty Trust, the rules governing that type of conversion or exchange will be described in the applicable prospectus supplement.

Payment Mechanics for Debt Securities

  Who Receives Payment?

        If interest is due on a debt security on an interest payment date, we will pay the interest to the person in whose name the debt security is registered at the close of business on the regular record date relating to the interest payment date as described below under "—Payment and Record Dates for Interest." If interest is due at maturity but on a day that is not an interest payment date, we will pay the interest to the person entitled to receive the principal of the debt security. If principal or another amount besides interest is due on a debt security at maturity, we will pay the amount to the holder of the debt security against surrender of the debt security at a proper place of payment or, in the case of a global debt security, in accordance with the applicable policies of the depositary, DTC, Euroclear or Clearstream, as applicable.

  Payment and Record Dates for Interest

        Unless we specify otherwise in the applicable prospectus supplement, interest on any fixed rate debt security will be payable semiannually each May 15 and November 15 and at maturity, and the regular record date relating to an interest payment date for any fixed rate debt security will be the

May 1 or November 1 next preceding that interest payment date. The regular record date relating to an interest payment date for any floating rate debt security will be the 15th calendar day before that interest payment date. These record dates will apply regardless of whether a particular record date is a "business day," as defined below. For the purpose of determining the holder at the close of business on a regular record date when business is not being conducted, the close of business will mean 5:00 P.M., New York City time, on that day.

        Business Day.    The term "business day" means, with respect to the debt securities of a series, a Monday, Tuesday, Wednesday, Thursday or Friday that is not a day on which banking institutions in the place of payment for the debt securities of that series are authorized or obligated by law or executive order to close and that satisfies any other criteria specified in the applicable prospectus supplement.

  How We Will Make Payments Due in U.S. Dollars

        We will follow the practice described in this subsection when paying amounts due in U.S. dollars. Payments of amounts due in other currencies will be made as described in the next subsection.

        Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies of the depositary as in effect from time to time. Under those policies, we will make payments directly to the depositary, or its nominee, and not to any indirect owners who own beneficial interests in the global debt security. An indirect owner's right to receive those payments will be governed by the rules and practices of the depositary and its participants, as described below in the section entitled "Legal Ownership and Book-Entry Issuance—What Is a Global Security?"

        Payments on Non-Global Debt Securities.    We will make payments on a debt security in non-global, registered form as follows. We will pay interest that is due on an interest payment date by check mailed on the interest payment date to the holder at his or her address shown on the trustee's records as of the close of business on the regular record date. We will make all other payments by check to the paying agent described below, against surrender of the debt security. All payments by check will be made in next-day funds—i.e., funds that become available on the day after the check is cashed.

        Alternatively, if a non-global debt security has a face amount of at least $1,000,000 and the holder asks us to do so, we will pay any amount that becomes due on the debt security by wire transfer of immediately available funds to an account at a bank in New York City, on the due date. To request a wire payment, the holder must give the paying agent appropriate wire transfer instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the relevant regular record date. In the case of any other payment, payment will be made only after the debt security is surrendered to the paying agent. Any wire instructions, once properly given, will remain in effect unless and until new instructions are given in the manner described above.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive payments on their debt securities.

  How We Will Make Payments Due in Other Currencies

        We will follow the practice described in this subsection when paying amounts that are due in a specified currency other than U.S. dollars.

        Payments on Global Debt Securities.    We will make payments on a global debt security in accordance with the applicable policies as in effect from time to time of the depositary, which will be

DTC, Euroclear or Clearstream. Unless we specify otherwise in the applicable prospectus supplement, The Depository Trust Company, New York, New York, known as DTC, will be the depositary for all debt securities in global form. The information in this section concerning DTC and DTC's book-entry system has been obtained from sources that we believe to be accurate, but we assume no responsibility for the accuracy thereof. The policies and procedures of DTC may govern payments, transfers, exchanges and others matters relating to beneficial interests in a global security. When DTC is the depositary, such securities would be subject to DTC's rules and procedures, as then in effect. We understand that DTC's policies, as currently in effect, are as follows.

        Unless otherwise indicated in your prospectus supplement, if you are an indirect owner of global debt securities denominated in a specified currency other than U.S. dollars and if you have the right to elect to receive payments in that other currency and do so elect, you must notify the participant through which your interest in the global debt security is held of your election on or before the 16th calendar day before the applicable regular record date, the stated maturity, or any redemption or repayment date.

        Your participant must, in turn, notify DTC of your election on or before the 15th calendar day prior to that regular record date, the stated maturity, or the redemption or repayment date if your debt security is redeemed or repaid earlier.

        DTC, in turn, will notify the paying agent of your election in accordance with DTC's procedures.

        If complete instructions are received by the participant and forwarded by the participant to DTC, and by DTC to the paying agent, on or before the dates noted above, the paying agent, in accordance with DTC's instructions, will make the payments to you or your participant by wire transfer of immediately available funds to an account maintained by the payee with a bank located in the country issuing the specified currency or in another jurisdiction acceptable to us and the paying agent.

        If the foregoing steps are not properly completed, we expect DTC to inform the paying agent that payment is to be made in U.S. dollars. In that case, we or our agent will convert the payment to U.S. dollars in the manner described below under "—Conversion to U.S. Dollars." We expect that we or our agent will then make the payment in U.S. dollars to DTC, and that DTC in turn will pass it along to its participants.

Indirect owners of a global debt security denominated in a currency other than U.S. dollars should consult their banks or brokers for information on how to request payment in the specified currency.

        Payments on Non-Global Debt Securities.    Except as described in the last paragraph under this heading, we will make payments on debt securities in non-global form in the applicable specified currency. We will make these payments by wire transfer of immediately available funds to any account that is maintained in the applicable specified currency at a bank designated by the holder and which is acceptable to us and the trustee. To designate an account for wire payment, the holder must give the paying agent appropriate wire instructions at least five business days before the requested wire payment is due. In the case of any interest payment due on an interest payment date, the instructions must be given by the person or entity who is the holder on the regular record date. In the case of any other payment, the payment will be made only after the debt security is surrendered to the paying agent. Any instructions, once properly given, will remain in effect unless and until new instructions are properly given in the manner described above.

        If a holder fails to give instructions as described above, we will notify the holder at the address in the trustee's records and will make the payment within five business days after the holder provides appropriate instructions. Any late payment made in these circumstances will be treated under the applicable indenture as if made on the due date, and no interest will accrue on the late payment from the due date to the date paid.

        Although a payment on a debt security in non-global form may be due in a specified currency other than U.S. dollars, we will make the payment in U.S. dollars if the holder asks us to do so. To request U.S. dollar payment, the holder must provide appropriate written notice to the trustee at least five business days before the next due date for which payment in U.S. dollars is requested. In the case of any interest payment due on an interest payment date, the request must be made by the person or entity who is the holder on the regular record date. Any request, once properly made, will remain in effect unless and until revoked by notice properly given in the manner described above.

Book-entry and other indirect owners of a debt security with a specified currency other than U.S. dollars should contact their banks or brokers for information about how to receive payments in the specified currency or in U.S. dollars.

        Conversion to U.S. Dollars.    When we are asked by a holder to make payments in U.S. dollars of an amount due in another currency, either on a global debt security or a non-global debt security as described above, the exchange rate agent described below will calculate the U.S. dollar amount the holder receives in the exchange rate agent's discretion.

        A holder that requests payment in U.S. dollars will bear all associated currency exchange costs, which will be deducted from the payment.

        When the Specified Currency Is Not Available.    If we are obligated to make any payment in a specified currency other than U.S. dollars, and the specified currency or any successor currency is not available to us due to circumstances beyond our control—such as the imposition of exchange controls or a disruption in the currency markets—we will be entitled to satisfy our obligation to make the payment in that specified currency by making the payment in U.S. dollars, on the basis of the exchange rate determined by the exchange rate agent described below, in its discretion.

        The foregoing will apply to any debt security, whether in global or non-global form, and to any payment, including a payment at maturity. Any payment made under the circumstances and in a manner described above will not result in a default under any debt security or the applicable indenture.

        Exchange Rate Agent.    If we issue a debt security in a specified currency other than U.S. dollars, we will appoint a financial institution to act as the exchange rate agent and will name the institution initially appointed when the debt security is originally issued in the applicable prospectus supplement. We may change the exchange rate agent from time to time after the original issue date of the debt security without your consent and without notifying you of the change.

        All determinations made by the exchange rate agent will be in its sole discretion unless we state in the applicable prospectus supplement that any determination requires our approval. In the absence of manifest error, those determinations will be conclusive for all purposes and binding on you and us, without any liability on the part of the exchange rate agent.

  Payment When Offices Are Closed

        If any payment is due on a debt security on a day that is not a business day, we will make the payment on the next day that is a business day. Payments postponed to the next business day in this situation will be treated under the applicable indenture as if they were made on the original due date.

Postponement of this kind will not result in a default under any debt security or the applicable indenture, and no interest will accrue on the postponed amount from the original due date to the next day that is a business day. The term business day has a special meaning, which we describe above under "—Payment and Record Dates for Interest."

  Paying Agent

        We may appoint one or more financial institutions to act as our paying agents, at whose designated offices debt securities in non-global entry form may be surrendered for payment at their maturity. We call each of those offices a paying agent. We may add, replace or terminate paying agents from time to time. We may also choose to act as our own paying agent. Initially, we have appointed the trustee, at its corporate trust office in New York City, as the paying agent. We must notify the trustee of changes in the paying agents.

  Unclaimed Payments

        Regardless of who acts as paying agent, all money paid by us to a paying agent that remains unclaimed at the end of two years after the amount is due to a holder will be repaid to us. After that two-year period, the holder may look only to us for payment and not to the trustee, any other paying agent or anyone else.

Notices

        Notices to be given to holders of a global debt security will be given only to the depositary, in accordance with its applicable policies as in effect from time to time. Notices to be given to holders of debt securities not in global form will be sent by mail to the respective addresses of the holders as they appear in the trustee's records. Neither the failure to give any notice to a particular holder, nor any defect in a notice given to a particular holder, will affect the sufficiency of any notice given to another holder.

Book-entry and other indirect owners should consult their banks or brokers for information on how they will receive notices.

 Vornado Realty Trust's and Vornado Realty L.P.'s Relationship with the Trustee

        The Bank of New York Mellon has provided commercial banking and other services for Vornado Realty Trust, Vornado Realty L.P. and its affiliates in the past and may do so in the future.

        The Bank of New York Mellon is initially serving as the trustee for the senior debt securities and the subordinated debt securities. We may appoint other parties to serve as trustee or co-trustee as may be indicated in the applicable prospectus supplement. Consequently, if an actual or potential event of default occurs with respect to any of these securities, the trustee may be considered to have a conflicting interest for purposes of the Trust Indenture Act of 1939. In that case, the trustee may be required to resign under one or more of the indentures, and the issuer of the debt securities would be required to appoint a successor trustee. For this purpose, a "potential" event of default means an event that would be an event of default if the requirements for giving the issuer of the debt securities default notice or for the default having to exist for a specific period of time were disregarded.

DESCRIPTION OF VORNADO REALTY L.P. GUARANTEE

        Vornado Realty L.P. may guarantee (either fully and unconditionally or in a limited manner) the due and punctual payment of the principal of, and any premium and interest on, one or more series of debt securities of Vornado Realty Trust, whether at maturity, by acceleration, redemption, repayment or otherwise, in accordance with the terms of such guarantee and the indenture. In case of the failure of Vornado Realty Trust punctually to pay any principal, premium or interest on any guaranteed debt security, Vornado Realty L.P. will cause any such payment to be made as it becomes due and payable, whether at maturity, upon acceleration, redemption, repayment or otherwise, and as if such payment were made by Vornado Realty Trust. The particular terms of the guarantee, if any, will be set forth in a prospectus supplement relating to the guaranteed debt securities. Any guarantee by Vornado Realty L.P. will be of payment only and not of collection.

 DESCRIPTION OF SHARES OF BENEFICIAL INTEREST OF VORNADO REALTY TRUST

The following descriptions of the material terms of the shares of beneficial interest of Vornado Realty Trust are only a summary and are subject to, and qualified in their entirety by reference to, the more complete descriptions of the shares in the following documents: (a) Vornado Realty Trust's amended and restated declaration of trust, including the applicable articles supplementary, and (b) Vornado Realty Trust's amended and restated bylaws, copies of which are exhibits to the registration statement of which this prospectus is a part. Please note that in this section entitled "Description of Shares of Beneficial Interest of Vornado Realty Trust," references to "Vornado," "we," "our" and "us" refer only to Vornado Realty Trust and not to its subsidiaries or Vornado Realty L.P. unless the context requires otherwise.

        For Vornado to maintain its qualification as a REIT under the Internal Revenue Code (the "Code"), not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months or during a proportionate part of a shorter taxable year. Accordingly, the declaration of trust contains provisions that restrict the ownership and transfer of shares of beneficial interest.

        The declaration of trust authorizes the issuance of up to 720,000,000 shares, consisting of 250,000,000 common shares of beneficial interest, $.04 par value per share, 110,000,000 preferred shares of beneficial interest, no par value per share, and 360,000,000 excess shares of beneficial interest, $.04 par value per share.

Description of Preferred Shares of Vornado Realty Trust

        The following is a description of the material terms and provisions of our preferred shares. The particular terms of any series of preferred shares will be described in the applicable prospectus supplement, which will supplement the information below.

        The description of the material terms of Vornado's preferred shares contained in this prospectus is only a summary and is qualified in its entirety by the provisions of the declaration of trust, which includes the articles supplementary relating to each series of the preferred shares, which will be filed as an exhibit to or incorporated by reference in the registration statement of which this prospectus is a part at or before the time of issuance of the series of preferred shares.

        As of December 31, 2011, the declaration of trust authorizes the issuance of 110,000,000 preferred shares. Of the authorized 110,000,000 preferred shares, as of December 31, 2011, Vornado has designated:

  •
  36,709 as $3.25 Series A Convertible Preferred Shares;

  •
  4,800,000 as Series D-10 7.00% Cumulative Redeemable Preferred Shares;

  •
  1,400,000 as Series D-11 7.20% Cumulative Redeemable Preferred Shares;

  •
  800,000 as Series D-12 6.55% Cumulative Redeemable Preferred Shares;

  •
  4,000,000 as Series D-14 6.75% Cumulative Redeemable Preferred Shares;

  •
  1,800,000 as Series D-15 6.875% Cumulative Redeemable Preferred Shares;

  •
  3,000,000 as 7.00% Series E Cumulative Redeemable Preferred Shares;

  •
  6,000,000 as 6.75% Series F Cumulative Redeemable Preferred Shares;

  •
  8,000,000 as 6.625% Series G Cumulative Redeemable Preferred Shares;

  •
  4,500,000 as 6.750% Series H Cumulative Redeemable Preferred Shares;

  •
  10,800,000 as 6.625% Series I Cumulative Redeemable Preferred Shares; and

  •
  9,850,000 as 6.875% Series J Cumulative Redeemable Preferred Shares.

        As of December 31, 2011, 36,709 $3.25 Series A Convertible Preferred Shares, 3,000,000 7.00% Series E Cumulative Redeemable Preferred Shares, 6,000,000 6.75% Series F Cumulative Redeemable Preferred Shares, 8,000,000 6.625% Series G Cumulative Redeemable Preferred Shares, 4,500,000 6.750% Series H Cumulative Redeemable Preferred Shares, 10,800,000 6.625% Series I Cumulative Redeemable Preferred Shares and 9,850,000 6.875% Series J Cumulative Redeemable Preferred Shares were outstanding. No Series D-10 7.00% Cumulative Redeemable Preferred Shares, Series D-11 7.20% Cumulative Redeemable Preferred Shares, Series D-12 6.55% Cumulative Redeemable Preferred Shares, Series D-14 6.75% Cumulative Redeemable Preferred Shares or Series D-15 6.875% Cumulative Redeemable Preferred Shares were issued and outstanding as of December 31, 2011. Shares of each of these series may be issued in the future upon redemption of preferred units of limited partnership interest of Vornado Realty L.P. of a corresponding series that were issued and outstanding as of December 31, 2011.

        The preferred shares authorized by our declaration of trust may be issued from time to time in one or more series in the amounts and with the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends, qualifications and terms and conditions of redemption as may be fixed by the board of trustees. Under certain circumstances, the issuance of preferred shares could have the effect of delaying, deferring or preventing a change of control of Vornado and may adversely affect the voting and other rights of the holders of common shares. The declaration of trust authorizes the board of trustees to classify or reclassify, in one or more series, any unissued preferred shares and to reclassify any unissued shares of any series of preferred shares by setting or changing the number of preferred shares constituting the series and the designations, preferences, conversion or other rights, voting powers, restrictions, limitations as to distributions, qualifications and terms and conditions of redemption of the preferred shares.

        The preferred shares have the dividend, liquidation, redemption and voting rights described below, as supplemented or changed in the applicable prospectus supplement relating to each particular series of the preferred shares. The applicable prospectus supplement will describe the following terms of the series of preferred shares:

  •
  the title of the preferred shares and the number of shares offered;

  •
  the amount of liquidation preference per share;

  •
  the initial public offering price at which the preferred shares will be issued;

  •
  the dividend rate or method of calculation, the dates on which dividends will be payable and the dates from which dividends will commence to accumulate, if any;

  •
  any redemption or sinking fund provisions;

  •
  any conversion or exchange rights;

  •
  any additional voting, dividend, liquidation, redemption, sinking fund and other rights, preferences, limitations and restrictions;

  •
  any listing of the preferred shares on any securities exchange;

  •
  the relative ranking and preferences of the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of Vornado;

  •
  any limitations on issuance of any series of preferred shares ranking senior to or on a parity with the series of preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of the affairs of Vornado; and

  •
  any limitations on direct, beneficial or constructive ownership and restrictions on transfer, in each case as may be appropriate to preserve the status of Vornado as a REIT or for other purposes.

The applicable prospectus supplement may also include a discussion of federal income tax considerations applicable to the preferred shares.

        The preferred shares will be issued in one or more series. The preferred shares, upon issuance against full payment of the applicable purchase price, will be duly authorized, validly issued, fully paid and non-assessable. The liquidation preference is not indicative of the price at which the preferred shares will actually trade on or after the date of issuance.

  Rank

        With respect to dividend rights and rights upon liquidation, dissolution or winding-up of Vornado, the preferred shares will rank senior to our common shares and excess shares created when our ownership limits are breached as described under "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" below, other than certain excess shares resulting from the conversion of preferred shares, and to all other classes and series of equity securities of Vornado now or later authorized, issued or outstanding, other than any classes or series of equity securities of Vornado that by their terms specifically rank equal or senior to the preferred shares as to dividend rights and rights upon liquidation, dissolution or winding-up of Vornado. We refer to the common shares and the other classes and series of equity securities to which the preferred shares rank senior as to dividend rights and rights upon liquidation, dissolution or winding-up of Vornado as "junior stock"; we refer to equity securities of Vornado that by their terms rank equal to the preferred shares as "parity stock"; and we refer to equity securities of Vornado that by their terms rank senior to the preferred shares as "senior stock." The preferred shares are junior to all outstanding debt of Vornado. We may create and issue senior stock, parity stock and junior stock to the extent not expressly prohibited by the declaration of trust.

  Dividends

        Holders of our preferred shares are entitled to receive, when, as and if authorized by our board of trustees and declared by Vornado out of our assets legally available for payment, dividends or distributions in cash, property or other assets of Vornado or in securities of Vornado or from any other source as our board of trustees in its discretion determines and at the dates and annual rate per share as described in the applicable prospectus supplement. This rate may be fixed or variable or both. Each authorized dividend is payable to holders of record as they appear at the close of business on the books of Vornado on the record date, not more than 30 calendar days preceding the payment date, as determined by our board of trustees.

        These dividends may be cumulative or noncumulative, as described in the applicable prospectus supplement. If dividends on a series of preferred shares are noncumulative and if our board of trustees fails to authorize a dividend in respect of a dividend period with respect to that series, then holders of those preferred shares will have no right to receive a dividend in respect of that dividend period, and we will have no obligation to pay the dividend for that period, whether or not dividends are authorized and payable on any future dividend payment dates. If dividends of a series of preferred shares are cumulative, the dividends on those shares will accrue from and after the date stated in the applicable prospectus supplement.

        No full dividends may be authorized or paid or set apart for payment on preferred shares of any series ranking, as to dividends, on a parity with or junior to the series of preferred shares offered by the applicable prospectus supplement for any period unless full dividends for the immediately preceding dividend period on the preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative, have been or contemporaneously are authorized and paid or authorized and a sum sufficient for payment is set apart for payment. When dividends are not paid in full, or a sum sufficient for the full payment is not set apart, upon the preferred shares offered by the applicable prospectus supplement and any other preferred shares ranking on a parity as to dividends with those preferred shares, dividends upon those preferred shares and dividends on the other preferred shares must be authorized proportionately so that the amount of dividends authorized per share on those preferred shares and the other preferred shares in all cases bear to each other the same ratio that accrued dividends for the then-current dividend period per share on those preferred shares, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on those preferred shares are cumulative, and accrued dividends, including required or permitted accumulations, if any, on shares of the other preferred shares, bear to each other. No interest, or sum of money in lieu of interest, will be payable in respect of any dividend payment(s) on preferred shares that are in arrears. Unless full dividends on the series of preferred shares offered by the applicable prospectus supplement have been authorized and paid or set apart for payment for the immediately preceding dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the preferred shares are cumulative:

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  no cash dividend or distribution, other than in shares of junior stock, may be authorized, set aside or paid on the junior stock;

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  we may not, directly or indirectly, repurchase, redeem or otherwise acquire any shares of junior stock, or pay any monies into a sinking fund for the redemption of any shares, except by conversion into or exchange for junior stock; and

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  we may not, directly or indirectly, repurchase, redeem or otherwise acquire any preferred shares or parity stock, or pay any monies into a sinking fund for the redemption of any shares, otherwise than in accordance with proportionate offers to purchase or a concurrent redemption of all, or a proportionate portion, of the outstanding preferred shares and shares of parity stock, except by conversion into or exchange for junior stock.

        Any dividend payment made on a series of preferred shares will first be credited against the earliest accrued but unpaid dividend due with respect to shares of the series.

  Redemption

        The terms, if any, on which preferred shares of any series may be redeemed will be described in the applicable prospectus supplement.

  Liquidation

        If we voluntarily or involuntarily liquidate, dissolve or wind up our affairs, the holders of a series of our preferred shares will be entitled, subject to the rights of creditors, but before any distribution or payment to the holders of our common shares, excess shares, other than certain excess shares resulting from the conversion of preferred shares, or any junior stock, to receive a liquidating distribution in the amount of the liquidation preference per share stated in the applicable prospectus supplement plus accrued and unpaid dividends for the then-current dividend period, including any accumulation in respect of unpaid dividends for prior dividend periods, if dividends on the series of preferred shares are cumulative. If the amounts available for distribution with respect to our preferred shares and all other outstanding parity stock are not sufficient to satisfy the full liquidation rights of all of the outstanding preferred shares and parity stock, then the holders of each series of the stock will share ratably in the distribution of assets in proportion to the full respective preferential amount, which in the case of preferred shares may include accumulated dividends, to which they are entitled. After payment of the full amount of the liquidation distribution, the holders of preferred shares will not be entitled to any further participation in any distribution of assets by us.

        Vornado is organized as a Maryland real estate investment trust under Title 8 of the Corporations and Associations Article of the Annotated Code of Maryland. Title 8 does not contain any specific provisions on the power of a Maryland real estate investment trust to make distributions, including dividends, to its shareholders. It is possible that a Maryland court may look to the Maryland General Corporation Law (the "MGCL") for guidance on matters, such as the making of distributions to shareholders, not covered by Title 8. The MGCL requires that, after giving effect to a distribution, (1) the corporation must be able to pay its debts as they become due in the usual course of business and (2) the corporation's total assets must at least equal the sum of its total liabilities plus the preferential rights on dissolution of shareholders whose rights on dissolution are superior to those shareholders receiving the distribution unless the distribution is made from (i) the net earnings of the corporation for the fiscal year in which the distribution is made, (ii) the net earnings of the corporation for the preceding fiscal year, or (iii) the sum of the net earnings of the corporation for the preceding eight fiscal quarters. However, the MGCL also provides that the charter of the corporation may provide that senior dissolution preferences will not be included with liabilities for purposes of determining amounts available for distribution. The applicable articles supplementary may include a similar provision. The Articles Supplementary for the Series A Preferred Shares, Series D-10 Preferred Shares, Series D-11 Preferred Shares, Series D-12 Preferred Shares, Series D-14 Preferred Shares, Series D-15 Preferred Shares, Series E Preferred Shares, Series F Preferred Shares, Series G Preferred Shares, Series H Preferred Shares, Series I Preferred Shares and Series J Preferred Shares each contain such a provision.

  Voting

        The preferred shares of a series will not be entitled to vote, except as described below or in the applicable prospectus supplement. Without the affirmative vote of 66 2/3% of the preferred shares then outstanding, voting separately as a class together with any parity stock, we may not:

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  increase or decrease the aggregate number of authorized shares of the class or any security ranking senior to the preferred shares; or

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  alter or change the voting or other powers, preferences or special rights of the class so as to affect them adversely.

        An amendment that increases the number of authorized shares of the class or authorizes the creation or issuance of other classes or series of junior stock or parity stock, or substitutes the surviving entity in a merger, consolidation, reorganization or other business combination for Vornado, will not be considered to be an adverse change.

  No Other Rights

        The shares of a series of preferred shares will not have any preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications, and terms and conditions of redemption except as described above or in the applicable prospectus supplement, the declaration of trust and in the applicable articles supplementary or as otherwise required by law.

  Registrar and Transfer Agent

        The registrar and transfer agent for each series of preferred shares will be American Stock Transfer & Trust Company, New York, New York, unless a different transfer agent is named in the applicable prospectus supplement.

  Restrictions on Ownership

        As discussed below, for us to maintain our qualification as a REIT under the Code, not more than 50% in value of our outstanding shares of beneficial interest may be owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities, at any time during the last half of a taxable year, and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. Therefore, the declaration of trust contains, and the articles supplementary for each series of preferred shares may contain, provisions restricting the ownership and transfer of the preferred shares.

        Our declaration of trust contains a preferred shares beneficial ownership limit that restricts shareholders from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding preferred shares of any class. The attribution rules which apply for purposes of the common shares beneficial ownership limit also apply for purposes of the preferred shares beneficial ownership limit. For more information about these attribution rules, see "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares." Investors should be aware that events other than a purchase or other transfer of preferred shares may result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the preferred shares beneficial ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

        Holders of preferred shares are also subject to the constructive ownership limit, which restricts them from owning, under the applicable attribution rules of the Code, more than 9.9% of the outstanding shares of any class. See "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" below for more information about the constructive ownership limit.

        The attribution rules that apply for purposes of the constructive ownership limit differ from those that apply for purposes of the preferred shares beneficial ownership limit. See "—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares" for more information about these attribution rules. Investors should be aware that events other than a purchase or other transfer of preferred shares may result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the constructive ownership limit. We urge investors to consult their own tax advisors concerning the application of the attribution rules of the Code in their particular circumstances.

        The declaration of trust provides that a transfer of preferred shares that would otherwise result in ownership, under the applicable attribution rules of the Code, of preferred shares in excess of the preferred shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado Realty Trust to be beneficially owned by fewer than 100 persons, will be void and the purported transferee will acquire no rights or economic interest in the preferred shares. In addition, preferred shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the preferred shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for our excess shares that will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While held in the trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

        If the purported transferee or holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, the purported transferee or holder may only designate a person whose ownership of the shares will not violate the preferred shares beneficial ownership limit or the constructive ownership limit. When the purported transferee or purported holder designates an eligible person, the excess shares will be automatically exchanged for preferred shares of the same class as the preferred shares that were originally exchanged for the excess shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other holder of the excess shares may not receive in return for the transfer an amount that reflects any appreciation in the preferred shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. Our declaration of trust provides that we may purchase any excess shares that have been automatically exchanged for preferred shares as a result of a purported transfer or other event. The price at which we may purchase the excess shares will be equal to the lesser of:

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  in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares or, in the case of excess shares resulting from some other event, the market price of the preferred shares exchanged on the date of the automatic exchange for excess shares; and

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  the market price of the preferred shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

Our purchase right with respect to excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that our board of trustees determines in good faith that an exchange for excess shares has occurred.

        Our board of trustees may exempt certain persons from the preferred shares beneficial ownership limit or the constructive ownership limit if evidence satisfactory to the trustees is presented showing that the exemption will not jeopardize Vornado's status as a REIT under the Code. Before granting an exemption of this kind, the board of trustees is required to obtain a ruling from the IRS or an opinion of counsel satisfactory to it and representations and undertakings, including representations, from the applicant that demonstrate, to the reasonable satisfaction of the board of trustees that such ownership would not jeopardize the REIT status of Vornado.

        The foregoing restrictions on transferability and ownership will not apply if our board of trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

        All certificates evidencing preferred shares will bear a legend referring to the restrictions described above.

        All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 2% of the outstanding preferred shares of any series must give a written notice to Vornado containing the information specified in our declaration of trust by January 31 of each year. In addition, each shareholder upon demand must disclose to Vornado any information Vornado may request, in good faith, in order to determine Vornado's status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

  Depositary Shares

        We may, at our option, elect to offer depositary shares, which represent receipts for fractional interests in preferred shares rather than full preferred shares. If we offer depositary shares, depositary receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred shares, will be issued as described below. The prospectus supplement relating to any series of depositary shares will state the fraction of a preferred share represented by each depositary share.

        The description below of the material provisions of the deposit agreement and of the depositary shares and depositary receipts is only a summary and is qualified in its entirety by reference to the forms of deposit agreement and depositary receipts relating to each series of the depositary shares that have been or will be filed with the SEC at or before the time of the offering or sale of a series of depositary shares. The particular terms of depositary shares representing fractional interests in any particular series of preferred shares will be described in the applicable prospectus supplement, which will supplement the information in this prospectus.

        The shares of any series of preferred shares represented by depositary shares will be deposited under a deposit agreement between Vornado and the depositary. Subject to the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable fraction of a preferred share represented by the depositary share, to all of the preferences, conversion or other rights, voting powers, restrictions, limitations as to dividends and other distributions, qualifications and terms and conditions of redemption of the preferred shares represented by the depositary share.

        Dividends and Other Distributions.    The depositary will distribute all cash dividends or other cash distributions received in respect of the preferred shares to the record holders of depositary shares relating to the preferred shares in proportion to the numbers of depositary shares owned by the holders.

        If we make a distribution other than in cash, the depositary will distribute property received by it to the record holders of depositary shares in an equitable manner, unless the depositary determines that it is not feasible to make the distribution, in which case the depositary may sell the property and distribute the net proceeds from the sale to the holders.

        Withdrawal of Preferred Shares.    Upon surrender of depositary receipts at the corporate trust office of the depositary, unless the related depositary shares have previously been called for redemption or converted into excess shares or otherwise, each depositary receipt holder will be entitled to delivery at the depositary's corporate trust office, to or upon the holder's order, of the number of whole or fractional shares of the class or series of preferred shares and any money or other property represented by the depositary shares evidenced by the depositary receipts. Holders of depositary receipts will be entitled to receive whole or fractional shares of the related class or series of preferred shares on the basis of the fraction of a preferred share represented by each depositary share as specified in the applicable prospectus supplement, but holders of the preferred shares will not be entitled to receive depositary shares representing the preferred shares after exchanging the depositary shares for preferred shares. If the depositary receipts delivered by the holder evidence a number of depositary shares in excess of the number of depositary shares representing the number of preferred shares to be withdrawn, the depositary will deliver to the holder at the same time a new depositary receipt evidencing the excess number of depositary shares.

        Redemption of Depositary Shares.    If a series of preferred shares represented by depositary shares is subject to redemption, the depositary shares will be redeemed from the proceeds received by the depositary resulting from the redemption, in whole or in part, of the series of preferred shares held by the depositary. The redemption price per depositary share will be equal to the applicable fraction of the redemption price per share payable with respect to the series of preferred shares. Whenever we redeem preferred shares held by the depositary, the depositary will redeem as of the same redemption date the number of depositary shares representing the redeemed preferred shares. If fewer than all of the depositary shares are to be redeemed, the depositary shares to be redeemed will be selected by lot, proportionately or by any other equitable method as may be determined by the depositary.

        Voting the Preferred Shares.    Upon receipt of notice of any meeting at which the holders of the preferred shares are entitled to vote, the depositary will mail the information contained in the notice of meeting to the record holders of the depositary shares relating to the preferred shares. Each record holder of these depositary shares on the record date will be entitled to instruct the depositary as to the exercise of the voting rights pertaining to the amount of the preferred shares represented by the holder's depositary shares. The record date for voting the depositary shares will be the same as the record date for voting the preferred shares. The depositary will endeavor, insofar as practicable, to vote the amount of the preferred shares represented by the depositary shares in accordance with the instructions, and we will take all reasonable action deemed necessary by the depositary in order to enable the depositary to do so. The depositary will abstain from voting the preferred shares to the extent it does not receive specific instructions from the holder of depositary shares representing those preferred shares.

        Amendment and Termination of the Deposit Agreement.    Vornado and the depositary may amend the form of depositary receipt evidencing the depositary shares and any provision of the deposit agreement at any time. However, any amendment that materially and adversely alters the rights of the holders of depositary shares will not be effective unless the holders of at least a majority of the depositary shares then outstanding approve the amendment. The deposit agreement will only terminate if (a) all outstanding depositary shares have been redeemed or (b) there has been a final distribution in respect of the preferred shares in connection with any liquidation, dissolution or winding-up of Vornado and that distribution has been distributed to the holders of the related depositary shares.

        Charges of Depositary.    Vornado will pay all transfer and other taxes and governmental charges arising solely from the existence of the depositary arrangements. Vornado will pay charges of the depositary in connection with the initial deposit of the preferred shares and issuance of depositary receipts, all withdrawals of preferred shares by owners of depositary shares and any redemption of the preferred shares. Holders of depositary receipts will pay other transfer and other taxes and governmental charges and any other charges expressly provided in the deposit agreement to be for their account.

        Resignation and Removal of Depositary.    The depositary may resign at any time by delivering to Vornado notice of its election to do so, and Vornado may at any time remove the depositary. The resignation or removal will take effect upon the appointment of a successor depositary and its acceptance of the appointment. The successor depositary must be appointed within 60 days after delivery of the notice of resignation or removal and must be a bank or trust company having its principal office in the United States and having a combined capital and surplus of at least $50,000,000.

        Restrictions on Ownership.    In order to safeguard Vornado against an inadvertent loss of REIT status, the deposit agreement or the declaration of trust or both will contain provisions restricting the ownership and transfer of depositary shares. These restrictions will be described in the applicable prospectus supplement.

        Reports; Liability of Depositary and Vornado Realty Trust.    The depositary will forward all reports and communications from Vornado that are delivered to it and that Vornado is required or otherwise determines to furnish to the holders of the preferred shares.

        Neither the depositary nor Vornado will be liable if it is prevented or delayed by law or any circumstance beyond its control in performing its obligations under the deposit agreement. The obligations of Vornado and the depositary under the deposit agreement will be limited to performance in good faith of their duties under the deposit agreement, and they will not be obligated to prosecute or defend any legal proceeding in respect of any depositary shares or preferred shares unless satisfactory indemnity is furnished. They may rely upon written advice of counsel or accountants, or information provided by persons presenting preferred shares for deposit, holders of depositary shares or other persons believed to be competent and on documents believed to be genuine.

 Description of Common Shares of Vornado Realty Trust

        The following description of the common shares is only a summary of, and is qualified in its entirety by reference to, the provisions governing the common shares contained in the declaration of trust and bylaws. Copies of the declaration of trust and bylaws are exhibits to the registration statement of which this prospectus is a part. See "Available Information" for information about how to obtain copies of the declaration of trust and bylaws.

        As of December 31, 2011, 185,080,020 common shares were issued and outstanding. No excess shares were issued and outstanding as of December 31, 2011. The common shares of Vornado Realty Trust are listed on the NYSE under the symbol "VNO."

  Dividend and Voting Rights of Holders of Common Shares

        The holders of common shares are entitled to receive dividends when, if and as authorized by the board of trustees and declared by Vornado out of assets legally available to pay dividends, if receipt of the dividends is in compliance with the provisions in the declaration of trust restricting the ownership and transfer of shares of beneficial interest. However, the terms of Vornado's issued and outstanding preferred shares provide that Vornado may only pay dividends or other distributions on common shares or purchase common shares if full cumulative dividends have been paid on outstanding preferred shares. The terms of the series of preferred shares that are now issued and outstanding do not provide for any mandatory sinking fund.

        The holders of common shares are entitled to one vote for each share on all matters on which shareholders are entitled to vote, including elections of trustees. There is no cumulative voting in the election of trustees, which means that the holders of a majority of the outstanding common shares can elect all of the trustees then standing for election. The holders of common shares do not have any conversion, redemption or preemptive rights to subscribe to any securities of Vornado. If Vornado is dissolved, liquidated or wound up, holders of common shares are entitled to share proportionally in any assets remaining after the prior rights of creditors, including holders of Vornado's indebtedness, and the aggregate liquidation preference of any preferred shares then outstanding are satisfied in full.

        The common shares have equal dividend, distribution, liquidation and other rights and have no preference, appraisal or exchange rights. All outstanding common shares are, and any common shares offered by a prospectus supplement, upon issuance, will be, duly authorized, validly issued, fully paid and non-assessable.

        The transfer agent for the common shares is American Stock Transfer & Trust Company, New York, New York.

  Restrictions on Ownership of Common Shares

        The Common Shares Beneficial Ownership Limit.    For Vornado to maintain its qualification as a REIT under the Code, not more than 50% of the value of its outstanding shares of beneficial interest may be owned, directly or indirectly, by five or fewer individuals at any time during the last half of a taxable year and the shares of beneficial interest must be beneficially owned by 100 or more persons during at least 335 days of a taxable year of 12 months, or during a proportionate part of a shorter taxable year. The Code defines "individuals" to include some entities for purposes of the preceding sentence. All references to a shareholder's ownership of common shares in this section "—The Common Shares Beneficial Ownership Limit" assume application of the applicable attribution rules of the Code under which, for example, a shareholder is deemed to own shares owned by his or her spouse.

        The declaration of trust contains a number of provisions that restrict the ownership and transfer of shares and are designed to safeguard Vornado against an inadvertent loss of its REIT status. These provisions also seek to deter non-negotiated acquisitions of, and proxy fights for, us by third parties. The declaration of trust contains a limitation that restricts, with some exceptions, shareholders from owning more than a specified percentage of the outstanding common shares. We call this percentage the "common shares beneficial ownership limit." The common shares beneficial ownership limit was initially set at 2.0% of the outstanding common shares. Our board of trustees subsequently adopted a resolution raising the common shares beneficial ownership limit from 2.0% to 6.7% of the outstanding common shares and has the authority to grant exemptions from the common shares beneficial ownership limit. The shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 may continue to do so and may acquire additional common shares through stock option and similar plans or from other shareholders who owned more than 6.7% of the common shares immediately after that merger. However, common shares cannot be transferred if, as a result, more than 50% in value of the outstanding shares of Vornado would be owned by five or fewer individuals. While the shareholders who owned more than 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993 are not generally permitted to acquire additional common shares from any other source, these shareholders may acquire additional common shares from any source if Vornado issues additional common shares, up to the percentage held by them immediately before Vornado issues the additional shares.

        Shareholders should be aware that events other than a purchase or other transfer of common shares can result in ownership, under the applicable attribution rules of the Code, of common shares in excess of the common shares beneficial ownership limit. For instance, if two shareholders, each of whom owns 3.5% of the outstanding common shares, were to marry, then after their marriage both shareholders would be deemed to own 7.0% of the outstanding common shares, which is in excess of the common shares beneficial ownership limit. Similarly, if a shareholder who owns 4.9% of the outstanding common shares were to purchase a 50% interest in a corporation which owns 4.8% of the outstanding common shares, then the shareholder would be deemed to own 7.3% of the outstanding common shares. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

        The Constructive Ownership Limit.    Under the Code, rental income received by a REIT from persons in which the REIT is treated, under the applicable attribution rules of the Code, as owning a 10% or greater interest does not constitute qualifying income for purposes of the income requirements that REITs must satisfy. For these purposes, a REIT is treated as owning any stock owned, under the applicable attribution rules of the Code, by a person that owns 10% or more of the value of the outstanding shares of the REIT. The attribution rules of the Code applicable for these purposes are different from those applicable with respect to the common shares beneficial ownership limit. All references to a shareholder's ownership of common shares in this section "—The Constructive Ownership Limit" assume application of the applicable attribution rules of the Code.

        In order to ensure that rental income of Vornado will not be treated as nonqualifying income under the rule described in the preceding paragraph, and thus to ensure that Vornado will not inadvertently lose its REIT status as a result of the ownership of shares by a tenant, or a person that holds an interest in a tenant, the declaration of trust contains an ownership limit that restricts, with some exceptions, shareholders from owning more than 9.9% of the outstanding shares of any class. We refer to this 9.9% ownership limit as the "constructive ownership limit." The shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 generally are not subject to the constructive ownership limit. The declaration of trust also contains restrictions that are designed to ensure that the shareholders who owned shares in excess of the constructive ownership limit immediately after the merger of Vornado, Inc. into Vornado in May 1993 will not, in the aggregate, own a large enough interest in a tenant or subtenant of the REIT to cause rental income received, directly or indirectly, by the REIT from that tenant or subtenant to be treated as nonqualifying income for purposes of the income requirements that REITs must satisfy. The restrictions described in the preceding sentence have an exception for tenants and subtenants from whom the REIT receives, directly or indirectly, rental income that is not in excess of a specified threshold.

        Shareholders should be aware that events other than a purchase or other transfer of shares can result in ownership, under the applicable attribution rules of the Code, of shares in excess of the constructive ownership limit. As the attribution rules that apply with respect to the constructive ownership limit differ from those that apply with respect to the common shares beneficial ownership limit, the events other than a purchase or other transfer of shares which can result in share ownership in excess of the constructive ownership limit can differ from those which can result in share ownership in excess of the common shares beneficial ownership limit. You should consult your own tax advisors concerning the application of the attribution rules of the Code in your particular circumstances.

        Issuance of Excess Shares If the Ownership Limits Are Violated.    The declaration of trust provides that a transfer of common shares that would otherwise result in ownership, under the applicable attribution rules of the Code, of common shares in excess of the common shares beneficial ownership limit or the constructive ownership limit, or which would cause the shares of beneficial interest of Vornado to be beneficially owned by fewer than 100 persons, will be void and the purported transferee will acquire no rights or economic interest in the common shares. In addition, the declaration of trust provides that common shares that would otherwise be owned, under the applicable attribution rules of the Code, in excess of the common shares beneficial ownership limit or the constructive ownership limit will be automatically exchanged for excess shares. These excess shares will be transferred, by operation of law, to Vornado as trustee of a trust for the exclusive benefit of a beneficiary designated by the purported transferee or purported holder. While so held in trust, excess shares are not entitled to vote and are not entitled to participate in any dividends or distributions made by Vornado. Any dividends or distributions received by the purported transferee or other purported holder of the excess shares before Vornado discovers the automatic exchange for excess shares must be repaid to Vornado upon demand.

        If the purported transferee or purported holder elects to designate a beneficiary of an interest in the trust with respect to the excess shares, he or she may designate only a person whose ownership of the shares will not violate the common shares beneficial ownership limit or the constructive ownership limit. When the designation is made, the excess shares will be automatically exchanged for common shares. The declaration of trust contains provisions designed to ensure that the purported transferee or other purported holder of the excess shares may not receive, in return for transferring an interest in the trust with respect to the excess shares, an amount that reflects any appreciation in the common shares for which the excess shares were exchanged during the period that the excess shares were outstanding but will bear the burden of any decline in value during that period. Any amount received by a purported transferee or other purported holder for designating a beneficiary in excess of the amount permitted to be received must be turned over to Vornado. The declaration of trust provides that Vornado, or its designee, may purchase any excess shares that have been automatically exchanged for common shares as a result of a purported transfer or other event. The price at which Vornado, or its designee, may purchase the excess shares will be equal to the lesser of:

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  in the case of excess shares resulting from a purported transfer for value, the price per share in the purported transfer that resulted in the automatic exchange for excess shares, or in the case of excess shares resulting from some other event, the market price of the common shares exchanged on the date of the automatic exchange for excess shares; and

  •
  the market price of the common shares exchanged for the excess shares on the date that Vornado accepts the deemed offer to sell the excess shares.

        Vornado's right to buy the excess shares will exist for 90 days, beginning on the date that the automatic exchange for excess shares occurred or, if Vornado did not receive a notice concerning the purported transfer that resulted in the automatic exchange for excess shares, the date that the board of trustees determines in good faith that an exchange for excess shares has occurred.

        Other Provisions Concerning the Restrictions on Ownership.    Our board of trustees may exempt persons from the common shares beneficial ownership limit or the constructive ownership limit, including the limitations applicable to holders who owned in excess of 6.7% of the common shares immediately after the merger of Vornado, Inc. into Vornado in May 1993, if evidence satisfactory to the board of trustees is presented showing that the exemption will not jeopardize Vornado's status as a REIT under the Code. No exemption to a person that is an individual for purposes of Section 542(a)(2) of the Code, however, may permit the individual to have beneficial ownership in excess of 9.9% of the outstanding shares of the class. Before granting an exemption of this kind, the board of trustees is required to obtain a ruling from the IRS or an opinion of counsel satisfactory to it and representations and undertakings, including representations, from the applicant that demonstrate, to the reasonable satisfaction of the board of trustees that such ownership would not jeopardize the REIT status of Vornado.

        The foregoing restrictions on transferability and ownership will not apply if the board of trustees determines that it is no longer in the best interests of Vornado to attempt to qualify, or to continue to qualify, as a REIT.

        All persons who own, directly or by virtue of the applicable attribution rules of the Code, more than 2.0% of the outstanding common shares must give a written notice to Vornado containing the information specified in the declaration of trust by January 31 of each year. In addition, each shareholder will be required to disclose to Vornado upon demand any information that Vornado may request, in good faith, to determine Vornado's status as a REIT or to comply with Treasury regulations promulgated under the REIT provisions of the Code.

        The ownership restrictions described above may have the effect of precluding acquisition of control of Vornado unless the Vornado board determines that maintenance of REIT status is no longer in the best interests of Vornado.

CERTAIN PROVISIONS OF MARYLAND LAW AND OF OUR DECLARATION OF TRUST AND BYLAWS

        The following description of certain provisions of Maryland law and of our declaration of trust and bylaws is only a summary. For a complete description, we refer you to Maryland law, our declaration of trust and our bylaws.

Classification of the Board of Trustees

        Our declaration of trust provides that the number of our trustees may be established by the board of trustees, provided however that the tenure of office of a trustee will not be affected by any decrease in the number of trustees. Our bylaws provide that any vacancy on the board may be filled only by a majority of the remaining trustees, even if the remaining trustees do not constitute a quorum. Any trustee elected to fill a vacancy will hold office for the remainder of the full term of the class of trustees in which the vacancy occurred and until a successor is duly elected and qualifies.

        Our declaration of trust divides our board of trustees into three classes. Shareholders elect our trustees of each class for three-year terms upon the expiration of their current terms. Shareholders elect only one class of trustees each year. We believe that classification of our board of trustees helps to assure the continuity of our business strategies and policies. There is no cumulative voting in the election of trustees. Consequently, at each annual meeting of shareholders, the holders of a majority of our common shares are able to elect all of the successors of the class of trustees whose term expires at that meeting. Under our bylaws, a plurality of all the votes cast at a meeting of shareholders duly called and at which a quorum is present shall be sufficient to elect a trustee.

        The classified board provision could have the effect of making the replacement of incumbent trustees more time consuming and difficult. At least two annual meetings of shareholders will generally be required to effect a change in a majority of the board of trustees. Thus, the classified board provision could increase the likelihood that incumbent trustees will retain their positions. The staggered terms of trustees may delay, defer or prevent a tender offer or an attempt to change control of Vornado, even though the tender offer or change in control might be in the best interest of the shareholders.

Removal of Trustees

        Our declaration of trust provides that a trustee may be removed only for cause and only by the affirmative vote of at least two-thirds of the votes entitled to be cast in the election of trustees. This provision, when coupled with the provision in our bylaws authorizing the board of trustees to fill vacant trusteeships, precludes shareholders from removing incumbent trustees except for cause and by a substantial affirmative vote and filling the vacancies created by the removal with their own nominees.

Business Combinations

        Under Maryland law, "business combinations" between a Maryland real estate investment trust and an interested shareholder or an affiliate of an interested shareholder are prohibited for five years after the most recent date on which the interested shareholder becomes an interested shareholder. These business combinations include a merger, consolidation, share exchange, or, in circumstances specified in the statute, an asset transfer or issuance or reclassification of equity securities. An interested shareholder is defined as:

  •
  any person who beneficially owns ten percent or more of the voting power of the trust's shares; or

  •
  an affiliate or associate of the trust who, at any time within the two-year period prior to the date in question, was the beneficial owner of ten percent or more of the voting power of the then-outstanding voting shares of the trust.

        A person is not an interested shareholder under the statute if the board of trustees approved in advance the transaction by which he otherwise would have become an interested shareholder. However, in approving a transaction, the board of trustees may provide that its approval is subject to compliance, at or after the time of approval, with any terms and conditions determined by the board.

        After the five-year prohibition, any business combination between the Maryland trust and an interested shareholder generally must be recommended by the board of trustees of the trust and approved by the affirmative vote of at least:

  •
  80% of the votes entitled to be cast by holders of outstanding voting shares of the trust; and

  •
  two-thirds of the votes entitled to be cast by holders of voting shares of the trust other than shares held by the interested shareholder with whom or with whose affiliate the business combination is to be effected or held by an affiliate or associate of the interested shareholder.

        These super-majority vote requirements do not apply if the trust's common shareholders receive a minimum price, as defined under Maryland law, for their shares in the form of cash or other consideration in the same form as previously paid by the interested shareholder for its shares.

        The statute permits various exemptions from its provisions, including business combinations that are exempted by the board of trustees before the time that the interested shareholder becomes an interested shareholder.

        Our board of trustees has adopted a resolution exempting any business combination between any trustee or officer of Vornado, or their affiliates, and Vornado. Consequently, the five-year prohibition and the super-majority vote requirements will not apply to business combinations between us and any of them. As a result, the trustees and officers of Vornado and their affiliates may be able to enter into business combinations with us without compliance with the super-majority vote requirements and the other provisions of the statute. With respect to business combinations with other persons, the business combination provisions of the Maryland General Corporation Law may have the effect of delaying, deferring or preventing a change in control of Vornado or other transaction that might involve a premium price or otherwise be in the best interest of the shareholders. The business combination statute may discourage others from trying to acquire control of Vornado and increase the difficulty of consummating any offer.

Control Share Acquisitions

        Maryland law provides that control shares of a Maryland real estate investment trust acquired in a control share acquisition have no voting rights except to the extent approved by a vote of two-thirds of the votes entitled to be cast on the matter. Shares owned by the acquiror, by officers or by employees who are trustees of the trust are excluded from shares entitled to vote on the matter. Control Shares are voting shares which, if aggregated with all other shares owned by the acquiror or in respect of which the acquiror is able to exercise or direct the exercise of voting power (except solely by virtue of a revocable proxy), would entitle the acquiror to exercise voting power in electing trustees within one of the following ranges of voting power:

  •
  one-tenth or more but less than one-third,

  •
  one-third or more but less than a majority, or

  •
  a majority or more of all voting power.

Control shares do not include shares the acquiring person is then entitled to vote as a result of having previously obtained shareholder approval. A control share acquisition means the acquisition of control shares, subject to certain exceptions.

        A person who has made or proposes to make a control share acquisition may compel the board of trustees of the trust to call a special meeting of shareholders to be held within 50 days of demand to consider the voting rights of the shares. The right to compel the calling of a special meeting is subject to the satisfaction of certain conditions, including an undertaking to pay the expenses of the meeting. If no request for a meeting is made, the trust may itself present the question at any shareholders meeting.

        If voting rights are not approved at the meeting or if the acquiring person does not deliver an acquiring person statement as required by the statute, then the trust may redeem for fair value any or all of the control shares, except those for which voting rights have previously been approved. The right of the trust to redeem control shares is subject to certain conditions and limitations. Fair value is determined, without regard to the absence of voting rights for the control shares, as of the date of the last control share acquisition by the acquiror or of any meeting of shareholders at which the voting rights of the shares are considered and not approved. If voting rights for control shares are approved at a shareholders meeting and the acquiror becomes entitled to vote a majority of the shares entitled to vote, all other shareholders may exercise appraisal rights. The fair value of the shares as determined for purposes of appraisal rights may not be less than the highest price per share paid by the acquiror in the control share acquisition.

        The control share acquisition statute does not apply (a) to shares acquired in a merger, consolidation or share exchange if the trust is a party to the transaction, or (b) to acquisitions approved or exempted by the declaration of trust or bylaws of the trust.

        Our bylaws contain a provision exempting from the control share acquisition statute any and all acquisitions by any person of our shares. There can be no assurance that this provision will not be amended or eliminated at any time in the future.

Approval of Extraordinary Trust Action; Amendment of Declaration of Trust and Bylaws

        Under Maryland law, a Maryland real estate investment trust generally cannot amend its declaration of trust or merge with another entity, unless approved by the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter. However, a Maryland real estate investment trust may provide in its declaration of trust for approval of these matters by a lesser percentage, but not less than a majority of all of the votes entitled to be cast on the matter. Vornado may merge or consolidate with another entity or entities or sell or transfer all or substantially all of the trust property, if approved by the board of trustees and by the affirmative vote of not less than a majority of all of the votes entitled to be cast on the matter. Similarly, our declaration of trust provides for approval of amendments by the affirmative vote of a majority of the votes entitled to be cast on the matter. Some limited exceptions (including amendments to the provisions of our declaration of trust related to the removal of trustees, ownership and transfer restrictions and amendments) require the affirmative vote of shareholders holding at least two-thirds of the shares entitled to vote on the matter.

        Under Maryland law, the declaration of trust of a Maryland real estate investment trust may permit the trustees, by a two-thirds vote, to amend the declaration of trust from time to time to qualify as a REIT under the Code or the Maryland REIT Law, without the affirmative vote or written consent of the shareholders. Our declaration of trust permits such action by the board of trustees. In addition, our declaration of trust, as permitted by Maryland law, contains a provision that permits our Board, without a shareholder vote, to amend the declaration of trust to increase or decrease the authorized shares of any class or series of beneficial interest that we are authorized to issue.

        Our bylaws provide that the board of trustees will have the exclusive power to adopt, alter or repeal any provision of our bylaws and to make new bylaws.

Advance Notice of Trustee Nominations and New Business

        Our bylaws provide that with respect to an annual meeting of shareholders, nominations of persons for election to the board of trustees and the proposal of business to be considered by shareholders may be made only (i) pursuant to our notice of the meeting, (ii) by the board of trustees or (iii) by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice procedures of the bylaws. With respect to special meetings of shareholders, only the business specified in our notice of the meeting may be brought before the meeting. Nominations of persons for election to the board of trustees at a special meeting may be made only (i) by the board of trustees, or (ii) pursuant to our notice of the meeting, provided that the board of trustees has determined that trustees will be elected at the meeting, by a shareholder who is entitled to vote at the meeting and who has complied with the advance notice provisions of the bylaws.

Anti-takeover Effect of Certain Provisions of Maryland Law and of the Declaration of Trust and Bylaws

        The business combination provisions and, if the applicable provision in our bylaws is rescinded, the control share acquisition provisions of Maryland law, the provisions of our declaration of trust on classification of the board of trustees and removal of trustees and the advance notice provisions of our bylaws could delay, defer or prevent a transaction or a change in control of Vornado that might involve a premium price for holders of common shares or otherwise be in their best interest.

 LEGAL OWNERSHIP AND BOOK-ENTRY ISSUANCE

        In this section, we describe special considerations that will apply to registered securities issued in global—i.e., book-entry—form. First we describe the difference between legal ownership and indirect ownership of registered securities. Then we describe special provisions that apply to global securities.

Who Is the Legal Owner of a Registered Security?

        Each debt security, common or preferred share and depositary share in registered form will be represented either by a certificate issued in definitive form to a particular investor or by one or more global securities representing the entire issuance of securities. We refer to those who have securities registered in their own names, on the books that we or the trustee or other agent maintain for this purpose, as the "holders" of those securities. These persons are the legal holders of the securities. We refer to those who, indirectly through others, own beneficial interests in securities that are not registered in their own names as indirect owners of those securities. As we discuss below, indirect owners are not legal holders, and investors in securities issued in book-entry form or in street name will be indirect owners.

Book-Entry Owners

        We expect to issue debt securities, preferred shares and depositary shares in book-entry form only. We may also issue common shares in book-entry form, as well. This means those securities will be represented by one or more global securities registered in the name of a financial institution that holds them as depositary on behalf of other financial institutions that participate in the depositary's book-entry system. These participating institutions, in turn, hold beneficial interests in the securities on behalf of themselves or their customers.

        Under each indenture or other applicable agreement, only the person in whose name a security is registered is recognized as the holder of that security. Consequently, for securities issued in global form, we will recognize only the depositary as the holder of the securities and we will make all payments on the securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to the depositary. The depositary passes along the payments it receives to its participants, which in turn pass the payments along to their customers who are the beneficial owners. The depositary and its participants do so under agreements they have made with one another or with their customers; they are not obligated to do so under the terms of the securities.

        As a result, investors will not own securities directly. Instead, they will own beneficial interests in a global security, through a bank, broker or other financial institution that participates in the depositary's book-entry system or holds an interest through a participant. As long as the securities are issued in global form, investors will be indirect owners, and not holders, of the securities.

Street Name Owners

        In the future we may terminate a global security or issue securities initially in non-global form. In these cases, investors may choose to hold their securities in their own names or in street name. Securities held by an investor in street name would be registered in the name of a bank, broker or other financial institution that the investor chooses, and the investor would hold only a beneficial interest in those securities through an account he or she maintains at that institution.

        For securities held in street name, we will recognize only the intermediary banks, brokers and other financial institutions in whose names the securities are registered as the holders of those securities and we will make all payments on those securities, including deliveries of common or preferred shares in exchange for exchangeable debt securities, to them. These institutions pass along the payments they receive to their customers who are the beneficial owners, but only because they agree to do so in their customer agreements or because they are legally required to do so. Investors who hold securities in street name will be indirect owners, not holders, of those securities.

Legal Holders

        Our obligations, as well as the obligations of the trustee under either indenture and the obligations, if any, of any other third parties employed by us, the trustee or any agents, run only to the holders of the securities. We do not have obligations to investors who hold beneficial interests in global securities, in street name or by any other indirect means. This will be the case whether an investor chooses to be an indirect owner of a security or has no choice because we are issuing the securities only in global form.

        For example, once we make a payment or give a notice to the holder, we have no further responsibility for that payment or notice even if that holder is required, under agreements with depositary participants or customers or by law, to pass it along to the indirect owners but does not do so. Similarly, if we want to obtain the approval of the holders for any purpose—e.g., to amend the indenture for a series of debt securities or to relieve us of the consequences of a default or of our obligation to comply with a particular provision of an indenture—we would seek the approval only from the holders, and not the indirect owners, of the relevant securities. Whether and how the holders contact the indirect owners is up to the holders.

        When we refer to "you" in this section of the prospectus, we mean those who invest in the securities being offered by this prospectus, whether they are the holders or only indirect owners of those securities. When we refer to "your securities" in this section of the prospectus, we mean the securities in which you will hold a direct or indirect interest.

Special Considerations for Indirect Owners

        If you hold securities through a bank, broker or other financial institution, either in book-entry form or in street name, you should check with your own institution to find out:

  •
  how it handles securities payments and notices;

  •
  whether it imposes fees or charges;

  •
  how it would handle a request for the holder's consent, if ever required;

  •
  whether and how you can instruct it to send you securities registered in your own name so you can be a holder, if that is permitted in the future;

  •
  how it would exercise rights under the securities if there were a default or other event triggering the need for holders to act to protect their interests; and

  •
  if the securities are in book-entry form, how the depositary's rules and procedures will affect these matters.

What Is a Global Security?

        A global security is issued in book-entry form only. Each security issued in book-entry form will be represented by a global security that we deposit with and register in the name of one or more financial institutions or clearing systems, or their nominees, which we select. A financial institution or clearing system that we select for any security for this purpose is called the "depositary" for that security. A security will usually have only one depositary but it may have more.

        Each series of these securities will have one or more of the following as the depositaries:

  •
  The Depository Trust Company, New York, New York, which is known as "DTC";

  •
  a financial institution holding the securities on behalf of Euroclear Bank S.A./N.V., as operator of the Euroclear system, which is known as "Euroclear";

  •
  a financial institution holding the securities on behalf of Clearstream Banking, société anonyme, Luxembourg, which is known as "Clearstream"; and

  •
  any other clearing system or financial institution named in the applicable prospectus supplement.

        The depositaries named above may also be participants in one another's systems. Thus, for example, if DTC is the depositary for a global security, investors may hold beneficial interests in that security through Euroclear or Clearstream, as DTC participants. The depositary or depositaries for your securities will be named in your prospectus supplement; if none is named, the depositary will be DTC.

        A global security may represent one or any other number of individual securities. Generally, all securities represented by the same global security will have the same terms. We may, however, issue a global security that represents multiple securities of the same kind, such as debt securities, that have different terms and are issued at different times. We call this kind of global security a master global security. Your prospectus supplement will indicate whether your securities are represented by a master global security.

        A global security may not be transferred to or registered in the name of anyone other than the depositary or its nominee, unless special termination situations arise. We describe those situations below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". As a result of these arrangements, the depositary, or its nominee, will be the sole registered owner and holder of all securities represented by a global security, and investors will be permitted to own only indirect interests in a global security. Indirect interests must be held by means of an account with a broker, bank or other financial institution that in turn has an account with the depositary or with another institution that does. Thus, an investor whose security is represented by a global security will not be a holder of the security, but only an indirect owner of an interest in the global security.

        If the prospectus supplement for a particular security indicates that the security will be issued in global form only, then the security will be represented by a global security at all times unless and until the global security is terminated. We describe the situations in which this can occur below under "—Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security Will Be Terminated". If termination occurs, we may issue the securities through another book-entry clearing system or decide that the securities may no longer be held through any book-entry clearing system.

Special Considerations for Global Securities

        As an indirect owner, an investor's rights relating to a global security will be governed by the account rules of the depositary and those of the investor's financial institution or other intermediary through which it holds its interest (e.g., Euroclear or Clearstream, if DTC is the depositary), as well as general laws relating to securities transfers. We do not recognize this type of investor or any intermediary as a holder of securities and instead deal only with the depositary that holds the global security.

        If securities are issued only in the form of a global security, an investor should be aware of the following:

  •
  An investor cannot cause the securities to be registered in his or her own name, and cannot obtain non-global certificates for his or her interest in the securities, except in the special situations we describe below;

  •
  An investor will be an indirect holder and must look to his or her own bank or broker for payments on the securities and protection of his or her legal rights relating to the securities, as we describe above under "—Who Is the Legal Owner of a Registered Security?";

  •
  An investor may not be able to sell interests in the securities to some insurance companies and other institutions that are required by law to own their securities in non-book-entry form;

  •
  An investor may not be able to pledge his or her interest in a global security in circumstances where certificates representing the securities must be delivered to the lender or other beneficiary of the pledge in order for the pledge to be effective;

  •
  The depositary's policies will govern payments, deliveries, transfers, exchanges, notices and other matters relating to an investor's interest in a global security, and those policies may change from time to time. We, the trustee and any agents will have no responsibility for any aspect of the depositary's policies, actions or records of ownership interests in a global security. We, the trustee and any agents also do not supervise the depositary in any way;

  •
  The depositary will require that those who purchase and sell interests in a global security within its book-entry system use immediately available funds and your broker or bank may require you to do so as well; and

  •
  Financial institutions that participate in the depositary's book-entry system and through which an investor holds its interest in the global securities, directly or indirectly, may also have their own policies affecting payments, deliveries, transfers, exchanges, notices and other matters relating to the securities, and those policies may change from time to time. For example, if you hold an interest in a global security through Euroclear or Clearstream, when DTC is the depositary, Euroclear or Clearstream, as applicable, will require those who purchase and sell interests in that security through them to use immediately available funds and comply with other policies and procedures, including deadlines for giving instructions as to transactions that are to be effected on a particular day. There may be more than one financial intermediary in the chain of ownership for an investor. We do not monitor and are not responsible for the policies or actions or records of ownership interests of any of those intermediaries.

Holder's Option to Obtain a Non-Global Security; Special Situations When a Global Security
Will Be Terminated

        If we issue any series of securities in book-entry form but we choose to give the beneficial owners of that series the right to obtain non-global securities, any beneficial owner entitled to obtain non-global securities may do so by following the applicable procedures of the depositary, any transfer agent or registrar for that series and that owner's bank, broker or other financial institution through which that owner holds its beneficial interest in the securities. For example, in the case of a global security representing preferred shares or depositary shares, a beneficial owner will be entitled to obtain a non-global security representing its interest by making a written request to the transfer agent or other agent designated by us. If you are entitled to request a non-global certificate and wish to do so, you will need to allow sufficient lead time to enable us or our agent to prepare the requested certificate.

        In addition, in a few special situations described below, a global security will be terminated and interests in it will be exchanged for certificates in non-global form representing the securities it represented. After that exchange, the choice of whether to hold the securities directly or in street name will be up to the investor. Investors must consult their own banks or brokers to find out how to have their interests in a global security transferred on termination to their own names, so that they will be holders. We have described the rights of holders and street name investors above under "—Who Is the Legal Owner of a Registered Security?"

        The special situations for termination of a global security are as follows:

  •
  if the depositary notifies us that it is unwilling or unable to continue as depositary for that global security or the depositary has ceased to be a clearing agency registered under the Securities Exchange Act of 1934, and in either case we do not appoint another institution to act as depositary within 90 days;

  •
  in the case of a global security representing debt securities, if an event of default has occurred with regard to the debt securities and has not been cured or waived; or

  •
  any other circumstances specified for this purpose in the applicable prospectus supplement.

        If a global security is terminated, only the depositary, and not we or the trustee for any debt securities, is responsible for deciding the names of the institutions in whose names the securities represented by the global security will be registered and, therefore, who will be the holders of those securities.

Considerations Relating to Euroclear and Clearstream

        Euroclear and Clearstream are securities clearance systems in Europe. Both systems clear and settle securities transactions between their participants through electronic, book-entry delivery of securities against payment.

        Euroclear and Clearstream may be depositaries for a global security. In addition, if DTC is the depositary for a global security, Euroclear and Clearstream may hold interests in the global security as participants in DTC.

        As long as any global security is held by Euroclear or Clearstream, as depositary, you may hold an interest in the global security only through an organization that participates, directly or indirectly, in Euroclear or Clearstream. If Euroclear or Clearstream is the depositary for a global security and there is no depositary in the United States, you will not be able to hold interests in that global security through any securities clearance system in the United States.

        Payments, deliveries, transfers, exchanges, notices and other matters relating to the securities made through Euroclear or Clearstream must comply with the rules and procedures of those systems. Those systems could change their rules and procedures at any time. We have no control over those systems or their participants and we take no responsibility for their activities. Transactions between participants in Euroclear or Clearstream, on one hand, and participants in DTC, on the other hand, when DTC is the depositary, would also be subject to DTC's rules and procedures.

Special Timing Considerations for Transactions in Euroclear and Clearstream

        Investors will be able to make and receive through Euroclear and Clearstream payments, deliveries, transfers, exchanges, notices and other transactions involving any securities held through those systems only on days when those systems are open for business. Those systems may not be open for business on days when banks, brokers and other institutions are open for business in the United States.

        In addition, because of time-zone differences, U.S. investors who hold their interests in the securities through these systems and wish to transfer their interests, or to receive or make a payment or delivery or exercise any other right with respect to their interests, on a particular day may find that the transaction will not be effected until the next business day in Luxembourg or Brussels, as applicable. Thus, investors who wish to exercise rights that expire on a particular day may need to act before the expiration date. In addition, investors who hold their interests through both DTC and Euroclear or Clearstream may need to make special arrangements to finance any purchases or sales of their interests between the U.S. and European clearing systems, and those transactions may settle later than would be the case for transactions within one clearing system.

FEDERAL INCOME TAX CONSIDERATIONS

        The following discussion summarizes the taxation of Vornado Realty Trust and the material Federal income tax consequences to holders of the common shares, preferred shares and fixed rate debt securities of Vornado Realty Trust and Vornado Realty L.P., as the case may be, that are not original issue discount or zero coupon debt securities, for your general information only. It is not tax advice. The tax treatment of these holders will vary depending upon the holder's particular situation, and this discussion addresses only holders that hold these securities as capital assets and does not deal with all aspects of taxation that may be relevant to particular holders in light of their personal investment or tax circumstances. This section also does not deal with all aspects of taxation that may be relevant to certain types of holders to which special provisions of the Federal income tax laws apply, including:

  •
  dealers in securities or currencies;

  •
  traders in securities that elect to use a mark-to-market method of accounting for their securities holdings;

  •
  banks;

  •
  life insurance companies;

  •
  tax-exempt organizations;

  •
  certain insurance companies;

  •
  persons liable for the alternative minimum tax;

  •
  persons that hold securities that are a hedge, that are hedged against interest rate or currency risks or that are part of a straddle or conversion transaction;

  •
  persons that purchase or sell shares or debt securities as part of a wash sale for tax purposes; and

  •
  U.S. shareholders or U.S. debt security holders whose functional currency is not the U.S. dollar.

        This summary is based on the Internal Revenue Code of 1986, as amended (the "Code"), its legislative history, existing and proposed regulations under the Code, published rulings and court decisions. This summary describes the provisions of these sources of law only as they are currently in effect. All of these sources of law may change at any time, and any change in the law may apply retroactively.

        If a partnership holds shares or debt securities, the United States federal income tax treatment of a partner will generally depend on the status of the partner and the tax treatment of the partnership. A partner in a partnership holding shares or debt securities should consult its tax advisor with regard to the United States federal income tax treatment of an investment in the shares or debt securities.

        We urge you to consult with your own tax advisors regarding the tax consequences to you of acquiring, owning and selling common shares, preferred shares and fixed rate debt securities, including the Federal, state, local and foreign tax consequences of acquiring, owning and selling these securities in your particular circumstances and potential changes in applicable laws.

Taxation of Vornado Realty Trust as a REIT

        In the opinion of Sullivan & Cromwell LLP, commencing with its taxable year ended December 31, 1993, Vornado Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code for taxable years ending prior to the date hereof, and Vornado Realty Trust's proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code for subsequent taxable years. Investors should be aware, however, that opinions of counsel are not binding upon the IRS or any court.

        In providing its opinion, Sullivan & Cromwell LLP is relying, without independent investigation,

  •
  as to certain factual matters upon the statements and representations contained in a certificate provided to Sullivan & Cromwell LLP with respect to Vornado;

  •
  as to certain factual matters upon the statements and representations contained in certificates provided to Sullivan & Cromwell LLP with respect to certain other REITs in which Vornado has held or holds an interest (the "REIT Subsidiaries");

  •
  upon the opinion of Shearman & Sterling LLP concerning the qualification of Alexander's as a REIT for each taxable year commencing with its taxable year ended December 31, 1995; and

  •
  upon the opinion of Paul Hastings LLP concerning the qualification of Lexington Realty Trust as a REIT for each taxable year commencing with its taxable year ended December 31, 1993.

        In providing its opinion regarding the qualification of Alexander's as a REIT for Federal income tax purposes, Shearman & Sterling LLP is relying, as to certain factual matters, upon representations received from Alexander's.

        In providing its opinion regarding the qualification of Lexington Realty Trust as a REIT for Federal income tax purposes Paul Hastings LLP is relying, as to certain factual matters, upon representations received from Lexington Realty Trust.

        Vornado's qualification as a REIT will depend upon the continuing satisfaction by Vornado and, given Vornado's current and previous ownership interests in its REIT Subsidiaries, Lexington Realty Trust, and Alexander's, by the REIT Subsidiaries, Lexington Realty Trust, and Alexander's, of the requirements of the Code relating to qualification for REIT status. Some of these requirements depend upon actual operating results, distribution levels, diversity of stock ownership, asset composition, source of income and record keeping. Accordingly, while Vornado intends to continue to qualify to be taxed as a REIT, the actual results of Vornado or any of the REIT Subsidiaries, Lexington Realty Trust, or Alexander's, for any particular year might not satisfy these requirements. Neither Sullivan & Cromwell LLP nor any other such law firm will monitor the compliance of Vornado, any REIT Subsidiary, Lexington Realty Trust, or Alexander's, with the requirements for REIT qualification on an ongoing basis.

        The sections of the Code applicable to REITs are highly technical and complex. The following discussion summarizes material aspects of these sections of the Code.

        As a REIT, Vornado generally will not have to pay Federal corporate income taxes on its net income that it currently distributes to shareholders. This treatment substantially eliminates the "double taxation" at the corporate and shareholder levels that generally results from investment in a regular corporation. Vornado's dividends, however, generally will not be eligible for (i) the reduced rates of tax applicable to dividends received by noncorporate shareholders and (ii) the corporate dividends received deduction.

        However, Vornado will have to pay Federal income tax as follows:

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  First, Vornado will have to pay tax at regular corporate rates on any undistributed real estate investment trust taxable income, including undistributed net capital gains.

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  Second, under certain circumstances, Vornado may have to pay the alternative minimum tax on its items of tax preference.

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  Third, if Vornado has (a) net income from the sale or other disposition of "foreclosure property", as defined in the Code, which is held primarily for sale to customers in the ordinary course of business or (b) other non-qualifying income from foreclosure property, it will have to pay tax at the highest corporate rate on that income.

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  Fourth, if Vornado has net income from "prohibited transactions", as defined in the Code, Vornado will have to pay a 100% tax on that income. Prohibited transactions are, in general, certain sales or other dispositions of property, other than foreclosure property, held primarily for sale to customers in the ordinary course of business.

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  Fifth, if Vornado should fail to satisfy the 75% gross income test or the 95% gross income test, as discussed below under "—Requirements for Qualification—Income Tests", but has nonetheless maintained its qualification as a REIT because Vornado has satisfied some other requirements, it will have to pay a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

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  Sixth, if Vornado should fail to distribute during each calendar year at least the sum of (1) 85% of its real estate investment trust ordinary income for that year, (2) 95% of its real estate investment trust capital gain net income for that year and (3) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of that required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate-level.

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  Seventh, if Vornado acquires any asset from a C corporation in certain transactions in which Vornado must adopt the basis of the asset or any other property in the hands of the C corporation as the basis of the asset in the hands of Vornado, and Vornado recognizes gain on the disposition of that asset during the 10-year period beginning on the date on which Vornado acquired that asset, then Vornado will have to pay tax on the built-in gain at the highest regular corporate rate. A C corporation means generally a corporation that has to pay full corporate-level tax.

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  Eighth, if Vornado derives "excess inclusion income" from a residual interest in a real estate mortgage investment conduit, or "REMIC", or certain interests in a taxable mortgage pool, or "TMP", Vornado could be subject to corporate level Federal income tax at a 35% rate to the extent that such income is allocable to certain types of tax-exempt shareholders that are not subject to unrelated business income tax, such as government entities.

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  Ninth, if Vornado receives non-arm's-length income from a taxable REIT subsidiary (as defined under "—Requirements for Qualification—Asset Tests"), or as a result of services provided by a taxable REIT subsidiary to tenants of Vornado, Vornado will be subject to a 100% tax on the amount of Vornado's non-arm's-length income.

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  Tenth, if Vornado fails to satisfy a REIT asset test, as described below, due to reasonable cause and Vornado nonetheless maintains its REIT qualification because of specified cure provisions, Vornado will generally be required to pay a tax equal to the greater of $50,000 or the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets that caused Vornado to fail such test.

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  Eleventh, if Vornado fails to satisfy any provision of the Code that would result in its failure to qualify as a REIT (other than a violation of the REIT gross income tests or a violation of the asset tests described below) and the violation is due to reasonable cause, Vornado may retain its REIT qualification but will be required to pay a penalty of $50,000 for each such failure.

Requirements for Qualification

        The Code defines a REIT as a corporation, trust or association

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  which is managed by one or more trustees or directors;

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  the beneficial ownership of which is evidenced by transferable shares, or by transferable certificates of beneficial interest;

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  that would otherwise be taxable as a domestic corporation, but for Sections 856 through 859 of the Code;

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  that is neither a financial institution nor an insurance company to which certain provisions of the Code apply;

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  the beneficial ownership of which is held by 100 or more persons;

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  during the last half of each taxable year, not more than 50% in value of the outstanding stock of which is owned, directly or constructively, by five or fewer individuals, as defined in the Code to include certain entities (the "not closely held requirement"); and

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  that meets certain other tests, including tests described below regarding the nature of its income and assets.

        The Code provides that the conditions described in the first through fourth bullet points above must be met during the entire taxable year and that the condition described in the fifth bullet point above must be met during at least 335 days of a taxable year of 12 months, or during a proportionate part of a taxable year of less than 12 months.

        Vornado has satisfied the conditions described in the first through fifth bullet points of the preceding paragraph and believes that it has also satisfied the condition described in the sixth bullet point of the preceding paragraph. In addition, Vornado's declaration of trust provides for restrictions regarding the ownership and transfer of Vornado's shares of beneficial interest. These restrictions are intended to assist Vornado in continuing to satisfy the share ownership requirements described in the fifth and sixth bullet points of the preceding paragraph. The ownership and transfer restrictions pertaining to the common shares are described in this prospectus under the heading "Description of Shares of Beneficial Interest of Vornado Realty Trust—Description of Common Shares of Vornado Realty Trust—Restrictions on Ownership of Common Shares."

        Qualified REIT Subsidiaries.    Vornado owns a number of wholly-owned corporate subsidiaries. Section 856(i) of the Code provides that unless a REIT makes an election to treat the corporation as a taxable REIT subsidiary, a corporation which is a "qualified REIT subsidiary", as defined in the Code, will not be treated as a separate corporation, and all assets, liabilities and items of income, deduction and credit of a qualified REIT subsidiary will be treated as assets, liabilities and items of these kinds of the REIT. Thus, in applying the requirements described in this section, Vornado's qualified REIT subsidiaries will be ignored, and all assets, liabilities and items of income, deduction and credit of these subsidiaries will be treated as assets, liabilities and items of these kinds of Vornado.

        Investments in Partnerships.    If a REIT is a partner in a partnership, Treasury regulations provide that the REIT will be deemed to own its proportionate share of the assets of the partnership and will be deemed to be entitled to the income of the partnership attributable to that share. In addition, the character of the assets and gross income of the partnership will retain the same character in the hands of the REIT for purposes of Section 856 of the Code, including satisfying the gross income tests and the asset tests. Thus, Vornado's proportionate share of the assets, liabilities and items of income of any partnership in which Vornado is a partner, including the Operating Partnership, will be treated as assets, liabilities and items of income of Vornado for purposes of applying the requirements described in this section. Thus, actions taken by partnerships in which Vornado owns an interest, either directly or through one or more tiers of partnerships or qualified REIT subsidiaries, can affect Vornado's ability to satisfy the REIT income and assets tests and the determination of whether Vornado has net income from prohibited transactions. See the second bullet on page 56 for a brief description of prohibited transactions.

        Taxable REIT Subsidiaries.    A taxable REIT subsidiary is any corporation in which a REIT directly or indirectly owns stock, provided that the REIT and that corporation make a joint election to treat that corporation as a taxable REIT subsidiary. The election can be revoked at any time as long as the REIT and the taxable REIT subsidiary revoke such election jointly. In addition, if a taxable REIT subsidiary holds, directly or indirectly, more than 35% of the securities of any other corporation other than a REIT (by vote or by value), then that other corporation is also treated as a taxable REIT subsidiary. A corporation can be a taxable REIT subsidiary with respect to more than one REIT.

        A taxable REIT subsidiary is subject to Federal income tax at regular corporate rates (currently a maximum rate of 35%), and may also be subject to state and local taxation. Any dividends paid or deemed paid by any one of Vornado's taxable REIT subsidiaries will also be taxable, either (1) to Vornado to the extent the dividend is retained by Vornado, or (2) to Vornado's shareholders to the extent the dividends received from the taxable REIT subsidiary are paid to Vornado's shareholders. Vornado may hold more than 10% of the stock of a taxable REIT subsidiary without jeopardizing its qualification as a REIT notwithstanding the rule described below under "—Asset Tests" that generally precludes ownership of more than 10% of any issuer's securities. However, as noted below, in order for Vornado to qualify as a REIT, the securities of all of the taxable REIT subsidiaries in which it has invested either directly or indirectly may not represent more than 25% of the total value of its assets (20% with respect to Vornado's taxable years beginning prior to January 1, 2009). Vornado believes that the aggregate value of all of its interests in taxable REIT subsidiaries has represented less than 20% (and expects that for its taxable years beginning on or after January 1, 2009, has represented and will continue to represent less than 25%) of the total value of its assets; however, Vornado cannot assure that this will always be true. Other than certain activities related to operating or managing a lodging or health care facility, a taxable REIT subsidiary may generally engage in any business including the provision of customary or non-customary services to tenants of the parent REIT.

        Income Tests.    In order to maintain its qualification as a REIT, Vornado annually must satisfy two gross income requirements.

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  First, Vornado must derive at least 75% of its gross income, excluding gross income from prohibited transactions, for each taxable year directly or indirectly from investments relating to real property, mortgages on real property or investments in REIT equity securities, including "rents from real property", as defined in the Code, or from certain types of temporary investments. Rents from real property generally include expenses of Vornado that are paid or reimbursed by tenants.

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  Second, at least 95% of Vornado's gross income, excluding gross income from prohibited transactions, for each taxable year must be derived from real property investments as described in the preceding bullet point, dividends, interest and gain from the sale or disposition of stock or securities, or from any combination of these types of sources.

Rents that Vornado receives will qualify as rents from real property in satisfying the gross income requirements for a REIT described above only if the rents satisfy several conditions.

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  First, the amount of rent must not be based in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from rents from real property solely because it is based on a fixed percentage or percentages of receipts or sales.

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  Second, the Code provides that rents received from a tenant will not qualify as rents from real property in satisfying the gross income tests if the REIT, directly or under the applicable attribution rules, owns a 10% or greater interest in that tenant; except that rents received from a taxable REIT subsidiary under certain circumstances qualify as rents from real property even if Vornado owns more than a 10% interest in the subsidiary. We refer to a tenant in which Vornado owns a 10% or greater interest as a "related party tenant."

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  Third, if rent attributable to personal property leased in connection with a lease of real property is greater than 15% of the total rent received under the lease, then the portion of rent attributable to the personal property will not qualify as rents from real property.

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  Finally, for rents received to qualify as rents from real property, the REIT generally must not operate or manage the property or furnish or render services to the tenants of the property, other than through an independent contractor from whom the REIT derives no revenue or through a taxable REIT subsidiary. However, Vornado may directly perform certain services that landlords usually or customarily render when renting space for occupancy only or that are not considered rendered to the occupant of the property.

        Vornado does not derive material rents from related party tenants other than rents received with respect to its interest in Toys "R" Us, Inc. Vornado believes that the rents received with respect to its interest in Toys "R" Us, Inc. have not and will not cause it to fail the gross income requirements for a REIT described above. Vornado also does not and will not derive rental income attributable to personal property, other than personal property leased in connection with the lease of real property, the amount of which is less than 15% of the total rent received under the lease.

        Vornado directly performs services for some of its tenants. Vornado does not believe that the provision of these services will cause its gross income attributable to these tenants to fail to be treated as rents from real property. If Vornado were to provide services to a tenant that are other than those landlords usually or customarily provide when renting space for occupancy only, amounts received or accrued by Vornado for any of these services will not be treated as rents from real property for purposes of the REIT gross income tests. However, the amounts received or accrued for these services will not cause other amounts received with respect to the property to fail to be treated as rents from real property unless the amounts treated as received in respect of the services, together with amounts received for certain management services, exceed 1% of all amounts received or accrued by Vornado during the taxable year with respect to the property. If the sum of the amounts received in respect of the services to tenants and management services described in the preceding sentence exceeds the 1% threshold, then all amounts received or accrued by Vornado with respect to the property will not qualify as rents from real property, even if Vornado provides the impermissible services to some, but not all, of the tenants of the property.

        The term "interest" generally does not include any amount received or accrued, directly or indirectly, if the determination of that amount depends in whole or in part on the income or profits of any person. However, an amount received or accrued generally will not be excluded from the term interest solely because it is based on a fixed percentage or percentages of receipts or sales.

        From time to time, Vornado may enter into hedging transactions with respect to one or more of its assets or liabilities. Vornado's hedging activities may include entering into interest rate swaps, caps, and floors, options to purchase these items, and futures and forward contracts. Except to the extent provided by Treasury regulations, any income Vornado derives from a hedging transaction that is clearly identified as such as specified in the Code, including gain from the sale or disposition of such a transaction, will not constitute gross income for purposes of the 75% or 95% gross income tests, and therefore will be excluded for purposes of these tests, but only to the extent that the transaction hedges indebtedness incurred or to be incurred by us to acquire or carry real estate. Income from any hedging transaction is, however, nonqualifying for purposes of the 75% gross income test with respect to transactions entered into on or prior to June 30, 2008. The term "hedging transaction," as used above, generally means any transaction Vornado enters into in the normal course of its business primarily to manage risk of interest rate or price changes or currency fluctuations with respect to borrowings made or to be made, or ordinary obligations incurred or to be incurred, by Vornado. For transactions entered into after July 30, 2008, "hedging transaction" also includes any transaction entered into primarily to manage the risk of currency fluctuations with respect to any item of income or gain that would be qualifying income under the 75% or 95% gross income test (or any property which generates such income or gain), including gain from the termination of such a transaction. Vornado intends to structure any hedging transactions in a manner that does not jeopardize its status as a REIT.

        As a general matter, certain foreign currency gains recognized after July 30, 2008 will be excluded from gross income for purposes of one or both of the gross income tests, as follows.

        "Real estate foreign exchange gain" will be excluded from gross income for purposes of both the 75% and 95% gross income test. Real estate foreign exchange gain generally includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 75% gross income test, foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations secured by mortgages on real property or on interests in real property and certain foreign currency gain attributable to certain qualified business units of a REIT.

        "Passive foreign exchange gain" will be excluded from gross income for purposes of the 95% gross income test. Passive foreign exchange gain generally includes real estate foreign exchange gain as described above, and also includes foreign currency gain attributable to any item of income or gain that is qualifying income for purposes of the 95% gross income test and foreign currency gain attributable to the acquisition or ownership of (or becoming or being the obligor under) obligations that would not fall within the scope of the definition of real estate foreign exchange gain.

        If Vornado fails to satisfy one or both of the 75% or 95% gross income tests for any taxable year, it may nevertheless qualify as a REIT for that year if it satisfies the requirements of other provisions of the Code that allow relief from disqualification as a REIT. These relief provisions will generally be available if:

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  Vornado's failure to meet the income tests was due to reasonable cause and not due to willful neglect; and

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  Vornado files a schedule of each item of income in excess of the limitations described above in accordance with regulations to be prescribed by the IRS.

        Vornado might not be entitled to the benefit of these relief provisions, however. Even if these relief provisions apply, Vornado would have to pay a tax on the excess income. The tax will be a 100% tax on an amount equal to (a) the gross income attributable to the greater of (i) 75% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 75% test, and (ii) 95% of Vornado's gross income over the amount of gross income that is qualifying income for purposes of the 95% test, multiplied by (b) a fraction intended to reflect Vornado's profitability.

        Asset Tests.    Vornado, at the close of each quarter of its taxable year, must also satisfy four tests relating to the nature of its assets.

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  First, at least 75% of the value of Vornado's total assets must be represented by real estate assets, including (a) real estate assets held by Vornado's qualified REIT subsidiaries, Vornado's allocable share of real estate assets held by partnerships in which Vornado owns an interest and stock issued by another REIT, (b) for a period of one year from the date of Vornado's receipt of proceeds of an offering of its shares of beneficial interest or publicly offered debt with a term of at least five years, stock or debt instruments purchased with these proceeds and (c) cash, cash items and government securities.

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  Second, not more than 25% of Vornado's total assets may be represented by securities other than those in the 75% asset class.

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  Third, not more than 25% of Vornado's total assets may constitute securities issued by taxable REIT subsidiaries (20% with respect to Vornado's taxable years beginning prior to January 1, 2009) and of the investments included in the 25% asset class, the value of any one issuer's securities, other than equity securities issued by another REIT or securities issued by a taxable REIT subsidiary, owned by Vornado may not exceed 5% of the value of Vornado's total assets.

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  Fourth, Vornado may not own more than 10% of the vote or value of the outstanding securities of any one issuer, except for issuers that are REITs, qualified REIT subsidiaries or taxable REIT subsidiaries, or certain securities that qualify under a safe harbor provision of the Code (such as so-called "straight-debt" securities).

        Solely for the purposes of the 10% value test described above, the determination of Vornado's interest in the assets of any partnership or limited liability company in which it owns an interest will be based on Vornado's proportionate interest in any securities issued by the partnership or limited liability company, excluding for this purpose certain securities described in the Code.

        If the IRS successfully challenges the partnership status of any of the partnerships in which Vornado maintains a more than 10% vote or value interest, and the partnership is reclassified as a corporation or a publicly traded partnership taxable as a corporation, Vornado could lose its REIT status. In addition, in the case of such a successful challenge, Vornado could lose its REIT status if such recharacterization results in Vornado otherwise failing one of the asset tests described above.

        Since March 2, 1995, Vornado has owned more than 10% of the voting securities of Alexander's. Since April of 1997, Vornado's ownership of Alexander's has been through the Operating Partnership rather than direct. Vornado's ownership interest in Alexander's will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Alexander's qualified as a REIT for each of the taxable years beginning with its taxable year ended December 31, 1995 and continues to so qualify. In the opinion of Shearman & Sterling LLP, commencing with Alexander's taxable year ended December 31, 1995, Alexander's has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Shearman & Sterling LLP is relying upon representations received from Alexander's.

        Since November 3, 2008, Vornado has owned more than 10% of the voting securities of Lexington Realty Trust. Vornado's ownership interest in Lexington Realty Trust will not cause Vornado to fail to satisfy the asset tests for REIT status so long as Lexington Realty Trust qualified as a REIT for each of the taxable years beginning with its taxable year ended December 31, 2008 and continues to so qualify. In the opinion of Paul Hastings LLP, commencing with Lexington Realty Trust's taxable year ended December 31, 1993, Lexington Realty Trust has been organized and operated in conformity with the requirements for qualification and taxation as a REIT under the Code, and its proposed method of operation will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code. In providing its opinion, Paul Hastings LLP is relying upon representations received from Lexington Realty Trust.

        Vornado has also owned and currently owns, through the Operating Partnership, more than 10% of the vote or value of certain other REIT Subsidiaries. Vornado's prior or current indirect ownership interest in such REIT Subsidiaries will not cause Vornado to fail to satisfy the asset tests for REIT status so long as each such REIT Subsidiary qualifies as a REIT for its first taxable year and each subsequent taxable year during the periods relevant to Vornado's qualification as a REIT. Vornado believes that each such REIT Subsidiary will qualify (or qualified, as the case may be) as a REIT with respect to such period.

        Certain relief provisions may be available to Vornado if it fails to satisfy the asset tests described above after a 30-day cure period. Under these provisions, Vornado will be deemed to have met the 5% and 10% REIT asset tests if the value of its nonqualifying assets (i) does not exceed the lesser of (a) 1% of the total value of its assets at the end of the applicable quarter and (b) $10,000,000, and (ii) Vornado disposes of the nonqualifying assets within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued. For violations due to reasonable cause and not willful neglect that are not described in the preceding sentence, Vornado may avoid disqualification as a REIT under any of the asset tests, after the 30 day cure period, by taking steps including (i) the disposition of the nonqualifying assets to meet the asset test within (a) six months after the last day of the quarter in which the failure to satisfy the asset tests is discovered or (b) the period of time prescribed by Treasury regulations to be issued, (ii) paying a tax equal to the greater of (a) $50,000 or (b) the highest corporate tax rate multiplied by the net income generated by the nonqualifying assets, and (iii) disclosing certain information to the IRS.

        Annual Distribution Requirements.    Vornado, in order to qualify as a REIT, is required to distribute dividends, other than capital gain dividends, to its shareholders in an amount at least equal to (1) the sum of (a) 90% of Vornado's "real estate investment trust taxable income", computed without regard to the dividends paid deduction and Vornado's net capital gain, and (b) 90% of the net after-tax income, if any, from foreclosure property minus (2) the sum of certain items of non-cash income.

        In addition, if Vornado acquired an asset from a C corporation in a carryover basis transaction and disposes of such asset within 10 years of acquiring it, Vornado may be required to distribute at least 90% of the after-tax built-in gain, if any, recognized on the disposition of the asset.

        These distributions must be paid in the taxable year to which they relate, or in the following taxable year if declared before Vornado timely files its tax return for the year to which they relate and if paid on or before the first regular dividend payment after the declaration. However, for Federal income tax purposes, these distributions that are declared in October, November or December as of a record date in such month and actually paid in January of the following year will be treated as if they were paid on December 31 of the year declared.

        To the extent that Vornado does not distribute all of its net capital gain or distributes at least 90%, but less than 100%, of its real estate investment trust taxable income, as adjusted, it will have to pay tax on the undistributed amounts at regular ordinary and capital gain corporate tax rates. Furthermore, if Vornado fails to distribute during each calendar year at least the sum of (a) 85% of its ordinary income for that year, (b) 95% of its capital gain net income for that year and (c) any undistributed taxable income from prior periods, Vornado would have to pay a 4% excise tax on the excess of the required distribution over the sum of the amounts actually distributed and retained amounts on which income tax is paid at the corporate level.

        Vornado intends to satisfy the annual distribution requirements.

        From time to time, Vornado may not have sufficient cash or other liquid assets to meet the 90% distribution requirement due to timing differences between (a) when Vornado actually receives income and when it actually pays deductible expenses and (b) when Vornado includes the income and deducts the expenses in arriving at its taxable income. If timing differences of this kind occur, in order to meet the 90% distribution requirement, Vornado may find it necessary to arrange for short-term, or possibly long-term, borrowings or to pay dividends in the form of taxable stock dividends.

        Under certain circumstances, Vornado may be able to rectify a failure to meet the distribution requirement for a year by paying "deficiency dividends" to shareholders in a later year, which may be included in Vornado's deduction for dividends paid for the earlier year. Thus, Vornado may be able to avoid being taxed on amounts distributed as deficiency dividends; however, Vornado will be required to pay interest based upon the amount of any deduction taken for deficiency dividends.

Failure to Qualify as a REIT

        If Vornado would otherwise fail to qualify as a REIT because of a violation of one of the requirements described above, its qualification as a REIT will not be terminated if the violation is due to reasonable cause and not willful neglect and Vornado pays a penalty tax of $50,000 for the violation. The immediately preceding sentence does not apply to violations of the income tests described above or a violation of the asset tests described above, each of which have specific relief provisions that are described above.

        If Vornado fails to qualify for taxation as a REIT in any taxable year, and the relief provisions do not apply, Vornado will have to pay tax, including any applicable alternative minimum tax, on its taxable income at regular corporate rates. Vornado will not be able to deduct distributions to shareholders in any year in which it fails to qualify, nor will Vornado be required to make distributions to shareholders. In this event, to the extent of current and accumulated earnings and profits, all distributions to shareholders will be taxable to the shareholders as dividend income (which may be subject to tax at preferential rates) and corporate distributees may be eligible for the dividends received deduction if they satisfy the relevant provisions of the Code. Unless entitled to relief under specific statutory provisions, Vornado will also be disqualified from taxation as a REIT for the four taxable years following the year during which qualification was lost. Vornado might not be entitled to the statutory relief described above in all circumstances.

Excess Inclusion Income

        If Vornado holds a residual interest in a REMIC or certain interests in a TMP from which Vornado derives "excess inclusion income," Vornado may be required to allocate such income among its shareholders in proportion to the dividends received by its shareholders, even though Vornado may not receive such income in cash. To the extent that excess inclusion income is allocable to a particular shareholder, the income (1) would not be allowed to be offset by any net operating losses otherwise available to the shareholder, (2) would be subject to tax as unrelated business taxable income in the hands of most types of shareholders that are otherwise generally exempt from Federal income tax, and (3) would result in the application of U.S. Federal income tax withholding at the maximum rate (30%), without reduction pursuant to any otherwise applicable income tax treaty, to the extent allocable to most types of foreign shareholders.

Taxation of Holders of Common Shares or Preferred Shares

U.S. Shareholders

        As used in this section, the term "U.S. shareholder" means a holder of common shares or preferred shares who, for U.S. Federal income tax purposes, is:

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  a citizen or resident of the United States;

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  a domestic corporation;

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  an estate whose income is subject to U.S. Federal income taxation regardless of its source; or

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  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons have authority to control all substantial decisions of the trust.

        Taxation of Dividends.    As long as Vornado qualifies as a REIT, distributions made by Vornado out of its current or accumulated earnings and profits, and not designated as capital gain dividends, will constitute dividends taxable to its taxable U.S. shareholders as ordinary income. Noncorporate U.S. shareholders will generally not be entitled to the tax rate applicable to certain types of dividends except with respect to the portion of any distribution (a) that represents income from dividends Vornado received from a corporation in which it owns shares (but only if such dividends would be eligible for the lower rate on dividends if paid by the corporation to its individual shareholders), (b) that is equal to the sum of Vornado's real estate investment trust taxable income (taking into account the dividends paid deduction available to Vornado) and certain net built-in gain with respect to property acquired from a C corporation in certain transactions in which Vornado must adopt the basis of the asset in the hands of the C corporation for Vornado's previous taxable year and less any taxes paid by Vornado during its previous taxable year, or (c) that represents earnings and profits that were accumulated by Vornado in a prior non-REIT taxable year, in each case, provided that certain holding period and other requirements are satisfied at both the REIT and individual shareholder level. Noncorporate U.S. shareholders should consult their own tax advisors to determine the impact of tax rates on dividends received from Vornado. Distributions made by Vornado will not be eligible for the dividends received deduction in the case of U.S. shareholders that are corporations. Distributions made by Vornado that Vornado properly designates as capital gain dividends will be taxable to U.S. shareholders as gain from the sale of a capital asset held for more than one year, to the extent that they do not exceed our actual net capital gain for the taxable year, without regard to the period for which a U.S. shareholder has held his common stock or preferred stock. Thus, with certain limitations, capital gain dividends received by an individual U.S. shareholder may be eligible for preferential rates of taxation. U.S. shareholders that are corporations may, however, be required to treat up to 20% of certain capital gain dividends as ordinary income.

        To the extent that Vornado makes distributions, not designated as capital gain dividends, in excess of its current and accumulated earnings and profits, these distributions will be treated first as a tax-free return of capital to each U.S. shareholder. Thus, these distributions will reduce the adjusted basis which the U.S. shareholder has in his shares for tax purposes by the amount of the distribution, but not below zero. Distributions in excess of a U.S. shareholder's adjusted basis in his shares will be taxable as capital gains, provided that the shares have been held as a capital asset. For purposes of determining the portion of distributions on separate classes of shares that will be treated as dividends for Federal income tax purposes, current and accumulated earnings and profits will be allocated to distributions resulting from priority rights of preferred shares before being allocated to other distributions.

        Dividends authorized by Vornado in October, November, or December of any year and payable to a shareholder of record on a specified date in any of these months will be treated as both paid by Vornado and received by the shareholder on December 31 of that year, provided that Vornado actually pays the dividend on or before January 31 of the following calendar year. Shareholders may not include in their own income tax returns any net operating losses or capital losses of Vornado.

        Vornado recently made, and in the future may make, distributions to holders of its common shares that are paid in common shares. These distributions are intended to be treated as dividends for U.S. Federal income tax purposes and a U.S. shareholder would, therefore, generally have taxable income with respect to such distributions of commons shares and may have a tax liability on account of such distribution in excess of the cash (if any) that is received.

        U.S. shareholders holding shares at the close of Vornado's taxable year will be required to include, in computing their long-term capital gains for the taxable year in which the last day of Vornado's taxable year falls, the amount of Vornado's undistributed net capital gain that Vornado designates in a written notice mailed to its shareholders. Vornado may not designate amounts in excess of Vornado's undistributed net capital gain for the taxable year. Each U.S. shareholder required to include the designated amount in determining the shareholder's long-term capital gains will be deemed to have paid, in the taxable year of the inclusion, the tax paid by Vornado in respect of the undistributed net capital gains. U.S. shareholders to whom these rules apply will be allowed a credit or a refund, as the case may be, for the tax they are deemed to have paid. U.S. shareholders will increase their basis in their shares by the difference between the amount of the includible gains and the tax deemed paid by the shareholder in respect of these gains.

        Distributions made by Vornado and gain arising from a U.S. shareholder's sale or exchange of shares will not be treated as passive activity income. As a result, U.S. shareholders generally will not be able to apply any passive losses against that income or gain.

        Sale or Exchange of Shares.    When a U.S. shareholder sells or otherwise disposes of shares, the shareholder will recognize gain or loss for Federal income tax purposes in an amount equal to the difference between (a) the amount of cash and the fair market value of any property received on the sale or other disposition, and (b) the holder's adjusted basis in the shares for tax purposes. This gain or loss will be capital gain or loss if the U.S. shareholder has held the shares as a capital asset. The gain or loss will be long-term gain or loss if the U.S. shareholder has held the shares for more than one-year. Long-term capital gain of an individual U.S. shareholder is generally taxed at preferential rates. In general, any loss recognized by a U.S. shareholder when the shareholder sells or otherwise disposes of shares of Vornado that the shareholder has held for six months or less, after applying certain holding period rules, will be treated as a long-term capital loss, to the extent of distributions received by the shareholder from Vornado which were required to be treated as long-term capital gains.

        Redemption of Preferred Stock.    Vornado's preferred stock is redeemable by Vornado under certain circumstances described in the applicable prospectus supplement. Any redemption of Vornado's preferred stock for cash will be a taxable transaction for United States Federal income tax purposes. If a redemption for cash by a U.S. shareholder is treated as a sale or redemption of such preferred stock for United States Federal income tax purposes, the holder will recognize capital gain or loss equal to the difference between the purchase price and the U.S. shareholder's adjusted tax basis in the preferred stock redeemed by Vornado. The gain or loss would be long-term capital gain or loss if the holding period for the preferred stock exceeds one year. The deductibility of capital losses may be subject to limitations.

        The receipt of cash by a shareholder in redemption of the preferred stock will be treated as a sale or redemption for United States federal income tax purposes if the redemption:

  •
  is "not essentially equivalent to a dividend" with respect to the holder under Section 302(b)(1) of the Code;

  •
  is a "substantially disproportionate" redemption with respect to the holder under Section 302(b)(2) of the Code; or

  •
  results in a "complete termination" of the holder's stock interest in Vornado under Section 302(b)(3) of the Code.

        In determining whether any of these tests has been met, a holder must take into account not only preferred stock or any other class of our stock it actually owns, but also any of Vornado's stock regardless of class it constructively owns within the meaning of Section 318 of the Code (including stock that is owned, directly or indirectly, by certain members of the holder's family and certain entities (such as corporations, partnerships, trusts and estates) in which the holder has an equity interest as well as stock that may be acquired through options that it owns).

        A distribution to a shareholder will be treated as "not essentially equivalent to a dividend" if it results in a "meaningful reduction" in the shareholder's stock interest (taking into account all shares owned, regardless of class or series) in Vornado. Whether the receipt of cash by a shareholder will result in a meaningful reduction of the shareholder's proportionate interest will depend on the shareholder's particular facts and circumstances. If, however, as a result of a redemption of preferred stock, a U.S. shareholder whose relative stock interest (actual or constructive) in Vornado is minimal and who exercises no control over corporate affairs suffers a reduction in its proportionate interest in Vornado (including any ownership of stock constructively owned), the holder generally should be regarded as having suffered a "meaningful reduction" in its interest in Vornado.

        Satisfaction of the "substantially disproportionate" and "complete termination" exceptions is dependent upon compliance with the respective objective tests set forth in Section 302(b)(2) and Section 302(b)(3) of the Code. A distribution to a shareholder will be "substantially disproportionate" if the percentage of our outstanding voting stock actually and constructively owned by the shareholder immediately following the redemption of preferred stock (treating preferred stock redeemed as not outstanding) is less than 80% of the percentage of our outstanding voting stock actually and constructively owned by the shareholder immediately before the redemption (treating preferred stock redeemed pursuant to the tender offer as not outstanding), and immediately following the redemption the shareholder actually and constructively owns less than 50% of the total combined voting power of Vornado. Because Vornado's preferred stock is nonvoting stock, a holder would have to reduce such holder's holdings in any of our classes of voting stock (if any) to satisfy this test.

        A distribution to a shareholder will result in a "complete termination" if either (1) all of the preferred stock and all other classes of Vornado's stock actually and constructively owned by the shareholder are redeemed or (2) all of the preferred stock and Vornado's other classes of stock actually owned by the shareholder are redeemed or otherwise disposed of and the shareholder is eligible to waive, and effectively waives, the attribution of Vornado's stock constructively owned by the shareholder in accordance with the procedures described in Section 302(c)(2) of the Code.

        Any redemption may not be a redemption of all of Vornado's preferred stock. If Vornado were to redeem less than all of the preferred stock, a shareholder's ability to meet any of the three tests described above might be impaired. In consulting with their tax advisors, shareholders should discuss the consequences of a partial redemption of Vornado's preferred stock on the amount of Vornado's stock actually and constructively owned by such holder required to produce the desired tax treatment.

        If a U.S. shareholder's receipt of cash attributable to a redemption of Vornado's preferred stock for cash does not meet one of the tests of Section 302 of the Code described above, then the cash received by such holder in the tender offer will be treated as a dividend and taxed as described above.

        Backup Withholding.    Vornado will report to its U.S. shareholders and the IRS the amount of dividends paid during each calendar year, and the amount of tax withheld, if any. Under the backup withholding rules, backup withholding may apply to a shareholder with respect to dividends paid unless the holder (a) is a corporation or comes within certain other exempt categories and, when required, demonstrates this fact, or (b) provides a taxpayer identification number, certifies as to no loss of exemption from backup withholding, and otherwise complies with applicable requirements of the backup withholding rules. The IRS may also impose penalties on a U.S. shareholder that does not provide Vornado with his correct taxpayer identification number. A shareholder may credit any amount paid as backup withholding against the shareholder's income tax liability. In addition, Vornado may be required to withhold a portion of capital gain distributions to any shareholders who fail to certify their non-foreign status to Vornado.

        Taxation of Tax-Exempt Shareholders.    The IRS has ruled that amounts distributed as dividends by a REIT generally do not constitute unrelated business taxable income when received by a tax-exempt entity. Based on that ruling, provided that a tax-exempt shareholder is not one of the types of entity described below and has not held its shares as "debt financed property" within the meaning of the Code, and the shares are not otherwise used in a trade or business, the dividend income from shares will not be unrelated business taxable income to a tax-exempt shareholder. Similarly, income from the sale of shares will not constitute unrelated business taxable income unless the tax-exempt shareholder has held the shares as "debt financed property" within the meaning of the Code or has used the shares in a trade or business.

        Notwithstanding the above paragraph, tax-exempt shareholders will be required to treat as unrelated business taxable income any dividends paid by Vornado that are allocable to Vornado's "excess inclusion" income, if any.

        Income from an investment in Vornado's shares will constitute unrelated business taxable income for tax-exempt shareholders that are social clubs, voluntary employee benefit associations, supplemental unemployment benefit trusts, and qualified group legal services plans exempt from Federal income taxation under the applicable subsections of Section 501(c) of the Code, unless the organization is able to properly deduct amounts set aside or placed in reserve for certain purposes so as to offset the income generated by its shares. Prospective investors of the types described in the preceding sentence should consult their own tax advisors concerning these "set aside" and reserve requirements.

        Notwithstanding the foregoing, however, a portion of the dividends paid by a "pension-held REIT" will be treated as unrelated business taxable income to any trust which

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  is described in Section 401(a) of the Code;

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  is tax-exempt under Section 501(a) of the Code; and

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  holds more than 10% (by value) of the equity interests in the REIT.

        Tax-exempt pension, profit-sharing and stock bonus funds that are described in Section 401(a) of the Code are referred to below as "qualified trusts." A REIT is a "pension-held REIT" if:

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  it would not have qualified as a REIT but for the fact that Section 856(h)(3) of the Code provides that stock owned by qualified trusts will be treated, for purposes of the "not closely held" requirement, as owned by the beneficiaries of the trust (rather than by the trust itself); and

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  either (a) at least one qualified trust holds more than 25% by value of the interests in the REIT or (b) one or more qualified trusts, each of which owns more than 10% by value of the interests in the REIT, hold in the aggregate more than 50% by value of the interests in the REIT.

        The percentage of any REIT dividend treated as unrelated business taxable income to a qualifying trust is equal to the ratio of (a) the gross income of the REIT from unrelated trades or businesses, determined as though the REIT were a qualified trust, less direct expenses related to this gross income, to (b) the total gross income of the REIT, less direct expenses related to the total gross income. A de minimis exception applies where this percentage is less than 5% for any year. Vornado does not expect to be classified as a pension-held REIT.

        The rules described above under the heading "U.S. Shareholders" concerning the inclusion of Vornado's designated undistributed net capital gains in the income of its shareholders will apply to tax-exempt entities. Thus, tax-exempt entities will be allowed a credit or refund of the tax deemed paid by these entities in respect of the includible gains.

Non-U.S. Shareholders

        The rules governing U.S. Federal income taxation of nonresident alien individuals, foreign corporations, foreign partnerships and estates or trusts that in either case are not subject to U.S. Federal income tax on a net income basis who own common shares or preferred shares, which we call

"non-U.S. shareholders", are complex. The following discussion is only a limited summary of these rules. Prospective non-U.S. shareholders should consult with their own tax advisors to determine the impact of U.S. Federal, state and local income tax laws with regard to an investment in common shares or preferred shares, including any reporting requirements.

        Ordinary Dividends.    Distributions, other than distributions that are treated as attributable to gain from sales or exchanges by Vornado of U.S. real property interests, as discussed below, and other than distributions designated by Vornado as capital gain dividends, will be treated as ordinary income to the extent that they are made out of current or accumulated earnings and profits of Vornado. A withholding tax equal to 30% of the gross amount of the distribution will ordinarily apply to distributions of this kind to non-U.S. shareholders, unless an applicable tax treaty reduces that tax. However, if income from the investment in the shares is treated as effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis, tax at graduated rates will generally apply to the non-U.S. shareholder in the same manner as U.S. shareholders are taxed with respect to dividends, and the 30% branch profits tax may also apply if the shareholder is a foreign corporation. Vornado expects to withhold U.S. tax at the rate of 30% on the gross amount of any dividends, other than dividends treated as attributable to gain from sales or exchanges of U.S. real property interests and capital gain dividends, paid to a non-U.S. shareholder, unless (a) a lower treaty rate applies and the required form evidencing eligibility for that reduced rate is filed with Vornado or the appropriate withholding agent or (b) the non-U.S. shareholder files an IRS Form W-8 ECI or a successor form with Vornado or the appropriate withholding agent claiming that the distributions are effectively connected with the non-U.S. shareholder's conduct of a U.S. trade or business and in either case other applicable requirements were met.

        Distributions to a non-U.S. shareholder that are designated by Vornado at the time of distribution as capital gain dividends which are not attributable to or treated as attributable to the disposition by Vornado of a U.S. real property interest generally will not be subject to U.S. Federal income taxation, except as described below.

        If a non-U.S. shareholder receives an allocation of "excess inclusion income" with respect to a REMIC residual interest or an interest in a TMP owned by Vornado, the non-U.S. shareholder will be subject to U.S. Federal income tax withholding at the maximum rate of 30% with respect to such allocation, without reduction pursuant to any otherwise applicable income tax treaty.

        Return of Capital.    Distributions in excess of Vornado's current and accumulated earnings and profits, which are not treated as attributable to the gain from Vornado's disposition of a U.S. real property interest, will not be taxable to a non-U.S. shareholder to the extent that they do not exceed the adjusted basis of the non-U.S. shareholder's shares. Distributions of this kind will instead reduce the adjusted basis of the shares. To the extent that distributions of this kind exceed the adjusted basis of a non-U.S. shareholder's shares, they will give rise to tax liability if the non-U.S. shareholder otherwise would have to pay tax on any gain from the sale or disposition of its shares, as described below. If it cannot be determined at the time a distribution is made whether the distribution will be in excess of current and accumulated earnings and profits, withholding will apply to the distribution at the rate applicable to dividends. However, the non-U.S. shareholder may seek a refund of these amounts from the IRS if it is subsequently determined that the distribution was, in fact, in excess of current accumulated earnings and profits of Vornado.

        Also, Vornado could potentially be required to withhold at least 10% of any distribution in excess of Vornado's current and accumulated earnings and profits, even if the non-U.S. shareholder is not liable for U.S. tax on the receipt of that distribution. However, a non-U.S. shareholder may seek a refund of these amounts from the IRS if the non-U.S. shareholder's tax liability with respect to the distribution is less than the amount withheld. Such withholding should generally not be required if a non-U.S. shareholder would not be taxed under the Foreign Investment in Real Property Tax Act of 1980, as amended ("FIRPTA"), upon a sale or exchange of common shares. See discussion below under "—Sales of Shares."

        Capital Gain Dividends.    Distributions that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests that are paid with respect to any class of stock which is regularly traded on an established securities market located in the United States and held by a non-U.S. shareholder who does not own more than 5% of such class of stock at any time during the one year period ending on the date of distribution will be treated as a normal distribution by Vornado, and such distributions will be taxed as described above in "—Ordinary Dividends".

        Distributions that are not described in the preceding paragraph that are attributable to gain from sales or exchanges by Vornado of U.S. real property interests will be taxed to a non-U.S. shareholder under the provisions of FIRPTA. Under this statute, these distributions are taxed to a non-U.S. shareholder as if the gain were effectively connected with a U.S. business. Thus, non-U.S. shareholders will be taxed on the distributions at the normal capital gain rates applicable to U.S. shareholders, subject to any applicable alternative minimum tax and special alternative minimum tax in the case of individuals. Vornado is required by applicable Treasury regulations under this statute to withhold 35% of any distribution that Vornado could designate as a capital gain dividend. However, if Vornado designates as a capital gain dividend a distribution made before the day Vornado actually effects the designation, then although the distribution may be taxable to a non-U.S. shareholder, withholding does not apply to the distribution under this statute. Rather, Vornado must effect the 35% withholding from distributions made on and after the date of the designation, until the distributions so withheld equal the amount of the prior distribution designated as a capital gain dividend. The non-U.S. shareholder may credit the amount withheld against its U.S. tax liability.

        Share Distributions.    Vornado has made, and in the future may make, distributions to holders of its common shares that are paid in common shares. These distributions are intended to be treated as dividends for U.S. Federal income tax purposes and, accordingly, would be treated in a manner consistent with the discussion above under "Ordinary Dividends" and "Capital Gains Dividends." If Vornado is required to withhold an amount in excess of any cash distributed along with the common shares, Vornado will retain and sell some of the common shares that would otherwise be distributed in order to satisfy Vornado's withholding obligations.

        Sales of Shares.    Gain recognized by a non-U.S. shareholder upon a sale or exchange of common shares generally will not be taxed under FIRPTA if Vornado is a "domestically controlled REIT", defined generally as a REIT, less than 50% in value of whose stock is and was held directly or indirectly by foreign persons at all times during a specified testing period. Vornado believes that it is a domestically controlled REIT, and, therefore, assuming that Vornado continues to be a domestically controlled REIT, that taxation under this statute generally will not apply to the sale of Vornado shares. However, gain to which this statute does not apply will be taxable to a non-U.S. shareholder if investment in the shares is treated as effectively connected with the non-U.S. shareholder's U.S. trade or business or is attributable to a permanent establishment that the non-U.S. shareholder maintains in the United States if that is required by an applicable income tax treaty as a condition for subjecting the non-U.S. shareholder to U.S. taxation on a net income basis. In this case, the same treatment will apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain. In addition, gain to which FIRPTA does not apply will be taxable to a non-U.S. shareholder if the non-U.S. shareholder is a nonresident alien individual who was present in the United States for 183 days or more during the taxable year and has a "tax home" in the United States, or maintains an office or a fixed place of business in the United States to which the gain is attributable. In this case, a 30% tax will apply to the nonresident alien individual's capital gains. A similar rule will apply to capital gain dividends to which this statute does not apply.

        If Vornado does not qualify as a domestically controlled REIT, the tax consequences to a non-U.S. shareholder of a sale of shares depends upon whether such stock is regularly traded on an established securities market and the amount of such stock that is held by the non-U.S. shareholder. Specifically, a non-U.S. shareholder that holds a class of shares that is traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if the shareholder owned more than 5% of the shares of such class at any time during a specified period. This period is generally the shorter of the period that the non-U.S. shareholder owned such shares or the five-year period ending on the date when the shareholder disposed of the stock. A non-U.S. shareholder that holds a class of Vornado's shares that is not traded on an established securities market will only be subject to FIRPTA in respect of a sale of such shares if on the date the stock was acquired by the shareholder it had a fair market value greater than the fair market value on that date of 5% of the regularly traded class of Vornado's outstanding shares with the lowest fair market value. If a non-U.S. shareholder holds a class of Vornado's shares that is not regularly traded on an established securities market, and subsequently acquires additional interests of the same class, then all such interests must be aggregated and valued as of the date of the subsequent acquisition for purposes of the 5% test that is described in the preceding sentence. If tax under FIRPTA applies to the gain on the sale of shares, the same treatment would apply to the non-U.S. shareholder as to U.S. shareholders with respect to the gain, subject to any applicable alternative minimum tax and a special alternative minimum tax in the case of nonresident alien individuals.

Medicare Tax

        For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder's "net investment income" for the relevant taxable year and (2) the excess of the United States holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A holder's net investment income will generally include its dividend income and its net gains from the disposition of shares, unless such dividends or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in Vornado's shares.

Withholdable Payments to Foreign Financial Entities and Other Foreign Entities

        A 30% withholding tax will be imposed on certain payments to certain foreign financial institutions, investment funds and other non-US persons that fail to comply with information reporting requirements in respect of their direct and indirect United States shareholders and/or United States accountholders. Such payments will include US-source dividends and the gross proceeds from the sale or other disposition of stock that can produce US-source dividends. Under administrative guidance and proposed regulations, withholding would only be made to payments of dividends made on or after January 1, 2014, and to payments of gross proceeds from a sale or other disposition of our common stock made on or after January 1, 2015.

Federal Estate Taxes

        Common shares or preferred shares held by a non-U.S. shareholder at the time of death will be included in the shareholder's gross estate for U.S. Federal estate tax purposes, unless an applicable estate tax treaty provides otherwise.

Backup Withholding and Information Reporting

        If you are a non-U.S. shareholder, we and other payors are required to report payments of dividends on IRS Form 1042-S even if the payments are exempt from withholding. However, you are otherwise generally exempt from backup withholding and information reporting requirements with respect to:

  •
  dividend payments and

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  the payment of the proceeds from the sale of common shares effected at a United States office of a broker,

        as long as the income associated with these payments is otherwise exempt from U.S. Federal income tax, and:

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  the payor or broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the payor or broker:

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  a valid IRS Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person, or

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  other documentation upon which it may rely to treat the payments as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        Payment of the proceeds from the sale of shares effected at a foreign office of a broker generally will not be subject to information reporting or backup withholding. However, a sale of shares that is effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

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  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

        unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption.

        In addition, a sale of common shares or preferred shares will be subject to information reporting if it is effected at a foreign office of a broker that is:

  •
  a United States person,

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  a controlled foreign corporation for United States tax purposes,

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  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

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  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

        unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the IRS.

Other Tax Consequences

        State or local taxation may apply to Vornado and its shareholders in various state or local jurisdictions, including those in which it or they transact business or reside. The state and local tax treatment of Vornado and its shareholders may not conform to the Federal income tax consequences discussed above. Consequently, prospective shareholders should consult their own tax advisors regarding the effect of state and local tax laws on an investment in Vornado.

Taxation of Holders of Most Fixed Rate Debt Securities

        This section describes the material United States Federal income tax consequences of owning the fixed rate debt securities that Vornado or Vornado Realty L.P. may offer for your general information only. It is not tax advice. It applies to you only if the fixed rate debt securities that you purchase are not original issue discount or zero coupon debt securities and you acquire the fixed rate debt securities in the initial offering at the offering price. If you purchase these fixed rate debt securities at a price other than the offering price, the amortizable bond premium or market discount rules may also apply to you. You should consult your own tax advisor regarding this possibility.

        The tax consequences of owning any fixed rate debt securities that are zero coupon debt securities or original issue discount debt securities, floating rate debt securities, zero coupon debt securities, original issue debt securities, convertible or exchangeable debt securities, or indexed debt securities that we offer will be discussed in the applicable prospectus supplement.

  United States Debt Security Holders

        This subsection describes the tax consequences to a United States debt security holder. You are a United States debt security holder if you are a beneficial owner of a fixed rate debt security to which this section applies and you are:

  •
  a citizen or resident of the United States,

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  a domestic corporation,

  •
  an estate whose income is subject to United States Federal income tax regardless of its source, or

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  a trust if a United States court can exercise primary supervision over the trust's administration and one or more United States persons are authorized to control all substantial decisions of the trust.

        If you are not a United States debt security holder of a fixed rate debt security to which this section applies, this subsection does not apply to you and you should refer to "—United States Alien Debt Security Holders" below.

        Payments of Interest.    You will be taxed on interest on your fixed rate debt security as ordinary income at the time you receive the interest or when it accrues, depending on your method of accounting for tax purposes.

        Purchase, Sale and Retirement of Fixed Rate Debt Securities.    Your tax basis in your fixed rate debt security generally will be its cost. You will generally recognize capital gain or loss on the sale or retirement of your note equal to the difference between the amount you realize on the sale or retirement, excluding any amounts attributable to accrued but unpaid interest, and your tax basis in your note. Capital gain of a noncorporate United States debt security holder is generally taxed at preferential rates where the holder has a holding period greater than one year.

Medicare Tax

        For taxable years beginning after December 31, 2012, a United States holder that is an individual or estate, or a trust that does not fall into a special class of trusts that is exempt from such tax, will be subject to a 3.8% tax on the lesser of (1) the United States holder's "net investment income" for the relevant taxable year and (2) the excess of the United States holder's modified adjusted gross income for the taxable year over a certain threshold (which in the case of individuals will be between $125,000 and $250,000, depending on the individual's circumstances). A holder's net investment income will generally include its interest income and its net gains from the disposition of debt securities, unless such interest income or net gains are derived in the ordinary course of the conduct of a trade or business (other than a trade or business that consists of certain passive or trading activities). If you are a United States holder that is an individual, estate or trust, you are urged to consult your tax advisors regarding the applicability of the Medicare tax to your income and gains in respect of your investment in Vornado's debt securities.

  United States Alien Debt Security Holders

        This subsection describes the tax consequences to a United States alien debt security holder. You are a United States alien debt security holder if you are the beneficial owner of a fixed rate debt security to which this section applies and are, for United States Federal income tax purposes:

  •
  a nonresident alien individual,

  •
  a foreign corporation, or

  •
  an estate or trust that in either case is not subject to United States Federal income tax on a net income basis on income or gain from a debt security.

        If you are a United States debt security holder, this subsection does not apply to you.

        Under United States Federal income and estate tax law, and subject to the discussion of backup withholding below, if you are a United States alien debt security holder:

  •
  we and other U.S. payors generally will not be required to deduct United States withholding tax from payments of principal and interest to you if, in the case of payments of interest:

  1.
  you do not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Vornado (in the case of debt securities issued by Vornado) or 10% or more of the capital or profits interest of Vornado Realty L.P. (in the case of debt securities issued by Vornado Realty L.P.),

  2.
  you are not a controlled foreign corporation that is related to Vornado or Vornado Realty L.P. through stock ownership, and

  3.
  the U.S. payor does not have actual knowledge or reason to know that you are a United States person and:

  a.
  you have furnished to the U.S. payor an Internal Revenue Service Form W-8BEN or an acceptable substitute form upon which you certify, under penalties of perjury, that you are a non-United States person,

  b.
  in the case of payments made outside the United States to you at an offshore account (generally, an account maintained by you at a bank or other financial institution at any location outside the United States), you have furnished to the U.S. payor documentation that establishes your identity and your status as a non-United States person,

  c.
  the U.S. payor has received a withholding certificate (furnished on an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form) from a person claiming to be:

  i.
  a withholding foreign partnership (generally a foreign partnership that has entered into an agreement with the Internal Revenue Service to assume primary withholding responsibility with respect to distributions and guaranteed payments it makes to its partners),

  ii.
  a qualified intermediary (generally a non-United States financial institution or clearing organization or a non-United States branch or office of a United States financial institution or clearing organization that is a party to a withholding agreement with the Internal Revenue Service), or

  iii.
  a U.S. branch of a non-United States bank or of a non-United States insurance company,

      and the withholding foreign partnership, qualified intermediary or U.S. branch has received documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations (or, in the case of a qualified intermediary, in accordance with its agreement with the Internal Revenue Service),

    d.
    the U.S. payor receives a statement from a securities clearing organization, bank or other financial institution that holds customers' securities in the ordinary course of its trade or business,

    i.
    certifying to the U.S. payor under penalties of perjury that an Internal Revenue Service Form W-8BEN or an acceptable substitute form has been received from you by it or by a similar financial institution between it and you, and

    ii.
    to which is attached a copy of the Internal Revenue Service Form W-8BEN or acceptable substitute form, or

  4.
  The U.S. payor otherwise possesses documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, and

  •
  no deduction for any United States Federal withholding tax will be made from any gain that you realize on the sale or exchange of your note.

        Further, a fixed rate debt security held by an individual who at death is not a citizen or resident of the United States will not be includible in the individual's gross estate for United States Federal estate tax purposes if:

  •
  the decedent did not actually or constructively own 10% or more of the total combined voting power of all classes of stock of Vornado (in the case of debt securities issued by Vornado) or 10% or more of the capital or profits interest of Vornado Realty L.P. (in the case of debt securities issued by Vornado Realty L.P.) at the time of death and

  •
  the income on the fixed rate debt security would not have been effectively connected with a United States trade or business of the decedent at the same time.

  Backup Withholding and Information Reporting

        In general, if you are a noncorporate United States debt security holder, we and other payors are required to report to the Internal Revenue Service all payments of principal and interest on your fixed rate debt security. In addition, we and other payors are required to report to the Internal Revenue Service any payment of proceeds of the sale of your fixed rate debt security before maturity within the United States. Additionally, backup withholding will apply to any payments if you fail to provide an accurate taxpayer identification number, or you are notified by the Internal Revenue Service that you have failed to report all interest and dividends required to be shown on your federal income tax returns.

        In general, if you are a United States alien debt security holder, payments of principal or interest made by us and other payors to you will not be subject to backup withholding and information reporting, provided that the certification requirements described above under "—United States Alien Debt Security Holders" are satisfied or you otherwise establish an exemption. However, we and other payors are required to report payments of interest on your fixed rate debt securities on Internal Revenue Service Form 1042-S even if the payments are not otherwise subject to information reporting requirements. Payment of the proceeds from the sale of fixed rate debt securities effected at a United States office of a broker will not be subject to backup withholding and information reporting provided that:

  •
  the broker does not have actual knowledge or reason to know that you are a United States person and you have furnished to the broker:

  •
  an appropriate Internal Revenue Service Form W-8 or an acceptable substitute form upon which you certify, under penalties of perjury, that you are not a United States person, or

  •
  other documentation upon which it may rely to treat the payment as made to a non-United States person in accordance with U.S. Treasury regulations, or

  •
  you otherwise establish an exemption.

        If you fail to establish an exemption and the broker does not possess adequate documentation of your status as a non-United States person, the payments may be subject to information reporting and backup withholding. However, backup withholding will not apply with respect to payments made to an offshore account maintained by you unless the broker has actual knowledge that you are a United States person.

        In general, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will not be subject to information reporting or backup withholding. However, a sale effected at a foreign office of a broker will be subject to information reporting and backup withholding if:

  •
  the proceeds are transferred to an account maintained by you in the United States,

  •
  the payment of proceeds or the confirmation of the sale is mailed to you at a United States address, or

  •
  the sale has some other specified connection with the United States as provided in U.S. Treasury regulations,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption.

        In addition, payment of the proceeds from the sale of fixed rate debt securities effected at a foreign office of a broker will be subject to information reporting if the broker is:

  •
  a United States person,

  •
  a controlled foreign corporation for United States tax purposes,

  •
  a foreign person 50% or more of whose gross income is effectively connected with the conduct of a United States trade or business for a specified three-year period, or

  •
  a foreign partnership, if at any time during its tax year:

  •
  one or more of its partners are "U.S. persons", as defined in U.S. Treasury regulations, who in the aggregate hold more than 50% of the income or capital interest in the partnership, or

  •
  such foreign partnership is engaged in the conduct of a United States trade or business,

unless the broker does not have actual knowledge or reason to know that you are a United States person and the documentation requirements described above (relating to a sale of debt securities effected at a United States office of a broker) are met or you otherwise establish an exemption. Backup withholding will apply if the sale is subject to information reporting and the broker has actual knowledge that you are a United States person.

        You generally may obtain a refund of any amounts withheld under the backup withholding rules that exceed your income tax liability by filing a refund claim with the Internal Revenue Service.

PLAN OF DISTRIBUTION

        Vornado Realty Trust and Vornado Realty L.P. may sell the securities to one or more underwriters for public offering and sale by them or may sell the securities to investors directly or through agents or through a combination of any of these methods of sale. Vornado Realty Trust's common shares or preferred shares may be issued upon conversion of debt securities of Vornado Realty Trust or in exchange for debt securities of Vornado Realty L.P. The securities that Vornado Realty Trust and Vornado Realty L.P. distribute by any of these methods may be sold to the public, in one or more transactions, at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices.

        Any underwriter or agent involved in the offer and sale of the securities will be named in the related prospectus supplement. Vornado Realty Trust and Vornado Realty L.P. have reserved the right to sell the securities directly to investors on their own behalf in those jurisdictions where they are authorized to do so.

        Underwriters may offer and sell the securities at a fixed price or prices that may be changed, at market prices prevailing at the time of sale, at prices related to prevailing market prices, or at negotiated prices. Vornado Realty Trust and Vornado Realty L.P. also may, from time to time, authorize dealers, acting as Vornado Realty Trust's or Vornado Realty L.P.'s agents, to offer and sell the securities upon the terms and conditions described in the related prospectus supplement. Underwriters may receive compensation from Vornado Realty Trust or Vornado Realty L.P. in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions, which may be changed from time to time, from the purchasers for whom they may act as agents.

        Any underwriting compensation paid by Vornado Realty Trust or Vornado Realty L.P. to underwriters or agents in connection with the offering of the securities, and any discounts, concessions or commissions allowed by underwriters to participating dealers, will be stated in the related prospectus supplement. Dealers and agents participating in the distribution of the securities may be deemed to be underwriters, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the applicable securities laws. Underwriters, dealers and agents may be entitled, under agreements entered into with Vornado Realty Trust or Vornado Realty L.P., to indemnification against and contribution toward certain civil liabilities, including any liabilities under the applicable securities laws.

        We may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If the applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions. If so, the third party may use securities pledged by us or borrowed from us or others to settle those sales or to close out any related open borrowings of stock, and may use securities received from us in settlement of those derivatives to close out any related open borrowings of stock. The third party in such sale transactions will be an underwriter and will be identified in the applicable prospectus supplement or a post-effective amendment.

        Unless otherwise indicated in the applicable prospectus supplement, any securities issued under this prospectus will be new issues of securities with no established trading market. Any underwriters or agents to or through whom the securities are sold by Vornado Realty Trust or Vornado Realty L.P. for public offering and sale may make a market in the securities, but the underwriters or agents will not be obligated to do so and may discontinue any market making at any time without notice. We do not know how liquid the trading market for any of our securities will be.

        In connection with an offering of securities, the underwriters may purchase and sell securities in the open market. These transactions may include over-allotment, syndicate covering transactions and stabilizing transactions. Over-allotment involves sales of securities in excess of the principal amount of securities to be purchased by the underwriters in an offering, which creates a short position for the underwriters. Covering transactions involve purchases of the securities in the open market after the distribution has been completed in order to cover short positions. Stabilizing transactions consist of certain bids or purchases of securities made for the purpose of preventing or retarding a decline in the market price of the securities while the offering is in progress. Any of these activities may have the effect of preventing or retarding a decline in the market price of the securities being offered. They may also cause the price of the securities being offered to be higher than the price that otherwise would exist in the open market in the absence of these transactions. The underwriters may conduct these transactions in the over-the-counter market or otherwise. If the underwriters commence any of these transactions, they may discontinue them at any time.

        Underwriters and agents may be entitled under agreements entered into with us to indemnification by us against civil liabilities, including liabilities under the Securities Act, or to contribution with respect to payments that the underwriters or agents may be required to make in that respect.

        Certain of the underwriters, dealers or agents and their associates may engage in transactions with, and perform services for, Vornado Realty Trust, Vornado Realty L.P. and their affiliates in the ordinary course of business for which they may receive customary fees and expenses.

VALIDITY OF THE SECURITIES

        The validity of any guarantee or debt securities issued by Vornado Realty L.P. under this prospectus will be passed upon for Vornado Realty L.P., and the validity of any depositary shares issued under this prospectus will be passed upon for Vornado Realty Trust, by Sullivan & Cromwell LLP, New York, New York, counsel to Vornado Realty Trust and Vornado Realty L.P. The validity of any debt securities issued by Vornado Realty Trust, preferred shares or common shares issued under this prospectus will be passed upon for Vornado Realty Trust by Venable LLP, Baltimore, Maryland, Maryland counsel to Vornado Realty Trust. With respect to all matters of Maryland law, Sullivan & Cromwell LLP will rely on the opinion of Venable LLP. The validity of any securities issued under this prospectus will be passed upon for any underwriters by the counsel named in the applicable prospectus supplement.

EXPERTS

        The consolidated financial statements, and the related financial statement schedules, incorporated in this Prospectus by reference from Vornado Realty Trust's Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Form 10-K/A, filed with the SEC on March 26, 2012, and Vornado Realty L.P.'s Annual Report on Form 10-K for the year ended December 31, 2011, as amended by Form 10-K/A, filed with the SEC on March 5, 2012, and the effectiveness of Vornado Realty Trust's and Vornado Realty L.P.'s internal control over financial reporting, respectively, have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports (which reports contain an unqualified opinion and include an explanatory paragraph relating to a change in method of presenting comprehensive income), which are incorporated herein by reference. Such financial statements and financial statement schedules have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

        The consolidated financial statements and the related financial statement schedule of Toys "R" Us, Inc. and subsidiaries included in Toys "R" Us, Inc.'s Annual Report on Form 10-K for the fiscal year ended January 28, 2012, and incorporated in this Prospectus by reference from Vornado Realty Trust's and Vornado Realty L.P.'s Annual Reports on Form 10-K for the fiscal year ended December 31, 2011, as amended by Form 10-K/A, filed with the SEC on March 26, 2012, and the effectiveness of Toys "R" Us, Inc.'s internal control over financial reporting have been audited by Deloitte & Touche LLP, an independent registered public accounting firm, as stated in their reports, which are incorporated herein by reference. Such financial statements and financial statement schedule have been so incorporated in reliance upon the reports of such firm given upon their authority as experts in accounting and auditing.

                        Shares

% Series L Cumulative Redeemable Preferred Shares
(Liquidation Preference $25.00 Per Share)

PROSPECTUS SUPPLEMENT

January     , 2013

Joint Book-Running Managers

BofA Merrill Lynch
Citigroup
Morgan Stanley
UBS Investment Bank
Wells Fargo Securities

Barclays
BNY Mellon Capital Markets, LLC
Credit Suisse
Deutsche Bank Securities
Jefferies
J.P. Morgan